                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant      /X/

Filed by a party other than the Registrant  /  /

        Check the appropriate box:

/X/     Preliminary Proxy Statement

/  /    Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))

/  /    Definitive Proxy Statement

/  /    Definitive Additional Materials

/  /    Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 24.14a-12


                             Life USA Holding, Inc.

                (Name of Registrant as Specified In Its Charter)


                   ------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

        Payment of Filing Fee (Check the appropriate box):

/ /     No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:


        (2) Aggregate number of securities to which transaction applies:


        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:





/X/     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:

        (2)    Form, Schedule or Registration Statement No.:

        (3)    Filing Party:

        (4)    Date Filed:

                             LIFE USA HOLDING, INC.
                         300 South Highway 169, Suite 95
                          Minneapolis, Minnesota 55426

                                 August 23, 1999


To Our Shareholders:


        You are cordially invited to attend a Special Meeting of Shareholders of Life USA Holding, Inc. ("Life USA"), to be held on [September 22, 1999] at 9:00 a.m., local time, in the Training Center located on the second floor of Life USA's offices at 300 South Highway 169, Minneapolis, Minnesota 55426. Shareholders of record as of August 20, 1999 are entitled to vote at the Special Meeting.


        At the Special Meeting, you will be asked to consider and vote upon the approval of an Agreement and Plan of Merger, dated May 17, 1999 (the "Merger Agreement"), among Life USA, Allianz Life Insurance Company of North America ("Allianz Life") and Nova New Co., a wholly-owned subsidiary of Allianz Life ("Acquisition Sub"). After receipt of regulatory approvals, approval by the shareholders of Life USA and satisfaction of other conditions, the Merger Agreement provides for the merger of Acquisition Sub with and into Life USA (the "Merger"). If the proposed Merger is completed, each issued and outstanding share of common stock of Life USA (the "Common Stock") (other than shares owned by Life USA or its wholly-owned subsidiaries, by Allianz Life and by shareholders who exercise their dissenters' rights) will be converted into the right to receive $20.75 in cash.


        In the Merger, Life USA will be the surviving corporation. After the Merger, Life USA will be a wholly-owned subsidiary of Allianz Life, and Life USA will no longer be publicly traded. As of August 20, 1999, Allianz Life beneficially owned 5,699,118 shares of Common Stock, or approximately ____%, of the outstanding shares of the Common Stock. A copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement. The Merger Agreement is also described in the Proxy Statement.


        THE TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT, INCLUDING THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

        The Life USA Board of Directors approved the Merger after negotiations with Allianz Life. Although the Board of Directors did not solicit any other offers, the Board of Directors considered the Merger to be the most effective means to maximize value for Life USA shareholders. The Merger Agreement provides that Life USA and its affiliates are not permitted to solicit, initiate or encourage discussions, offers or proposals for an alternative transaction to the Merger, except if necessary to permit the Life USA Board of Directors to satisfy its fiduciary duties to Life USA shareholders. The Merger Agreement allows Life USA to terminate the Merger Agreement under certain conditions to pursue a superior acquisition proposal with another party upon payment of a $20 million termination fee to Allianz Life.

        In connection with its evaluation of the Merger, the Board of Directors engaged Donaldson Lufkin & Jenrette Securities Corporation ("DLJ") to act as its investment banker. DLJ has rendered its opinion that, as of the date of the opinion, based upon and subject to the assumptions, limitations and qualifications in the opinion, the consideration to be received by the holders of the Common Stock in the Merger is fair to the holders from a financial point of view. The written opinion of DLJ is attached as Appendix B to and is described in the accompanying Proxy Statement.

        THE BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTEREST OF THE SHAREHOLDERS OF LIFE USA. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE MERGER AGREEMENT.

        Approval of the Merger Agreement at the Special Meeting requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. The accompanying Proxy Statement provides a summary of the proposed Merger and additional information about the parties involved and their interests.

        Whether or not you plan to attend the Special Meeting in person, it is important that your shares are represented. Accordingly, please promptly complete, sign and date the enclosed proxy card and return it in the envelope provided whether or not you plan to attend the Special Meeting. This will not prevent you from voting your shares in person if you later choose to attend the Special Meeting. If the Merger is approved by the shareholders, you will receive instructions as soon as practicable after completion of the Merger on how to receive payment for your shares by surrendering the shares.

                                   Sincerely,



                                            Robert W. MacDonald, CLU
                                            Chairman and Chief Executive Officer

                             LIFE USA HOLDING, INC.
                         300 South Highway 169, Suite 95
                          Minneapolis, Minnesota 55426


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON [SEPTEMBER 22,] 1999


TO THE SHAREHOLDERS OF LIFE USA HOLDING, INC.


        Notice is hereby given that a Special Meeting of shareholders of Life USA Holding, Inc. ("Life USA"), will be held on [September 22,] 1999 at 9:00 a.m., local time, in the Training Center located on the second floor of Life USA's offices at 300 South Highway 169, Minneapolis, Minnesota 55426 for the following purposes:


        (1) To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 17, 1999 (the "Merger Agreement"), pursuant to which Nova New Co., a Minnesota corporation ("Acquisition Sub") and wholly-owned subsidiary of Allianz Life Insurance Company of North America, a Minnesota corporation ("Allianz Life"), will be merged (the "Merger") with and into Life USA, and each outstanding share of Life USA common stock, $.01 par value (the "Common Stock"), will be converted into the right to receive $20.75 in cash, other than shares owned by Life USA or its wholly-owned subsidiaries, by Allianz Life and by shareholders who exercise their dissenters' rights. A copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement. The Merger Agreement is also summarized in the Proxy Statement.

        (2) To consider and act upon such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof.

        A Proxy Card and a Proxy Statement containing more detailed information with respect to the matters to be considered at the Special Meeting accompany this Notice.

        THE BOARD OF DIRECTORS OF LIFE USA HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE MERGER AGREEMENT.


        Only holders of Common Stock of record at the close of business on August 20, 1999, are entitled to notice of, and to vote at, the Special Meeting. The quorum required to hold the Special Meeting is a majority of the shares of Common Stock entitled to vote at the meeting, present in person or by proxy. If a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Merger Agreement. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to Life USA in writing or in person at the Special Meeting. Unless so revoked, the shares represented by each proxy will be voted at the Special Meeting and at any adjournments thereof. Presence at the Special Meeting of a shareholder who has signed a proxy does not alone revoke that proxy.

        Holders of Common Stock who do not vote their shares in favor of the Merger Agreement and who strictly comply with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the "MBCA") have the right to dissent from the Merger Agreement and make written demand for payment of the "fair value" of their shares (the "Dissenting Shares"). For a description of the rights of holders of Dissenting Shares, see Sections 302A.471 and 302A.473 of the MBCA, a copy of which is attached as Appendix C to the accompanying Proxy Statement. In addition, the description of the procedures to be followed in order to obtain payment for Dissenting Shares is set forth in the accompanying Proxy Statement.

        It is very important that your shares be represented at the Special Meeting. You are urged to complete and sign the accompanying Proxy Card, which is solicited by the Board of Directors of Life USA, and mail it promptly in the enclosed envelope.

                               BY ORDER OF THE BOARD OF DIRECTORS



                               Robert W. MacDonald
                               Chairman and Chief Executive Officer

Minneapolis, Minnesota

[August 23,] 1999


PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

WHETHER OR NOT YOU ARE ABLE TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             LIFE USA HOLDING, INC.
                         300 South Highway 169, Suite 95
                          Minneapolis, Minnesota 55426


                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON [SEPTEMBER 22,] 1999


                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: What will happen in the Merger?

A: In the Merger, Acquisition Sub will be merged into Life USA, and Life USA will be the surviving corporation (the "Surviving Corporation"). Each share of Life USA Common Stock at the time of the Merger (other than shares owned by Life USA and its wholly-owned subsidiaries, by Allianz Life and by shareholders who exercise their dissenters' rights) will be converted into the right to receive $20.75 per share in cash. After the Merger, Life USA will no longer be publicly traded and will be a wholly-owned subsidiary of Allianz Life. To review the structure of the Merger in greater detail, see pages ___ through ____ of this Proxy Statement.

Q: What risks are associated with the Merger for shareholders of Life USA?


A: Upon completion of the Merger, you will no longer have an equity interest in Life USA and will no longer participate in any future earnings or growth of Life USA. You might receive a greater return if Life USA were to remain a public company. Also, the "fair value" of any dissenting shares has not been determined and may be greater than $20.75 per share. To review special factors concerning the Merger, including the background of and reasons for the Merger, see pages ____ through ____ of this Proxy Statement. To review the rights of dissenting shareholders, see pages ___ through ___ of this Proxy Statement and Appendix C setting forth the text of Sections 302A.471 and 302A.473 of the Minnesota Business Corporations Act.


Q: Why is Life USA being acquired?

A: The Board of Directors believes that the acquisition of Life USA is in the best interests of shareholders of Life USA other than Allianz Life by providing the right to receive $20.75 per share in cash to Life USA's shareholders and that, as a private company, Life USA will have greater operating flexibility to focus on long-term profitability while continuing to operate as an independent enterprise. To review the background of and reasons for the Merger in greater detail, see pages ___ through ___ of this Proxy Statement.

Q: What will I receive in the Merger?

A: You will have the right to receive $20.75 in cash, without interest, for each share of Life USA Common Stock that you own. This amount is called the "Per Share Amount," and the aggregate amount you will receive for your shares of Common Stock is called the "Merger Consideration." For example: If you own 100 shares of Life USA Common Stock, the Merger Consideration you will have a right to receive $2,075.00 in cash upon completion of the Merger and surrender of your stock certificates.

Q: What happens if I have received Life USA Stock Options?

A: Upon completion of the Merger, your options to purchase Life USA Common Stock ("Stock Options") will be exercisable in full (whether or not then vested), and each Stock Option will be converted into the right to receive a cash payment equal to (a) the excess of $20.75 over the exercise price of the Stock Option, multiplied by (b) the number of shares of Common Stock purchasable upon exercise of the Stock Option, net of withholding and applicable taxes.

Q: When do you expect the Merger to be completed?


A: We are working to complete the Merger by [September 22,] 1999.


Q: What are the tax consequences of the Merger to me?

A: The Merger will be a taxable transaction for federal income tax purposes to Life USA shareholders and option holders. To review the federal income tax consequences to you in greater detail, see pages ___ through ___ of this Proxy Statement. Your tax consequences will depend on your personal situation. You should consult your tax advisor for a full understanding of the tax consequences of the Merger to you.

Q: What am I being asked to vote upon?

A: You are being asked to approve the Merger Agreement which provides for the merger of Acquisition Sub into Life USA so that Life USA becomes a wholly-owned subsidiary of Allianz Life. After the Merger, Life USA will be a privately held company and you will no longer own an equity interest in Life USA. Following completion of the Merger, you will have a right to receive the Merger Consideration for your shares of Common Stock from funds deposited in trust by Allianz Life for approximately six months and, thereafter, directly from Allianz Life. The Board of Directors has approved the Merger Agreement and recommended that the Life USA shareholders vote to approve the Merger Agreement.

Q: What do I need to do now?

A: Just indicate on your proxy card how you want to vote and sign, date and mail the Proxy Card in the enclosed envelope as soon as possible so that your shares will be represented at the Special Meeting.

   Approval of the proposal requires the affirmative vote of a majority of the outstanding shares of Life USA Common Stock. A failure to vote or a vote to abstain will have the same legal effect as a vote against the Merger.


   The Special Meeting will be held on [September 22,] 1999 at 9:00 a.m., local time, in the Training Center located on the second floor of Life USA's offices at 300 South Highway 169, Minneapolis, Minnesota 55426. You may attend the Special Meeting and vote your shares in person, rather than voting by proxy. In addition, you may withdraw your proxy up to and including the day of the Special Meeting and either change your vote or attend the Special Meeting and vote in person.


Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares of Common Stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares by following the directions your broker provides to you. If you do not provide instructions to your broker, your shares will not be voted and they will be counted as votes against the proposal to approve and adopt the Merger Agreement.

Q: Should I send in my stock certificates now?

A: No. After the Merger is completed we will send you written instructions for exchanging your Common Stock certificates for the Merger Consideration.

Q: Whom can I contact if I have additional questions or would like additional copies of the Proxy Statement or Proxy Card?

A: If you have additional questions or would like additional copies of this Proxy Statement or the Proxy Card you should contact:

                      Mark A. Zesbaugh, Chief Financial Officer
                      Life USA Holding, Inc.
                      300 South Highway 169, Suite 95
                      Minneapolis, Minnesota 55426
                      Telephone:  (612) 546-7386

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING INFORMATION

        THIS PROXY STATEMENT, THE SCHEDULE 13E-3 TRANSACTION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND OTHER STATEMENTS MADE FROM TIME TO TIME BY LIFE USA, ALLIANZ LIFE, ACQUISITION SUB OR THEIR REPRESENTATIVES CONTAIN FORWARD-LOOKING STATEMENTS. THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF LIFE USA, ALLIANZ LIFE AND ACQUISITION SUB AND MEMBERS OF THEIR RESPECTIVE MANAGEMENT TEAMS, AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED. SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT OF LIFE USA, ALLIANZ LIFE AND ACQUISITION SUB THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS DETAILED IN THIS PROXY STATEMENT AND THE SCHEDULE 13E-3 TRANSACTION STATEMENT, AND THOSE FACTORS SET FORTH FROM TIME TO TIME IN REPORTS OF LIFE USA FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE PROTECTION FROM LIABILITY OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES REFORM ACT OF 1995 IS NOT APPLICABLE TO THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR THE SCHEDULE 13E-3 TRANSACTION STATEMENT OR IN STATEMENTS INCORPORATED BY REFERENCE IN EITHER DOCUMENT.

                                TABLE OF CONTENTS

Summary......................................................................................1
   The Companies.............................................................................1
   The Special Meeting.......................................................................2
   Record Date; Voting Power; Votes Required.................................................2
   Potential Benefits and Detriments of the Merger to Unaffiliated Shareholders; Benefits to
     Insiders................................................................................2
   Recommendation of the Board of Directors..................................................3
   Opinion of Financial Advisor..............................................................3
   Terms of the Merger Agreement.............................................................4
     General.................................................................................4
     Conditions to the Merger................................................................4
     No Solicitation.........................................................................4
     Termination.............................................................................4
     Fees and Expenses.......................................................................5
   Accounting Treatment......................................................................5
   Conflicts of Interests....................................................................5
     Allianz Life............................................................................5
     Board of Directors and Officers of Life USA.............................................5
     Counsel and Consultants to Life USA.....................................................6
   Regulatory Approvals......................................................................6
   Dissenters' Rights........................................................................6
The Special Meeting..........................................................................7
   General...................................................................................7
   Proposal to be Considered at the Special Meeting..........................................7
   Record Date; Voting Power; Votes Required.................................................7
   Proxies...................................................................................7
Historical Market Information................................................................8
Selected Consolidated Financial Data of Life USA.............................................9
Special Factors.............................................................................11
   Background of the Merger.................................................................11
   Purpose, Timing and Structure of the Merger..............................................15
   Reasons for the Merger...................................................................16
   Recommendation of the Board of Directors.................................................18
   Opinion of Financial Advisor.............................................................19
     Fairness Opinion With Respect to the Merger............................................19
     Opinion of Donaldson, Lufkin & Jenrette................................................20
     Fees Payable to DLJ....................................................................28
   Perspective of Allianz Life and Acquisition Sub on the Fairness of the Merger............28
   Plans for Life USA after the Merger......................................................29
   Certain Effects of the Merger............................................................29
   Unsolicited Offers From Third Parties....................................................30
   Conflicts of Interest....................................................................30
     Arrangements with Allianz Life.........................................................30
     Directors and Officers of Life USA.....................................................30
     Legal Counsel and Consultants; Ownership by Outside Directors..........................31
     Indemnification........................................................................31


Summary of  Material Features of the Merger.................................................33
   The Merger...............................................................................33
     General................................................................................33
     Merger Consideration...................................................................33
     Payment for Shares.....................................................................33
     Stock Options..........................................................................33
     Closing of Transfer Books..............................................................33
     Conditions to the Merger...............................................................33
     Representations and Warranties.........................................................34
     Certain Covenants......................................................................35
     No Solicitation of Transactions........................................................35
     Voting Rights of Allianz Life..........................................................36
     Termination............................................................................36
     Termination Fee........................................................................37
     Indemnification........................................................................38
     Amendment and Waiver...................................................................38
     Expenses...............................................................................39
   Effective Time...........................................................................39
   Conversion of Common Stock...............................................................39
   Payment for Stock Options................................................................40
   Conduct of Business Pending the Merger...................................................40
   Regulatory Filings and Approvals.........................................................40
   Conditions to the Merger.................................................................40
   Federal Income Tax Consequences of the Transaction.......................................40
   Financing of the Merger; Source of Funds.................................................41
   Anticipated Accounting Treatment.........................................................41
   Dissenters' Rights.......................................................................41
Management of Life USA, Allianz Life and Acquisition Sub....................................44
   Management of Life USA...................................................................44
   Management of Allianz Life and Acquisition Sub...........................................44
Interest in Securities of Life USA..........................................................46
Certain Transactions in Common Stock and Stock Options......................................48
Expenses of the Transaction.................................................................49
Independent Auditors........................................................................50
Where You Can Find More Information.........................................................50
Incorporation of Certain Documents by Reference.............................................51
Shareholder Proposals.......................................................................51
Other Matters...............................................................................52
Appendix to the Proxy Statement.............................................................53


APPENDICES

APPENDIX A - - Agreement and Plan of Merger...............................................A-1
APPENDIX B - - Opinion of Donaldson Lufkin & Jenrette Securities Corporation..............B-1
APPENDIX C - - Text of Sections 302A.471 and 302A.473 of the Minnesota
                  Business Corporations Act...............................................C-1

                                     SUMMARY


        This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. For a more complete understanding of the Merger and for a more complete description of the legal terms of the Merger, you should read this Proxy Statement carefully, as well as the appendices to this Proxy Statement, including the Merger Agreement. For additional information on Life USA, see "Where You Can Find More Information" (page __).

THE COMPANIES

        Life USA Holding, Inc.
        300 South Highway 169, Suite 95
        Minneapolis, Minnesota 55426
        Telephone:  (612) 546-7386


        Life USA is a national financial services holding and marketing company with $5.62 billion in consolidated assets and three wholly-owned subsidiaries. LifeUSA Insurance Company, its largest and most significant wholly-owned subsidiary ("LifeUSA Insurance"), is licensed to write and sell life insurance and several forms of annuities in the District of Columbia and all states except New York and is represented by over 160 marketing organizations and 75,000 independent agents nationwide. LifeUSA Marketing, Inc. conducts a variety of marketing activities, including acquiring equity interests in independent marketing organizations. LifeUSA Securities, Inc. is a retail broker-dealer that processes general securities transactions and distributes a full range of securities products, including non-proprietary mutual funds, variable life insurance and annuity contracts. The common stock, $.01 par value, of Life USA (the "Common Stock") trades on Nasdaq National Market tier of The Nasdaq Stock Market under the symbol LUSA.


        Allianz Life Insurance Company of North America
        1750 Hennepin Avenue
        Minneapolis, MN  55403
        Telephone:  (612) 347-6500


        Allianz Life is a leading provider of life, health and annuity products through independent distribution networks and financial institutions in the United States and Canada. Allianz Life is a wholly-owned subsidiary of Allianz of America, Inc. ("Allianz of America"), the holding company for the North American companies of Allianz Aktiengescllshaft ("Allianz AG"), an international insurance holding company headquartered in Munich, Germany (collectively, the "Allianz Group"). The Allianz Group is ranked as one of the five largest insurance groups in the world. As of August 20, 1999, Allianz Life beneficially owned 5,699,118 shares of Life USA Common Stock or approximately _____% of the outstanding shares.


        Nova New Co.
        1750 Hennepin Avenue
        Minneapolis, MN  55403
        Telephone:  (612) 347-6500

        Nova New Co., a Minnesota corporation ("Acquisition Sub"), is a wholly-owned subsidiary of Allianz Life. Allianz Life formed Acquisition Sub shortly before execution of the Merger Agreement for the purpose of carrying out the Merger.


THE SPECIAL MEETING (PAGE____)


        The Special Meeting will be held on [September 22,] 1999 at 9:00 a.m., local time, in the Training Center on the second floor of Life USA's offices at 300 South Highway 169, Minneapolis, Minnesota 55426. At the Special Meeting, Life USA shareholders will be asked to consider and vote upon a proposal to approve the Merger Agreement. The Special Meeting has been called by order of the Board of Directors of Life USA.


RECORD DATE; VOTING POWER; VOTES REQUIRED (PAGE____)


        Holders of record of Common Stock at the close of business on August 20, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were ________ shares of Common Stock issued and outstanding held by approximately _____ holders of record. Holders of record of Common Stock on the Record Date are entitled to one vote per share on any matter that may properly come before the Special Meeting. The quorum required to hold the Special Meeting is a majority of the shares of Common Stock entitled to vote at the meeting, present in person or by proxy. If a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Merger Agreement.


        On the Record Date, Allianz Life owned 5,699,118 shares of Common Stock or approximately ___% of the outstanding shares of Common Stock; Allianz Life will vote its shares of Common Stock for approval of the Merger Agreement. On the Record Date, five executive officers of Life USA owned an aggregate of 1,680,431 shares of Common Stock or ___% of the outstanding shares of Common Stock; these executive officers have agreed to vote their shares of Common Stock for approval of the Merger Agreement.


        Approval by the Life USA shareholders of the Merger Agreement requires the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date. If a majority of the shares of Common Stock outstanding on the Record Date vote against the merger, fail to vote or abstain from voting, the Merger Agreement will not be approved, the Merger will not be completed, Life USA will remain a public company and the shareholders of Life USA will not have the right to receive $20.75 per share for the Common Stock. A shareholder who wishes to exercise dissenters' rights under the MBCA must vote against or fail to vote for approval of the Merger Agreement.



POTENTIAL BENEFITS AND DETRIMENTS OF THE MERGER TO UNAFFILIATED SHAREHOLDERS; BENEFITS TO INSIDERS (PAGES ___, ____ AND ___)



        The primary benefit of the Merger to Life USA's shareholders other than Allianz Life is the opportunity to sell all of their shares of Common Stock at a cash price which represents a substantial premium over predominate historical trading prices. The merger consideration of $20.75 per share in cash represents a premium of approximately 99.8% over the average market price for the Common Stock for the 20 trading days preceding the announcement of the execution of the Merger Agreement. As a result of the Merger, however, the shareholders of Life USA will not be entitled to participate in future earnings or growth of Life USA. The unaffiliated shareholders of Life USA might receive a greater return if Life USA were to remain a public company. In addition, the unaffiliated shareholders of Life USA may be required to recognize a taxable gain as a result of the Merger.



        Upon completion of the Merger, Allianz Life will own the entire equity interest of Life USA. As the sole shareholder of Life USA, Allianz Life will have complete control over the management and conduct of Life USA's business, all income generated by Life USA and any future increase in Life USA's value. Similarly, Allianz Life will also bear the risk of any losses incurred in the operation of Life USA and any decrease in the value of Life USA.



        Like the other unaffiliated shareholders of Life USA, the executive officers and directors of Life USA will have the right to receive $20.75 per share for their shares of Common Stock. In addition, the officers and directors of Life USA who hold Stock Options will have the right to receive (a) the excess of $20.75 over the exercise price of each such Stock Option, multiplied by (b) the number of shares of Common Stock purchasable upon exercise of the Stock Option, net of withholding and applicable taxes.



        The executive officers and directors of Life USA beneficially owned or had stock options for 2,355,073 shares of Common Stock at August 20, 1999, representing an aggregate cash payment to such persons upon completion of the Merger of $42,059,084.


        After completion of the Merger, Life USA will continue to conduct its business and the executive officers of Life USA will continue their responsibilities and receive compensation pursuant to current arrangements. In addition, Robert W. MacDonald, Edward J. Bonach, Margery G. Hughes, Robert S. James and Mark A. Zesbaugh will be members of a management team which will manage both Allianz Life and Life USA. As of the date of this Proxy Statement, there have been no agreements or discussion with respect to any additional compensation for the additional duties of the executive officers.


RECOMMENDATION OF THE BOARD OF DIRECTORS (PAGE ____)


        At a special meeting held on May 16, 1999, the Life USA Board of Directors determined that the Merger is in furtherance of and consistent with the long-term business strategies of Life USA and is fair to and in the best interest of the unaffiliated shareholders of Life USA. The Board of Directors recommends that the Life USA shareholders approve the Merger Agreement. You should refer to the matters considered by the Board of Directors in determining whether to approve the Merger Agreement, beginning at page ____.



OPINION OF FINANCIAL ADVISOR (PAGE____)

        Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), a nationally recognized investment banking firm, rendered an opinion to the Board of Directors dated June 7, 1999, that, based upon and subject to the assumptions, limitations and qualifications in the opinion, the consideration to be received by the holders of the Common Stock in the Merger is fair to the holders from a financial point of view. A summary of the procedures followed, findings and recommendations, basis for and methods of arriving at the findings and recommendations and additional information concerning the preparation of the opinion of the financial advisor is included in this Proxy Statement. A copy of the fairness opinion, setting forth the information reviewed, assumptions made and matters considered, is attached to this Proxy Statement as Appendix B. You should read the fairness opinion of DLJ in its entirety.

TERMS OF THE MERGER AGREEMENT (PAGE____)

        The Merger Agreement is attached to this Proxy Statement as Appendix A. You should read the Merger Agreement in its entirety. It is the legal document that governs the Merger.


        GENERAL. The Merger Agreement provides that Acquisition Sub will be merged into Life USA and Life USA will be the Surviving Corporation. As a result of the Merger, the shareholders of Life USA will have the right to receive $20.75 in cash, without interest, for each share of Common Stock that they own, other than shares owned by Life USA or its wholly-owned subsidiaries, by Allianz Life or by shareholders who exercise their dissenters' rights. Approximately $340,000,000 of the funds required by Allianz Life to complete the Merger will be contributed to Allianz Life by its parent, Allianz of America. The remaining funds (approximately $80,000,000) are available to Allianz Life from its working capital.


        CONDITIONS TO THE MERGER. The completion of the Merger depends upon the satisfaction of a number of conditions, including:


        - approval of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock;


        - receipt of all necessary orders and consents of governmental authorities and other persons and the expiration of any regulatory waiting periods;

        -       accuracy of the representations and warranties of the parties;

        - absence of any court or governmental entity rendering the Merger illegal; and

        - absence of litigation having a material adverse effect on Life USA or Allianz Life.


Each party may waive the satisfaction of any condition to its obligations under the Merger Agreement, other than approval of the Merger Agreement by the Life USA shareholders. EVEN IF THE SHAREHOLDERS OF LIFE USA APPROVE THE MERGER, THERE CAN BE NO ASSURANCE THAT THE MERGER WILL BE COMPLETED.


        NO SOLICITATION. Until completion or abandonment of the Merger, Life USA and its affiliates are not permitted to solicit any acquisition proposals from any other party, except that Life USA may furnish information in response to unsolicited requests and enter into discussions with a third party that wants to make an acquisition proposal if the Board of Directors determines the discussions are necessary to fulfill its fiduciary obligations after receiving the advice of counsel.

        TERMINATION. Either Life USA or Allianz Life may terminate the Merger Agreement under certain circumstances, including if:

        -       Life USA and Allianz Life mutually consent in writing;

        - the Merger is not completed by the close of business on December 31, 1999;

        - legal constraints or prohibitions prevent the completion of the Merger;

        -       Life USA shareholders do not approve the Merger Agreement;

        - the other party breaches in a material manner any of its representations, warranties or covenants under the Merger Agreement and the breach is not cured within 30 days after notice; or

        - Life USA enters into or its Board of Directors approves an agreement for Life USA to be acquired by another party for consideration to Life USA shareholders that is superior to the consideration to Life USA shareholders under the Merger Agreement (a "Superior Proposal") if (a) Life USA notifies Allianz Life of the Superior Proposal, (b) Allianz Life has an opportunity to respond, and (c) Life USA pays Allianz Life a termination fee of $20 million.

        In addition, Allianz Life may terminate the Merger Agreement if the Life USA Board of Directors withdraws or modifies its recommendation that Life USA shareholders approve the Merger Agreement, recommends an alternative acquisition proposal or fails to recommend against a tender or exchange offer by another party for 20% or more of the Common Stock.


        FEES AND EXPENSES. Whether or not the Merger is consummated, each of Life USA, Allianz Life and Acquisition Sub will pay its own fees and expenses, except that (a) all printing expenses and filing fees will be divided equally,
(b) Life USA will pay out-of-pocket fees of Allianz Life and its affiliates if the Merger Agreement is terminated by reason of a Superior Proposal permitting termination of the Merger Agreement by Life USA or Allianz Life or is terminated by Allianz Life because the Life USA Board of Directors does not recommend approval of the Merger Agreement to the Life USA shareholders, recommends a tender offer or acquisition proposal by another party, or does not recommend against a tender offer by another party for more than 20% of Life USA's outstanding Common Stock, and (c) Life USA will pay a termination fee of $20,000,000 to Allianz Life if the Merger Agreement is terminated by reason of a Superior Proposal permitting termination of the Merger Agreement or if Life USA is acquired by another party within 18 months following termination of the Merger Agreement under specified circumstances.


ACCOUNTING TREATMENT (PAGE ____)

        Life USA believes that the Merger will be accounted for by Allianz Life using the purchase method of accounting in accordance with generally accepted accounting principles.

CONFLICTS OF INTERESTS (PAGE ____)


        ALLIANZ LIFE. As of the close of business on August 20, 1999, Allianz Life beneficially owned 5,699,118 shares of Life USA Common Stock or approximately ____% of the outstanding shares of Common Stock. In January 1998, Life USA and Allianz Life entered into an agreement for Allianz Life to purchase $100 million of Life USA Common Stock over five years in semi-annual installments of $10 million. In addition, Allianz Life is a party to marketing, administration and reinsurance agreements with Life USA or its subsidiaries, and two executives of Allianz Life are members of the Life USA Board of Directors.


        BOARD OF DIRECTORS AND OFFICERS OF LIFE USA. Five members of the Board of Directors are senior executives of Life USA, own or have options to purchase a substantial number of shares of Common Stock and, except for one officer, are parties to employment agreements which will continue in effect following the consummation of the Merger. All four outside directors of Life USA own or have options to purchase a substantial number of shares of Common Stock.

        COUNSEL AND CONSULTANTS TO LIFE USA. Three outside directors of Life USA receive fees for providing legal or consulting services to Life USA.

REGULATORY APPROVALS (PAGE ____)


        Life USA is required to make filings with or obtain approvals from regulatory authorities in connection with the Merger. These filings and approvals include filings with the Federal Trade Commission, the Department of Justice and the Minnesota Department of Commerce. An application and notice was filed with the Federal Trade Commission and the Department of Justice as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") on June 30, 1999 and Life USA received early termination on July 15, 1999. The Minnesota Department of Commerce approved the Merger on August ___, 1999.


DISSENTERS' RIGHTS (PAGE____)

        Any shareholder of Life USA who does not vote in favor of the proposal to approve the Merger Agreement and who strictly complies with the applicable provisions of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the "MBCA") has the right to dissent and be paid cash for the "fair value" for such holder's shares of Common Stock, which may be more than, the same as, or less than the agreed consideration of $20.75 a share. "Fair value" will be determined based on the value of the dissenting shares immediately before completion of the Merger without any appreciation or depreciation in anticipation of the Merger. If Life USA and a dissenting shareholder are unable to agree upon the "fair value" for the holder's shares of Common Stock, the District Court of Hennepin County, Minnesota, will determine the "fair value." To perfect dissenters rights with respect to the Merger, you must follow the required procedures precisely, which include the requirement to give written notice to Life USA before the Special Meeting of your intent to demand payment. The provisions of Sections 302A.471 and 302A.473 of the MBCA are attached to this Proxy Statement as Appendix C.

                               THE SPECIAL MEETING

GENERAL


        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Life USA for a Special Meeting of Shareholders of Life USA to be held on [September 22,] 1999 at 9:00 a.m., local time, in the Training Center located on the second floor of Life USA's offices at 300 South Highway 169, Minneapolis, Minnesota 55426, and at any adjournments thereof.


PROPOSAL TO BE CONSIDERED AT THE SPECIAL MEETING


        At the Special Meeting, the shareholders of Life USA will be asked to consider and vote upon the approval of the Merger Agreement. Subject to the receipt of regulatory approvals, approval by the shareholders of Life USA and satisfaction of other conditions, the Merger Agreement provides for the merger of Acquisition Sub with and into Life USA. If the proposed Merger is completed, each issued and outstanding share of Common Stock at the effective time of the Merger (other than shares owned by Life USA or its wholly-owned subsidiaries, by Allianz Life and by shareholders who exercise their dissenters' rights) will be converted into the right to receive $20.75 in cash.


RECORD DATE; VOTING POWER; VOTES REQUIRED

        Only holders of record of Common Stock at the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were ________ shares of Common Stock issued and outstanding held by approximately _____ holders of record. Holders of record of Common Stock on the Record Date are entitled to one vote per share on any matter that may properly come before the Special Meeting. The quorum required to hold the Special Meeting is a majority of the shares of Common Stock entitled to vote at the meeting, present in person or by proxy. If a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Merger Agreement.

        On the Record Date, Allianz Life owned 5,699,118 shares of Common Stock or approximately _____% of the outstanding shares of Common Stock. Allianz Life will vote its shares of Common Stock for approval of the Merger Agreement. On the Record Date, five executive officers of Life USA owned an aggregate of 1,680,431 shares of Common Stock or approximately ___% of the outstanding shares of Common Stock; these executive officers have agreed to vote their shares of Common Stock for approval of the Merger Agreement.


        Approval by the Life USA shareholders of the Merger Agreement will require the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date. If a majority of the shares of Common Stock outstanding on the Record Date vote against the merger, fail to vote or abstain from voting, the Merger Agreement will not be approved, the Merger will not be completed, Life USA will remain a public company and the shareholders of Life USA will not have the right to receive $20.75 per share for the Common Stock. A shareholder who wishes to exercise dissenters' rights under the MBCA must vote against or fail to vote for approval of the Merger Agreement.


PROXIES


        Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to Life USA in writing or in person at the Special Meeting. Signing and returning a later dated proxy in the form enclosed with this Proxy Statement will revoke a prior proxy. Presence at the Special Meeting of a shareholder who has signed a proxy does not alone revoke that proxy. Unless so revoked, all of the shares represented by each proxy will be voted at the Special Meeting and at any adjournments thereof. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL
BE VOTED FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND, IN THE
DISCRETION OF THE PERSONS NAMED IN THE PROXY, ON SUCH OTHER MATTERS AS MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING. The persons named in the Proxy also have the discretion to vote such proxies to adjourn the Special Meeting for the purpose of soliciting additional proxies for approval of the Merger Agreement.


        The cost of preparing, assembling and mailing this Proxy Statement, the notice, the form of Proxy and other material which may be sent to the shareholders will be borne by Life USA, except that Allianz Life will share the cost of printing this Proxy Statement. In addition, directors, officers and regular employees of Life USA and its subsidiaries, at no additional compensation, may solicit proxies by telephone, telegram or in person. Upon request, Life USA will reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of Common Stock to give proxies.

        In order to assure the presence of the necessary quorum at the Annual Meeting, please sign and mail the enclosed Proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of the Proxy will not prevent you from attending the meeting and voting in person, should you so desire.


                                HISTORICAL MARKET INFORMATION

        The Common Stock is traded on Nasdaq National Market tier of The Nasdaq Stock Market under the symbol LUSA. The following table sets forth the high and low bid quotations for each quarterly period since January 1, 1997, and for the current fiscal year to date from the quotations published in THE WALL STREET JOURNAL.


1999:                                                                   HIGH           LOW
First Quarter...........................................................$12.75         $  9.88
Second Quarter..........................................................$20.22         $  9.75
Third Quarter (through August 20, 1999).................................$              $

1998:

First Quarter...........................................................$17.56         $ 12.50
Second Quarter..........................................................$17.00         $ 11.13
Third Quarter...........................................................$14.00         $ 10.75
Fourth Quarter..........................................................$13.75         $  9.50

1997:

First Quarter...........................................................$11.88         $  9.00
Second Quarter..........................................................$14.25         $  9.13
Third Quarter...........................................................$17.25         $ 13.75
Fourth Quarter..........................................................$18.00         $ 16.00

        On May 14, 1999, the last trading day prior to announcement of the execution of the Merger Agreement, the closing sale price per share of Common Stock as reported by The Nasdaq Stock Market was $10.25. On _________, 1999, the closing sale price per share of Common Stock as reported by The Nasdaq Stock Market was $________. The high and low bid quotations during the period from May 17, 1999 (the date the Merger was announced) through _______, 1999 were $_______ and $_______, respectively.



        Prior to April 1998, Life USA had not paid any cash dividends on its Common Stock. In April 1998 Life USA began paying regular quarterly cash dividends of $.025 per share. The Merger Agreement permits, and Life USA intends to continue, the regular quarterly dividend declarations until completion of the Merger. Under the Merger Agreement, Life USA has agreed not to pay any other dividends on the Common Stock prior to completion of the Merger. In addition, applicable laws generally limit the ability of Life USA's subsidiaries to pay dividends to the extent that required regulatory capital would be impaired, which could limit Life USA's ability to pay dividends.


                SELECTED CONSOLIDATED FINANCIAL DATA OF LIFE USA


        The following selected consolidated historical financial data of Life USA as of December 31, 1998, 1997, 1996, 1995 and 1994 and for each of the years then ended has been derived from the audited financial statements of Life USA, except that the data as of June 30, 1999 and 1998 and for each of the six-month periods then ended is unaudited. The selected financial data should be read in conjunction with the Consolidated Financial Statements of Life USA, related notes and other financial information incorporated by reference into this Proxy Statement.



                                         SIX MONTHS
                                           ENDED
                                          JUNE 30,
                                                                                   YEARS ENDED DECEMBER 31,
                                     1999           1998          1998          1997         1996        1995          1994
                                     ----           ----          ----          ----         ----        ----          ----
                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Total revenues                     $  186,438     $  181,775    $  362,648    $  369,903   $  316,898   $  272,781   $  206,313

Net income                              8,501         11,583        21,907        26,978       23,454       19,097       14,469

PER COMMON SHARE DATA:
Net income:
  Basic                            $     0.35     $     0.45    $     0.85    $     1.24   $     1.13   $     0.94   $     0.72
  Diluted                                0.34           0.43          0.83          1.11         1.04         0.88         0.71
Dividends declared                       0.05          0.025         0.075             -            -            -            -








                                       9


BALANCE SHEET DATA:
At period end:
  Total assets                     $5,617,788     $5,295,809    $5,458,719    $5,062,774   $4,386,723   $3,867,539   $3,065,271
  Long-term debt                       15,000          5,000        15,000         5,000            -            -            -
  Convertible subordinated
    Debentures                              -          6,015         5,898        36,030       36,030       36,030        6,041
  Total shareholders' equity          267,653        278,316       279,985       222,400      172,615      156,896      106,916
  Book value per common Share           11.04          10.72         11.30          9.77         8.23         7.72         5.30


RATIO OF EARNINGS TO FIXED CHARGES       1097%          1740%         1784%         1925%

                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

        The relationship between Allianz Life and Life USA spans the history of Life USA.

        In 1988, soon after the founding of Life USA, Allianz Life and Life USA entered into a service agreement (the "1988 Service Agreement") under which Life USA marketed and serviced Allianz Life products in nine states (Connecticut, Maryland, Massachusetts, New Hampshire, New Jersey, Ohio, Pennsylvania, Rhode Island and Vermont) where LifeUSA Insurance was not authorized to issue insurance policies. In 1990, LifeUSA Insurance began to assume a portion of the business produced by Life USA for Allianz Life.


        In 1995, in order to provide additional capital and surplus to LifeUSA Insurance, Allianz Life purchased a 15-year $30 million convertible debenture from Life USA. In addition, Life USA issued Allianz Life a warrant to purchase Common Stock to enable Allianz Life to maintain its ownership in Life USA at 10.5% of the outstanding Common Stock if Life USA issued additional shares of Common Stock after Allianz Life bought the convertible debenture. Life USA paid Allianz Life interest of $1.5 million in 1997 and $715,000 in 1998 on the debenture. As part of the debenture purchase, Life USA agreed to expand and extend the 1988 Service Agreement by entering into a new joint marketing agreement (the "1995 Marketing Agreement"). Under the 1995 Marketing Agreement, life insurance agents of Life USA Insurance are also licensed as agents of Allianz Life and sell Allianz Life products similar to Life USA products in all states other than New York. In connection with the sale of Allianz Life products under the 1995 Marketing Agreement, Life USA provides all administrative and other home office services, pays commissions due agents and pays applicable premium taxes on the business produced for Allianz Life ("Allianz/LUSA Business"). Allianz Life pays Life USA service fees on the business produced for Allianz Life under the 1995 Marketing Agreement. In addition, LifeUSA Insurance assumes 25% of the Allianz/LUSA Business and pays commission and expense allowances on the assumed business to Allianz Life. For the years 1997 and 1998 and for the first six months of 1999, premiums of approximately $549.3 million, $439.2 million and $207.8 million, respectively, were collected on the Allianz/LUSA Business and LifeUSA Insurance assumed approximately $132.1 million, $115.5 million and $43.6 million, respectively, of the Allianz/LUSA Business. For the years 1997 and 1998 and for the first six months of 1999, commission and expense allowances paid to Life USA by Allianz Life for the production of Allianz/LUSA Business were approximately $80.3 million, $69.6 million and $33.6 million, respectively, and commission and expense allowances paid to Allianz Life by LifeUSA Insurance for the Allianz/LUSA Business assumed by LifeUSA Insurance were approximately $21.7 million, $18.8 million and $9.0 million, respectively.



        In early 1998, Allianz Life and Life USA entered into a sequentially timed equity placement agreement (the "STEP Agreement") under which Allianz Life converted the debenture purchased in 1995 and agreed to provide Life USA with $100 million of capital over a period of five years through $10 million semi-annual purchases of Common Stock. Under the STEP Agreement, Life USA issued Common Stock to Allianz Life at a per share price equal to 250% of the average GAAP book value per share for the previous six months, except that if the per share price was more than 200% of the average market price of the Common Stock for the last 20 trading days, Allianz Life could decline the purchase but Life USA would have the option to require Allianz Life to purchase a $10 million convertible debenture at a conversion price equal to 200% of the average market price of the Common Stock for the last 20 trading days. As part of the STEP Agreement, Life USA extended the 1995 Marketing Agreement through 2001, and Allianz Life is entitled to 37.5% of the total new life insurance and annuity business produced by LifeUSA Insurance under the 1995 Marketing Agreement. As a result,

Allianz Life assumed $40.6 million of the new business produced by LifeUSA Insurance in 1998 and approximately $25.1 million for the first six months of 1999, and Allianz Life paid commissions and allowances to LifeUSA Insurance of $7.0 million in 1998 and $5.5 million for the first six months of 1999 for the assumed business. The STEP Agreement also gave Allianz Life the right to purchase, from management and on the open market, up to 10% of the outstanding Common Stock. It was anticipated that once the STEP Agreement was fully funded in 2002, Allianz Life would own up to 35% of Life USA's outstanding Common Stock. The STEP Agreement also granted Allianz Life the right to nominate two members of the Life USA Board of Directors and to receive information about any possible sale of Life USA.



During the period from February 1998 through February 1999,
Allianz Life made the following purchases of Common Stock: (1) 2,431,118 shares from conversion of its debenture at a conversion price of $12.34 per share in February 1998, (2) 241,846 shares from exercise of its warrant at $12.36 per share in February 1998, (3) 925,000 shares purchased from Life USA management at $16.44 per share in February 1998, (4) 406,092 shares purchased in the first STEP installment in August 1998 at $24.625 per share, (5) 395,062 shares purchased in the second STEP installment in February 1999 at $25.3125 per share, and (6) 1,300,000 shares purchased in open market transactions from February 1998 through July 1998 at an average of $16.07 per share. The average price per share of all purchases by Allianz Life from Life USA during the period from February 1998 through February 1999 was $15.63. The average market price for the Common Stock during the last 20 trading days preceding the announcement of the transaction was $10.388 per share. As a result of the pending Merger, Life USA and Allianz have agreed to suspend investments by Allianz under the STEP Agreement, subject to reinstatement should the Merger Agreement be terminated. If STEP Agreement investments had not been suspended and the applicable formulas under the STEP Agreement had been applied for the six month period from December 31, 1998 through June 30, 1999 (calculated using the market price of the Common Stock prior to the announcement of the proposed merger), Allianz Life would not have been required to purchase Common Stock in August 1999, but Life USA would have had the option to require Allianz Life to purchase a $10 million convertible debenture with a conversion price of $20.78 per share.



        As of June 30, 1999, Allianz Life owned slightly more than 24.2% of the outstanding Common Stock of Life USA and two representatives of Allianz Life served on the Life USA Board of Directors. LifeUSA Insurance administered 125,700 Allianz Life policies representing $2.8 billion of reserves, and most of the independent agents contracted by LifeUSA Insurance were authorized to sell both LifeUSA Insurance and Allianz Life products.



        Prior to 1999, Life USA had held informal discussions with various investment bankers and companies about industry consolidation and possible transactions or relationships, but it had not received any proposals or undertaken substantive negotiations of any possible transaction. On January 25, 1999, Mr. MacDonald and Ralph Strangis, a director of Life USA and a member of the law firm serving as general counsel to Life USA, met with representatives of an investment banking firm that had not been engaged by Life USA and wished to secure an engagement. An objective of the meeting was for the investment banking firm to present its views as to the prospects for a transaction with Allianz Life. At the meeting, based upon available public information, the investment banking firm also presented its informal and preliminary view of the perceived value for Life USA in the event of a sale. Life USA viewed the purpose of the meeting as an effort by the investment banking firm to secure engagement by Life USA and viewed the preliminary view of value as inadequate. Messrs. MacDonald and Strangis concluded that a sale of Life USA to a party other than Allianz Life would not achieve a valuation that would be fully reflective of the inherent value of Life USA, and they decided not to pursue any discussions for a sale of Life USA other than as might emanate from direct discussions with Allianz Life. Messrs. MacDonald and Strangis concluded that any "public auction" of Life USA could not be expected to attract bidders with the same incentives as Allianz Life to pay a premium for Life USA reflective of Allianz Life's understanding of the inherent value of Life USA. In addition, Allianz Life was dependent on the volume of profitable current and future production, servicing, reinsurance and marketing relationships. These conclusions were supported by the inadequacy of the informal and preliminary view of value presented by the representatives of the investment banking firm seeking engagement by Life
USA. In addition, Messrs. MacDonald and Strangis believed that a public auction would greatly increase the costs of a transaction, distract management from the business of Life USA for an extended period, involve an extended process of educating investment bankers and interested acquirers, negatively affect the focus of the Life USA field force during the period of uncertainty that is a necessary byproduct of a public auction and place at risk the corporate culture of Life USA, all with the possible result of decreasing the value of the enterprise to a bidder and the value of Life USA to its shareholders.


        As the decade-long relationship between Allianz Life and Life USA developed and expanded, there were occasional informal discussions regarding the benefits of combining the two companies. None of these discussions were substantive until January 1999, when Robert MacDonald, Chairman and Chief Executive Officer of Life USA, responded in a positive manner to comments made by Robert James and Edward Bonach, Allianz Life executives who are the representatives of Allianz Life on the Life USA Board of Directors, concerning the possibility of Allianz Life acquiring Life USA. No specifics of a potential offer were discussed at that time. The average trading price of Common Stock during January 1999 was $11.31 per share.

        In mid-February 1999, Mr. MacDonald again met with Mr. James. During the meeting Mr. James indicated that Allianz Life may be interested in more substantive discussions concerning the acquisition of Life USA and sought assurances that any such approach would be welcome. Mr. MacDonald gave such assurances, conditioned on an offering price at a significant premium to current market. In late February, Messrs. MacDonald, James and Bonach met in Naples, Florida. The February meeting did not deal with the specifics of a potential offer, but rather centered on an outline of the manner in which any discussions would proceed. While in Naples, Mr. MacDonald also met with Lowell Anderson, Chairman, President and Chief Executive Officer of Allianz Life, who indicated his interest in a potential transaction.


        On March 10, 1999, Mr. MacDonald met in Minneapolis with Mr. Herbert Hansmeyer, director of American insurance operations for Allianz AG, and Paul Saffert, Chief Financial Officer of Allianz of America, Inc., the holding company for the North American companies of Allianz AG. Mr. Hansmeyer was clear that the purpose of the meeting was not to discuss the acquisition of Life USA, but rather to determine Mr. MacDonald's willingness to enter into discussions and his interest in remaining with Life USA should an acquisition be completed. Toward the end of March, Mr. Bonach telephoned Mr. MacDonald and indicated that Allianz AG had authorized specific discussions that could lead to an offer to acquire Life USA. Mr. Bonach advised Mr. MacDonald that Mr. Saffert would represent Allianz Life in the early discussions.


        On April 21, 1999, Mr. MacDonald met with Messrs. Saffert, James and Bonach at the Allianz Life offices in Minneapolis. Leading the meeting, Mr. Saffert indicated that Allianz Life did have a serious interest in acquiring all of the outstanding Common Stock. He indicated that, "while he was not authorized to make an offer," preliminary analysis by Allianz Life indicated a potential offering price "in the mid-teens." Mr. MacDonald responded that he would not recommend any offer in the mid-teens to the Life USA Board of Directors. Mr. MacDonald indicated that, for an offer from Allianz Life to be considered, "it must be at least $20 per share." On April 30, 1999, Mr. MacDonald received a telephone call from Mr. Saffert who indicated that Allianz Life "might be able to offer $20 per share," for all of the outstanding Common Stock. He sought to determine if such an offer would be acceptable to the Life USA

Board of Directors. Mr. MacDonald responded that he believed that the Board of Directors "would be more comfortable at $21 per share." During this conversation, Mr. Saffert also indicated that any offer, should it be forthcoming, would be conditioned on Mr. MacDonald agreeing to remain with Life USA and assume responsibilities as the chief executive officer for Allianz Life as well.


        Soon after the telephone conversation between Messrs. MacDonald and Saffert, Messrs. MacDonald and Strangis met to discuss options for Life USA. While no specific offer from Allianz Life to acquire Life USA had been made, Messrs. MacDonald and Strangis determined that discussions had become substantive in nature and that the outside directors of Life USA should be notified of the discussions between Life USA and Allianz Life. The outside directors of Life USA responded favorably to the discussions with Allianz Life, conditioned on an offer of at least $20 per share for the Common Stock and receipt of a fairness opinion from an investment banking firm. Messrs. MacDonald and Strangis believed that if Allianz Life was agreeable to a price in excess of $20.00 per share, no significant benefit could be derived from engaging an investment banking firm to participate in continuing Life USA discussions with Allianz Life because (a) the representatives of the two companies were entirely capable of developing and deciding critical elements of the transaction directly, (b) any intermediary would have had less understanding of the business and the relationships than the parties themselves and actually could have the effect of placing the negotiations between Life USA and Allianz Life at risk, and (c) engagement of an investment banker would greatly increase the cost of the transaction.


        With all parties apparently in general agreement as to the outline of an offer from Allianz Life to purchase all of the outstanding Common Stock, a meeting was scheduled between Messrs. Hansmeyer and MacDonald for May 12, 1999. During a flight from Washington, DC to Milan, Italy, Messrs. Hansmeyer and MacDonald discussed the details of an offer and the management structure of the companies should a transaction be completed. Mr. Hansmeyer initially offered $20.00 per share and Mr. MacDonald counter offered $21.00 per share. Subsequently, Mr. Hansmeyer increased Allianz Life's offer to $20.50 per share. After further discussions, Mr. MacDonald stated that he would not be comfortable with less than $20.75 per share, and Mr. Hansmeyer then offered $20.75 per share. At the conclusion of the meeting with Mr. Hansmeyer, Mr. MacDonald agreed to recommend that the Life USA Board of Directors accept the Allianz Life offer of $20.75 per share in cash for all of the outstanding Common Stock.

        On May 13, 1999, Life USA received a draft of the Merger Agreement from Allianz Life. From May 13 through 15, 1999, the document was reviewed and revised. The May 13, 1999 draft of the Merger Agreement was air expressed to all members of the Life USA Board of Directors; they received the draft on May 14, 1999. Agreement on the final form of the Merger Agreement was reached on the afternoon of May 16, 1999 and presented to the Life USA Board of Directors during a telephonic board meeting that evening. At the meeting, counsel reviewed the terms of the Merger Agreement and the changes that had been made to the May 13, 1999 draft of the agreement previously received by the directors. Mark A. Zesbaugh, Life USA's Chief Financial Officer, provided a financial analysis of the proposed transaction with Allianz. At a price of $20.75 per share, the total value of Life USA, including in-the-money Stock Options, implicit in the transaction was approximately $540 million. Based on an implicit value of $540 million, Mr. Zesbaugh indicated that the proposed transaction was (a) 1.86 times Life USA's book value as of March 31, 1999, (b) 27.3 times the earnings of Life USA during the last twelve months ending March 31, 1999, and (c) 22 to 23 times the 1999 earnings estimates for Life USA by the two analysts covering Life USA. In addition, Mr. Zesbaugh determined that Allianz Life's offer of the $20.75 per share represented a 102% premium to the closing price of $10.25 per share for Life USA Common Stock on May 14, 1999, which was the last trading day preceding the Board meeting. The premium to the average closing price for both the five and thirty trading days ending on May 14, 1999 was also 102%. Mr. Zesbaugh generally discussed information on merger and acquisition transactions involving life insurance companies since January 1, 1995 prepared by Mergerstat, a service bureau that compiles publicly available information for a fee. The Life USA Board of Directors, with Messrs. Bonach and James (Allianz Life's representatives on the Life USA Board of Directors) absent from the meeting, unanimously approved the Merger Agreement, conditioned on receipt of a "fairness opinion" from an investment banking firm, and the Board of Directors recommended that the Life USA shareholders approve the Merger Agreement. All non-employee directors (other than Messrs. Bonach and James who did not participate in the vote) voted to approve the Merger Agreement.


        On June 7, 1999, the Life USA Board of Directors held another telephonic meeting. At this meeting representatives of DLJ, Life USA's investment banker, presented DLJ's analysis and delivered an opinion addressed to the Life USA Board of Directors that, based upon and subject to the assumptions, limitations and qualifications in the opinion, the consideration to be received by the holders of Life USA Common Stock in the Merger is fair to the holders from a financial point of view. See "Special Factors -- Opinion of Financial Advisor" (page __) for a further discussion of the DLJ analysis and fairness opinion. Following the presentation, the Life USA Board of Directors, with Messrs. Bonach and James not voting due to their conflict of interest, unanimously confirmed its recommendation that Life USA shareholders approve the Merger Agreement. Messrs. Bonach and James attended portions of the June 7, 1999 meeting of the Board of Directors of Life USA, but excused themselves before, and were absent during, the DLJ presentation and the discussion by the other directors on DLJ's analysis and opinion. Mr. MacDonald did not excuse himself due to conflict of interest, nor did the remaining members of the Board of Directors deem Mr. MacDonald to have a conflict of interest with respect to the proposed Merger because Mr. MacDonald's substantial direct ownership of Common Stock placed his interests parallel to the interests of the unaffiliated shareholders of Life USA in wishing to secure the best possible price for the Common Stock. In addition, Mr. MacDonald's employment arrangement with Life USA will continue pursuant to the terms of an employment agreement executed in January 1998. Furthermore, Mr. MacDonald and Life USA amended the employment agreement on the date of execution of the Merger Agreement to state that the Merger would not constitute a "change of control" under such agreement, thereby restricting certain benefits that might otherwise have been available to Mr. MacDonald following the Merger, and to state that the services to be provided under the employment agreement also include Mr. MacDonald's services to any direct or indirect parent of Life USA and any subsidiary of such parent. Although Mr. MacDonald had agreed that he would serve as CEO of Allianz Life following the Merger in addition to continuing as CEO of Life USA, no discussions or negotiations had taken place between Allianz Life and him regarding additional compensation for assuming the additional duties.



PURPOSE, TIMING AND STRUCTURE OF THE MERGER



        The purpose for the Merger is to enable Allianz Life to acquire the entire equity interest of Life USA in a transaction which provides the shareholders of Life USA, other than Life USA or its wholly-owned subsidiaries or Allianz Life, with the opportunity to sell all of their Common Stock at a price which represents a substantial premium over market prices in effect immediately prior to the announcement of the Merger.



        The timing of the execution of the Merger Agreement resulted from a recognition by Allianz Life and Life USA of consolidations occurring in the insurance industry in the United States and worldwide requiring both potential acquirers and potential acquisition candidates to take appropriate action, consideration by Life USA of the efficacy of using the additional capital available to it from Allianz Life pursuant to the STEP Agreement with Allianz Life to increase long-term profitability by retaining additional new business in light of the likely short-term negative effects of increased retention on Life USA's shareholders, and Allianz Life's increasing equity position in Life USA as a result of transactions relating to the STEP Agreement. For further discussion, see "Reasons for the Merger" immediately below.



        The acquisition by Allianz Life of all of the entire equity interest of Life USA was structured as a cash merger in order to accommodate the desire of Allianz Life to ensure its acquisition of all of the outstanding shares of Common Stock in a single transaction, while at the same time facilitating a direct cash payment at a premium price to all holders of Common Stock (other than Life USA and its wholly-owned subsidiaries and Allianz Life). Allianz Life did not wish to engage in a transaction involving a tender offer followed by a merger. Life USA wished to have its shareholders presented with a simple transaction dealing equally with all unaffiliated shareholders.



     Acquisition Sub is a wholly-owned subsidiary of Allianz Life. Allianz
Life formed Acquisition Sub shortly before execution of the Merger Agreement for the purpose of carrying out the Merger.


REASONS FOR THE MERGER


        The Life USA Board of Directors has determined that the Merger is in furtherance of and consistent with the long-term business strategies of Life USA and is fair to and in the best interest of all of the shareholders of Life USA (other than Life USA and its wholly-owned subsidiaries and Allianz Life), including the unaffiliated shareholders of Life USA. In approving the Merger, the Board of Directors considered and analyzed a number of factors; all of the material factors considered by the Board are described below.



        1. The equities market has failed consistently to adequately value Life USA's Common Stock. Recognizing that fact, the Life USA Board of Directors authorized repurchases by Life USA of its Common Stock in July 1998 (4,000,000 shares) and April, 1999 (an additional 2,500,000 shares). Pursuant to the authorizations, Life USA purchased an aggregate of 3,385,000 shares for $41,091,582 or an average of $12.139 per share. For example, the average market price for the Common Stock for the 20 trading days preceding the announcement of the execution of the Merger Agreement was $10.388. Net book value per share of Common Stock at June 30, 1999 was $11.04 per share of Common Stock. The Board did not consider liquidation value. The liquidation value of an enterprise whose primary subsidiary is a life insurance company would normally focus on the value of its in force business. As a result, the liquidation value of Life USA would fail to assign value to intangibles such as the distribution channels Life USA has developed, the experience of the Life USA management team and the potential of Life USA's start-up subsidiaries (LifeUSA Securities, Inc. and LTCAmerica Holding, Inc.) that are currently experiencing operating losses.



        2. The additional capital being infused into Life USA by Allianz Life would be best employed to retain all or a greater portion of new life insurance and annuity business rather than reinsure the business. Retaining additional business would have the long term effect of increasing Life USA's participation in the profitability of the business, but retaining additional business would have the effect over the next three or four years of reducing earnings because of the reduction in the commissions and expense allowances paid by the reinsurers primarily in the first policy year and because of additional capital requirements.

These reductions in earnings would potentially reduce the market price of the Common Stock below current levels in a stock market environment emphasizing earnings growth. The Board believed it to be preferable that the shareholders of Life USA have the opportunity to receive a price per share of Common Stock at a substantial premium to market rather than incur further diminution in value during the period Life USA applied the Allianz Life capital infusion to increasing retention.



        3. Information was presented to the Board by Mark A. Zesbaugh, Chief Financial Officer of Life USA, analyzing the financial aspects of the terms of the Merger and reviewing comparable market data of recent insurance company merger and acquisition transactions available through Mergerstat indicated that the terms of the Merger were favorable by comparing key financial valuation indicators, including premium to market (1 day, 5 day and 30 day averages), price to book multiple and price to trailing earnings multiple. The Board also conditioned its approval of the Merger Agreement upon receiving a fairness opinion from an investment banking firm that would provide a more detailed financial analysis.



        4. The Board of Directors received an opinion dated June 7, 1999 from DLJ, its investment banker, to the effect that the consideration to be received by the holders of Life USA Common Stock in the Merger is fair to the holders from a financial point of view. The full text of the opinion, setting forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B. The shareholders of Life USA are urged to read the opinion in its entirety. In reaching its opinion as to the fairness from a financial point of view of the Merger Consideration, DLJ employed generally accepted valuation methods. These methods included an analysis of comparable public company trading multiples, which indicated a range of implied value of $10 to $14 per share; a discounted cash flow analysis, which indicated a range of implied value of $17 to $20 per share; a comparable transactions analysis, which indicated a range of implied value of $13 to $20 per share; a premiums paid in comparable transactions analysis, which indicated a range of implied value of $12 to $16 per share; and a dividend discount model, which indicated a range of implied value of $16 to $19 per share. These analyses are all described further under "Opinion of the Financial Advisor" (page ___).



        5. Although Life USA shareholders would receive a substantial premium to market for the Common Stock upon completion of the Merger, the shareholders would not be entitled to participate in any future earnings or growth of Life USA. The unaffiliated shareholders of Life USA might receive a greater return if Life USA were to remain a public company. In addition, the unaffiliated shareholders of Life USA may be required to recognize a taxable gain as a result of the Merger.



        6. Life USA's relationship with Allianz Life has expanded throughout Life USA's history from the initial service agreement in 1988 to the 1998 $100 million STEP Agreement. In addition, the businesses of Life USA and Allianz Life complement each other: Life USA offers Allianz Life a large distribution network, innovative fixed annuity products, experienced management, a creative corporate culture and efficient policy service personnel, and Allianz Life offers Life USA a source of capital for growth and retention of new business, variable annuity products and a long term care group to enhance Life USA's emerging long term care business.



        7. Allianz Life is willing to pay an amount for each share of Common Stock that is reflective of the long-term relationship and potential benefits of the combination of the Life USA and Allianz Life businesses and would not likely to be matched by another party.



        8. Allianz Life has the financial ability to complete the Merger so that the Merger is not conditioned on financing. In addition, Allianz Life has committed to advance to Life USA funds necessary to pay or discharge all indebtedness for borrowed money under Life USA's existing credit facility and to retire Life USA's convertible subordinated debentures prior to the Merger if Life USA does not have sufficient funds available.



        9. The Merger Agreement provides for acceleration of all options to purchase shares of Common Stock (the "Stock Options") granted to employees and agents of Life USA and payment to the holders of Stock Options of the difference between $20.75 and the exercise price per share of the options, thereby rewarding the employees and agents who have built the value of Life USA.



        10. A part of the corporate philosophy of Life USA has been to share value with the people who help build value by making Common Stock and Stock Option bonuses available to the employees and agents of Life USA. Although the Merger Agreement permits employees and agents of Life USA to obtain value for the Common Stock and Stock Options awarded to them, no further equity participation will be available to employees and agents when Life USA is no longer a public company following completion of the Merger.



        11. The Merger Agreement permits the Life USA Board of Directors to provide responsive information for a takeover proposal from another party that is superior to Allianz Life's proposal and allows the Life USA Board of Directors to terminate the Merger Agreement in the event it determines to accept a superior proposal upon notice to Allianz Life and payment to Allianz Life of a $20 million termination fee.



        12. The Merger must be approved by a majority of the outstanding shares of Common Stock. At July 30, 1999, approximately ___% of the shares of outstanding Common Stock were held by directors and executive officers of Life USA and approximately ___% of the shares of outstanding Common Stock were held by Allianz Life. Five executive officers of Life USA, representing beneficial ownership of ___% of the shares outstanding, have executed agreements agreeing to vote in favor of the Merger. Approval of a majority of unaffiliated shareholders is not required to approve the Merger.



        13. Shareholders of Life USA who do not support the Merger or are dissatisfied with the consideration to be received by the holders of Common Stock are able to obtain "fair value" for their shares if they properly exercise their dissenters' rights under Minnesota law.



        14. Life USA has developed a unique corporate culture emphasizing highly responsive service, cooperativeness, broad-based information availability and ownership of work and work product. Management will be challenged to preserve that culture following completion of the Merger.



        In view of the variety of factors considered in connection with its evaluation of the Merger, the Board of Directors found it impracticable to, and did not, quantify, rank or otherwise assign relative weights to the reasons for the Merger described above or determine that any reason was of particular importance in reaching its determination that the Merger is in furtherance of and consistent with the long-term business strategies of Life USA and is fair to and in the best interest of the shareholders of Life USA (other than Life USA and its wholly-owned subsidiaries and Allianz Life), including the unaffiliated shareholders of Life USA. Rather, the Board of Directors viewed its recommendation as being based upon its judgment, in light of the totality of the information presented and considered, as summarized in the reasons for the Merger described above, and the overall effect of the Merger on Life USA's shareholders compared to continuing the business of Life USA in the ordinary course or seeking other potential parties to effect a business combination.


RECOMMENDATION OF THE BOARD OF DIRECTORS

        On May 16, 1999, the Board of Directors approved the Merger Agreement conditioned on receipt of a fairness opinion from its investment banker. Following a presentation by and receipt of a fairness opinion from DLJ on June 7, 1999, the Board confirmed its earlier approval and recommended that Life USA shareholders approve the Merger Agreement. The Board's approval of the Merger Agreement and recommendation of approval by the shareholders is based on the conclusion of the Board that the proposed Merger is fair to the shareholders of Life USA. In reaching that conclusion, the Board relied on consideration of the material factors presented in this Proxy Statement in "Special Factors--Reasons for the Merger" (page ____) and on the opinion of DLJ that the consideration to be received by the shareholders of Life USA (other than Life USA and its wholly-owned subsidiaries and Allianz Life) pursuant to the Merger Agreement is fair to the shareholders from a financial point of view. The conclusion of the Board as to the fairness of the proposed Merger encompasses the interests of all shareholders, including unaffiliated shareholders of Life USA. The Merger and the Merger Agreement were negotiated on an arm's-length basis by the parties. At completion of the Merger, each share of Common Stock (other than shares held by Life USA and its wholly-owned subsidiaries and Allianz Life) is converted into the right to receive $20.75, a price per share which represents a premium of approximately 99.8% over the average market price per share for the Common Stock for the 20 trading days preceding the announcement of the execution of the Merger Agreement and which the Board believed could not be obtained from any source other than Allianz Life for the reasons described in "Special Factors--Background of the Merger" and "Special Factors--Reasons for the Merger." Upon completion of the Merger, all unaffiliated shareholders of Life USA will have the opportunity for immediate liquidity for the Common Stock.



         The Board of Directors of Life USA concluded that the Per Share Amount is fair to the unaffiliated shareholders of Life USA even though Allianz Life had purchased shares of Common Stock under the STEP Agreement at $24.625 per share in February 1998 and $25.3125 per share in August 1998. The pricing formula for the 1998 purchases of Common Stock by Allianz Life was negotiated at the end of November 1997 when the market price of the Common Stock was in the $16 to $17 range and GAAP book value per share was approximately $9.40 (which at the time would have resulted in a per share price of approximately $23 at 250% of GAAP book value). The pricing formula under the STEP Agreement at the time it was negotiated would have resulted in a premium to market of approximately 40%, compared to the premium to market as a result of the Merger of 99.8% based on the average of the 20 trading days preceding announcement of the Merger. Furthermore to protect Allianz Life against substantial reduction in the market price of the Common Stock over the term of the STEP Agreement, the STEP Agreement contains a provision permitting Allianz Life to decline to purchase the Common Stock at 250% of GAAP book value if the per share price of the Common Stock was more than 200% of the average market price of the Common Stock for the 20 trading days preceding an investment under the STEP Agreement. In addition, Allianz Life received additional inducements under the STEP Agreement, including a five-year extension of a marketing agreement and an entitlement to 37.5% of the total new life insurance and annuity business produced by Life USA Insurance under the marketing agreement. Finally, purchases under the STEP Agreement were infusions of capital into Life USA which benefited Allianz Life's position as a substantial shareholder of Life USA, as compared to payment of the Merger Consideration only to the unaffiliated shareholders of Life USA.



        While members of the Board of Directors who are not employees of Life USA did not retain an unaffiliated representative to act solely on behalf of the unaffiliated shareholders of Life USA and the completion of the Merger does not require the approval of a majority of the unaffiliated shareholders of Life USA, the Board of Directors of Life USA believes that the Merger is procedurally fair to the unaffiliated shareholders of Life USA because (a) all unaffiliated shareholders of Life USA (other than any who exercise dissenters' rights) are treated equally under the cash merger structure; at completion of the Merger, each share of Common Stock (other than shares held by Life USA and its subsidiaries, by Allianz Life and by shareholders of Life USA who exercise their dissenters' rights) is converted into the right to receive $20.75, a price per share which represents a substantial premium to the market price of the Common Stock immediately before the announcement of the proposed Merger, (b) the Merger and the Merger Agreement were negotiated on an arm's-length basis and (c) unaffiliated shareholders of Life USA who object to the Merger may obtain "fair value" for their shares if they exercise and perfect their dissenters' rights under the MBCA.



        All directors of Life USA, including all non-employee directors other than Messrs. Bonach and James, unanimously approved the Merger Agreement and recommended approval by the shareholders. Messrs. Bonach and James, the Allianz Life executives who serve on the life USA Board at Allianz Life's request, were not present at the May 16 meeting; they were present at the June 7 meeting but did not participate in the Board's deliberations or vote.


THE BOARD OF DIRECTORS OF LIFE USA HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

        FAIRNESS OPINION WITH RESPECT TO THE MERGER

        Life USA requested DLJ, in its role as investment banker to Life USA, to render an opinion to the Board of Directors of Life USA as to the fairness, from a financial point of view, of the consideration to be received by the shareholders of Life USA pursuant to the Merger Agreement. On June 7, 1999, DLJ delivered its opinion to the Life USA Board of Directors that, as of that date, and based on and subject to the assumptions, limitations and qualifications set forth in its opinion, the consideration to be received pursuant to the Merger Agreement is fair to the shareholders of Life USA from a financial point of view. The full text of the written opinion of DLJ, dated June 7, 1999, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B to this Proxy Statement. Furthermore, the written opinion to DLJ is available for inspection and copying at the principal executive offices of Life USA during its regular business hours by any interested equity security holder of Life USA or its representative who has been so designated in writing. Shareholders are urged to read the opinion in its entirety.

        OPINION OF DONALDSON, LUFKIN & JENRETTE


        GENERAL. DLJ delivered a written opinion to the Life USA Board of Directors that, as of the date of the opinion, the consideration to be received by the shareholders of Life USA pursuant to the Merger Agreement is fair to the shareholders from a financial point of view. The full text of the written opinion of DLJ, dated June 7, 1999, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B to this Proxy Statement. The summary below is qualified in its entirety by reference to the full text of the opinion. Shareholders are urged to read the opinion in its entirety.


        DLJ is an internationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, distributions of securities and similar activities. DLJ was selected by the Life USA Board of Directors on the basis of its experience and expertise relating to the life insurance and annuity industry.

        DLJ was engaged by the Life USA Board of Directors only to render its written opinion. DLJ did not participate on behalf of Life USA in negotiations with Allianz Life, nor did it consider or evaluate other strategic alternatives. The opinion relates only to the fairness of the consideration to be received by the shareholders of Life USA from a financial point of view. The opinion does not address the merits of the underlying decision of Life USA to engage in the merger and does not constitute a recommendation to any Life USA shareholder as to how such shareholder should vote on the proposed merger. The opinion is necessarily based on information available, and financial, stock market, economic and other conditions and circumstances as they existed and could be calculated as of the date of the opinion. Although subsequent developments may affect the opinion, DLJ does not have any obligation to update, revise or reaffirm the opinion. DLJ will receive a fee from Life USA for its services. In addition, Life USA has agreed to indemnify DLJ for certain liabilities arising out of its engagement. See "Fees payable to DLJ" below.

        MATERIALS AND INFORMATION CONSIDERED WITH RESPECT TO THE MERGER. No restrictions or limitations were imposed on DLJ by the Life USA Board of Directors with respect to the investigations made or the procedures followed by DLJ in rendering its opinion. In arriving at its opinion, DLJ reviewed financial and other information that was publicly available or furnished to it by Life USA, including information provided during discussions with its management. In addition, DLJ:

                - reviewed the historical stock prices and trading volumes of Common Stock;

                - compared certain financial and securities data of Life USA with such data of selected companies whose securities are traded in public markets;

                - reviewed prices and premiums paid in certain other selected business combinations in the life insurance and annuity industry;

                -       performed a discounted cash flow analysis of Life USA;
                        and

                -       performed a discounted dividend analysis of Common
                        Stock.


        DLJ also discussed the past and current operations, financial condition and prospects of Life USA with management of Life USA and received financial projections for Life USA from its management. Life USA provided DLJ with projected financial statements for 1999 through 2002, using assumptions consistent with its current business plan. DLJ requested and received projected financial statements and related data under several DLJ defined scenarios. The focus of these alternate scenarios primarily involved varying premium and growth assumptions (e.g., high-growth, mid-growth and low-growth) and varying invested capital levels in LifeUSA Insurance Company. DLJ also conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering its opinion and reviewed the Merger Agreement in connection with its analysis.


        In rendering its opinion, DLJ relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, that was provided to DLJ by Life USA or its representatives or that was otherwise reviewed by DLJ. With respect to the financial projections supplied to DLJ, DLJ has assumed that they were reasonably prepared and reflected the best currently available estimates and judgments of the management of Life USA as to the future operating and financial performance of Life USA. DLJ did not assume any responsibility for making and did not make any independent evaluation of Life USA's assets or liabilities or any independent verification of any of the information reviewed by DLJ. DLJ did not express any opinion with respect to legal matters relating to the Merger.


        DLJ performed a number of financial analyses to compare the value of the Allianz Life offer (the "Offer") to the valuations implied by such analyses. The valuation methodologies used by DLJ are those generally used by investment bankers in valuation exercises. DLJ reviewed the analyses and no individual methodology was conclusive. Rather, DLJ reviewed the results of its analyses taking into account the basis for the underlying data and circumstances particular to Life USA.



     Certain of the methodologies used resulted in per share valuations above the level of the Offer before adjustments to account for differences between, for example, the underlying companies or transaction structures and the operations of Life USA. DLJ then developed a range of valuations based on data and companies, which in its judgment, were comparable to Life USA and the Offer. DLJ's opinion was ultimately based on a review of all of the valuation analyses, the Company's business plan and prospects and competitive and market conditions.


        The following is a summary of the material factors considered and principal financial analyses performed by DLJ in connection with rendering the DLJ opinion. The analysis provides the resulting ranges of implied share prices of Common Stock based on DLJ's analyses and compares these ranges with the consideration to be received by Life USA shareholders pursuant to the Merger Agreement. For a detailed description of each of DLJ's analyses, see the individual analysis discussions in the following paragraphs.

        STOCK TRADING HISTORY. To provide contextual data and comparative market data, DLJ reviewed the daily closing prices during the period from June 4, 1998 to June 4, 1999 and compared the closing stock prices during such period with the S&P 500 Index and an index comprised of publicly traded peer insurance companies. In addition, DLJ analyzed the consideration to be received by the shareholders pursuant to the Merger Agreement in relation to the market price of the Common Stock at various dates before the announcement of the Merger. Such analysis indicated that the price per share to be received by the shareholders pursuant to the Merger Agreement represents a premium of 102.4% to the closing price of $10.25 per share on May 14, 1999, and a premium of 112.8% to the closing price of $9.75 per share on April 5, 1999 (30 trading days prior to the announcement of the Merger) and a premium of 76.6% to the closing price of $11.75 per share on January 6, 1999 (90 trading days prior to the announcement of the Merger). In addition, the price represents a premium of 85.9% to the year to date average closing price prior to the announcement of the Merger Agreement (as of May 14, 1999) of $11.16 per share and a premium of 48.9% to the 1998 average closing price of $13.94 per share.

        ANALYSIS OF CERTAIN PUBLICLY TRADED COMPANIES. DLJ compared the consideration to be received to the range of values of Common Stock implied by the relative valuation multiples of the following publicly traded peer insurance companies:

                -       Guarantee Life Companies Inc.,

                -       ARM Financial Group Inc.,

                -       Kansas City Life Insurance Co.,

                -       American Annuity Group Inc.,

                -       Presidential Life Corp.,

                -       FBL Financial Group Inc.,

                -       AmerUS Life Holdings Inc.,

                -       Liberty Financial Companies, and

                -       MONY Group Inc.

        DLJ analyzed the equity value of each of the peer companies, using trading valuations as of June 4, 1999 as a multiple of selected financial data, including (a) earnings per share for the last twelve months ended March 31, 1999, (b) estimated 1999 and 2000 earnings per share and (c) March 31, 1999 book value per share. The 1999 and 2000 estimated earnings per share for the peer companies were provided by Institutional Brokers Estimating Service (IBES). Based on this analysis, DLJ developed the following ranges of valuation multiples:

                - 6.9x -- 18.2x, with a mean of 12.7x and a median of 12.0x, for last twelve months earnings per share compared to 28.4x for the Merger;

                - 6.3x -- 13.3x, with a mean of 11.1x and a median of 11.9x, for estimated 1999 earnings per share compared to 21.6x for the Merger;

                - 5.8x -- 11.5x, with a mean of 9.8x and a median of 10.6x, for estimated 2000 earnings per share compared to 20.1x for the Merger; and

                - 0.75x -- 1.83x, with a mean of 1.14x and a median of 0.99x, for March 31, 1999 book value per share compared to 1.86x for the Merger.

        These valuation multiples were then applied to Life USA's actual last twelve months earnings and March 31, 1999 book value per share and management's estimates for 1999 and 2000 earnings to determine the range of implied equity values of Life USA. This analysis resulted in the following ranges of implied Life USA value per share:

                - $5.02 -- $13.27, based on last twelve months earnings per share;

                - $6.08 -- $12.80, based on estimated 1999 earnings per share;

                - $5.63 -- $12.22, based on estimated 2000 earnings per share; and

                - $8.81 -- $20.64, based on March 31, 1999 book value per share.

        TRANSACTION ANALYSIS. DLJ compared the consideration to be received by Life USA shareholders pursuant to the Merger Agreement to the range of values of Common Stock implied by the relative purchase price multiples generated from 13 selected acquisitions of life insurance companies with significant annuity operations that have occurred since January 1, 1995 with total transaction values less than $2 billion. DLJ analyzed the equity value of each of the acquired companies, measured as a multiple of selected financial data, including
(a) last twelve months operating earnings, (b) next twelve months estimated earnings and (c) March 31, 1999 book value. Based on this analysis, DLJ developed the following ranges of acquisition multiples:

                - 10.4x -- 22.4x, with a mean of 16.2x and a median of 14.6x, for latest twelve months earnings per share ending March 31, 1999 compared to 28.4x for the Merger;

                - 9.3x -- 18.8x, with a mean of 13.5x and a median of 12.8x, for estimated next twelve months earnings per share compared to 19.8x for the Merger; and

                - 0.70x -- 2.50x, with a mean of 1.33x and a median of 1.20x for March 31, 1999 book value per share compared to 1.86x for the Merger.

        These acquisition multiples were then compared with the corresponding multiples based on Life USA's actual last twelve months earnings and March 31, 1999 book value and management's estimates for next twelve months earnings to determine the range of implied equity values of Life USA. This analysis resulted in the following ranges of implied Life USA value per share:

                - $7.59 -- $16.35, based on the latest twelve months earnings per share as of March 31, 1999;

                - $9.77 -- $19.74 , based on estimated next twelve months earnings per share; and

                - $7.80 -- $27.86, based on March 31, 1999 book value per share.

        PREMIUMS PAID ANALYSIS. DLJ compared the consideration to be received by Life USA's shareholders to the range of values of the Common Stock implied by the relative premiums paid over current market prices paid in selected recent acquisitions of life insurance and annuity companies. DLJ analyzed 17 selected acquisitions of life insurance and annuity publicly traded companies that have occurred since
January 1, 1996. DLJ analyzed the equity value of each of the acquired companies, measured as a percentage of the premiums paid over the acquired companies' common stock closing prices for the following periods: (a) one day prior, (b) one week prior, and (c) three months prior to the announcement of the transaction. Based on this analysis, DLJ developed the following ranges of premiums paid percentages:

                - (6.1%) -- 51.1%, with a mean of 15.4% and a median of 6.7%, over the closing price one day prior to the announcement compared to 102.4% for the Merger;

                - (6.8%) -- 51.1%, with a mean of 18.5% and a median of 20.4%, over the closing price one week prior to the announcement compared to 107.5% for the Merger; and

                - (29.2%) -- 74.7%, with a mean of 39.0% and a median of 43.8%, over the closing price three months prior to the announcement compared to 112.8% for the Merger.

        These premium paid percentages were then applied to Life USA's Common Stock closing prices prior to the Merger to determine the range of implied equity values of Life USA. This analysis resulted in the following ranges of implied Life USA value per share:

                - $9.62 -- $15.49, based on premiums paid over the closing price 1 day prior to the Merger;

                - $9.32 -- $15.11 , based on premiums paid over the closing price 1 week prior to the Merger; and

                - $6.90 -- $17.03, based on premiums paid over the closing price 3 months prior to the Merger.

        No company or transaction used in the Transaction Analysis, the Analysis of Certain Publicly Traded Companies or Premiums Paid Analysis described above was directly comparable to Life USA or the Merger. Accordingly, an analysis of the results of the foregoing was not simply mathematical nor necessarily precise; rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of companies, the form of consideration and the date of the respective transaction, and other factors that could affect the transaction values and trading prices. For example, many qualitative factors are involved in valuing a company or analyzing a transaction in the life insurance and annuity industries including assessments of the quality of management, the attractiveness of the company's target market, the economics of the products being sold and the company's market position relative to its competitors. Other factors that could affect the transaction values or trading prices include differences in distribution, products, geographic or demographic customer concentration, size, accounting practices, asset portfolio quality, interest rate sensitivity and other factors. These factors may affect transaction values or trading prices in each case by affecting in varying degrees investors' expectations of such factors as the company's risk and future operating profitability.

        DISCOUNTED CASH FLOW ANALYSIS. DLJ performed a discounted cash flow analysis of Life USA assuming a range of capital levels, estimated gross written premiums for 1999 and expense savings which may be able to be achieved by a buyer of the company. DLJ relied on cash flows as projected by Life USA management under different scenarios. The discounted cash flow analysis was based on discount rates ranging from 10.0% to 14.0%, and assuming risk based capital levels of 400%, 350% and 300%, respectively of the "Company Action Level" of capital required pursuant to the risk based capital requirements of the National Association of Insurance Commissioners. Statutory dividends were estimated to include amounts of capital generated in excess of that required under the respective risk-based capital levels. The terminal value for this analysis was computed by multiplying Life USA's projected terminal earnings and book value by a range of multiples. DLJ relied on its understanding of required equity returns in the life insurance and annuity business to derive discount rates and on the public equity market analysis of selected life insurance and annuity companies and selected merger market transactions to derive the multiples used to calculate terminal values. Based on its analysis of discounted flow, DLJ developed the following ranges of implied value of the Common Stock, in each case depending on the discount rate and terminal multiple used:

                - $14.19 -- $21.82, based on a multiple of earnings ranging from 10.0x to 14.0x and discount rates ranging from 10.0% to 14.0% at a risk based capital level of 400%;

                - $12.12 -- $17.96, based on a multiple of book value ranging from 1.10x to 1.50x at discount rates ranging from 10.0% to 14.0% at a risk based capital level of $400%;

                - $14.97 -- $22.61, based on a multiple of earnings ranging from 10.0x to 14.0x and discount rates ranging from 10.0% to 14.0% at a risk based capital level of 350%;

                - $12.39 -- $17.92, based on a multiple of book value ranging from 1.10x to 1.50x at discount rates ranging from 10.0% to 14.0% at a risk based capital level of 350%;

                - $15.75 -- $23.40, based on a multiple of earnings ranging from 10.0x to 14.0x and discount rates ranging from 10.0% to 14.0% at a risk based capital level of 300%; and

                - $12.90 -- $18.29, based on a multiple of book value ranging from 1.10x to 1.50x at discount rates ranging from 10.0% to 14.0% at a risk based capital level of 300%.

        DIVIDEND DISCOUNT ANALYSIS. DLJ also performed a dividend discount analysis of Life USA on a stand-alone basis assuming, among other things, Life USA management's projections, continued payment of dividends to common shareholders, common equity issuances under the STEP Agreement with Allianz Life and repurchases of Life USA shares in the open market with excess capital. The dividend discount analysis was based on discount rates ranging from 10.0% to 14.0%. The terminal value for this analysis was computed by multiplying Life USA's projected terminal earnings and book value by a range of multiples. DLJ relied on its understanding of required equity returns in the life insurance and annuity business to derive discount rates and the public equity market analysis of selected life insurance and annuity companies and selected merger market transactions to derive the multiples of earnings and book value used to calculate terminal values. Based on its analysis discounted flow, DLJ developed the following ranges of implied value of the Common Stock, in each case depending on the discount rate and terminal multiple used:

                - $15.39 -- $17.48, based on a multiple of earnings of 10.0x and discount rates ranging from 10.0% to 14.0%;

                - $19.98 -- $22.78, based on a multiple of earnings of 14.0x and discount rates ranging from 10.0% to 14.0%;

                - $14.01 -- $15.89, based on a multiple of book value of 1.10x and discount rates ranging from 10.0% to 14.0%; and

                - $17.68 -- $20.13, based on a multiple of book value of 1.50x and discount rates ranging from 10.0% to 14.0%.

        Based on the valuation methodologies discussed above, DLJ developed a selected summary valuation range. The chart below sets forth the range of implied values under the various methodologies compared to the consideration of $20.75 per share pursuant to the Merger.




                                   [CHART]








        The summary set forth above does not purport to be a complete description of the analyses performed by DLJ. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. The preparation of a fairness opinion does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires DLJ to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and did not place particular reliance or weight on any individual analysis and ultimately reached its opinion based on the results of all analyses taken as a whole. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters. These assumptions include but are not limited to assumptions regarding: (a) macro-economic business conditions, (b) competitive dynamics and general trends in the life insurance and annuity industries, (c) competition from other industries including the banking and mutual fund industries, (d) current and projected interest rates, and (e) industry regulatory environment. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

        FEES PAYABLE TO DLJ The Life USA Board of Directors selected DLJ as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger and is familiar with Life USA, its businesses and the annuity industry. Pursuant to the terms of an engagement letter dated May 20, 1999 between Life USA and DLJ, Life USA paid DLJ a fee of $350,000 for the DLJ opinion. Life USA also agreed to reimburse DLJ for all out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of counsel) incurred by DLJ in connection with its engagement not in excess of $25,000 in the aggregate, and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and Life USA believe are customary in transactions of this nature, were negotiated at arm's length between Life USA and DLJ, and the Life USA Board of Directors was aware of such arrangement.


PERSPECTIVE OF ALLIANZ LIFE AND ACQUISITION SUB ON THE FAIRNESS OF THE MERGER


        As discussed under "Special Factors--Background of the Merger," the determination of the Per Share Amount resulted from extensive arm's-length negotiation between the representatives of Life USA and Allianz Life. At the conclusion of the negotiation process, Allianz Life offered to acquire Life USA for a price of $20.75 per share.


        Allianz Life and Acquisition Sub believe that the Merger is fair to the shareholders of Life USA, including the unaffiliated shareholders of Life USA. Neither Allianz Life nor Acquisition Sub undertook any formal or informal evaluation of its own as to the fairness of the Merger to the shareholders of Life USA. Allianz Life and Acquisition Sub base this belief solely on (i) the factors cited by the Board of Directors of Life USA and its determination that the Merger is fair to, and in the best interest of, the shareholders of Life USA other than Allianz Life (see "Special Factors--Reasons for the Merger" and "--Recommendation of the Board of Directors"), (ii) the fact that the Per Share Amount of $20.75 represents a premium of approximately 99.8% over the average market price for the Common Stock for the 20 trading days preceding the announcement of the execution of the Merger Agreement, (iv) the fact that the terms of the Merger and the Merger Agreement were negotiated on an arm's-length basis, (v) the fact that the Merger and the Merger Agreement provide the unaffiliated shareholders of Life USA the opportunity to have immediate liquidity for their Common Stock and (vi) notwithstanding the fact that the opinion of DLJ as to fairness of the Merger was provided solely for the information and assistance of the Board of Directors of Life USA and Allianz Life and Acquisition Sub are not entitled to rely on such opinion, the fact that the Board of Directors received an opinion from DLJ that the Per Share Amount of $20.75 is fair to the shareholders of Life USA from a financial point of view. In concluding that the terms of the Merger are fair to the unaffiliated shareholders of Life USA, neither Allianz Life nor Acquisition Sub attach specific weights to any factors in reaching its belief as to fairness.


        Allianz Life and Acquisition Sub concluded that the Per Share Amount is fair to the unaffiliated shareholders of Life USA even though Allianz Life had purchased shares of Common Stock under the STEP Agreement at $24.625 per share in February 1998 and $25.3125 per share in August 1998. The pricing formula for the 1998 purchases of Common Stock by Allianz Life was negotiated at the end of November 1997 when the market price of the Common Stock was in the $16 to $17 range and GAAP book value per share was approximately $9.40 (which at the time would have resulted in a per share price of approximately $23 at 250% of GAAP book value). The pricing formula under the STEP Agreement at the time it was negotiated would have resulted in a premium to market of approximately 40%, compared to the premium to market as a result of the Merger of 99.8% based on the average of the 20 trading days preceding announcement of the Merger. Furthermore to protect Allianz Life against substantial reduction in the market price of the Common Stock over the term of the STEP Agreement, the STEP Agreement contains the provision permitting Allianz Life to decline to purchase the Common Stock at 250% of GAAP book value if the per share price of the Common Stock was more than 200% of the average market price of the Common Stock for the 20 trading days preceding an investment under the STEP Agreement. In addition, Allianz Life received additional inducements under the STEP Agreement, including a five-year extension of a marketing agreement and an entitlement to 37.5% of the total new life insurance and annuity business produced by Life USA Insurance under the marketing agreement. Finally, purchases under the STEP Agreement were infusions of capital into Life USA which benefited Allianz Life's position as a substantial shareholder of Life USA, as compared to payment of the Merger Consideration only to the unaffiliated shareholders of Life USA.


        All directors of Life USA, including all non-employee directors other than Messrs. Bonach and James unanimously approved the Merger Agreement and recommended approval by the shareholders of Life USA. Messrs. Bonach and James, the Allianz Life executives who serve and the Life USA Board at Allianz Life's request, were not present at the May 16 meeting; they were present at the June 7 meeting but did not participate in the Board's deliberations or vote.

        While Allianz Life and Acquisition Sub recognize that the directors who are not employees of Life USA did not retain an unaffiliated representative to act solely on behalf of the unaffiliated shareholders of Life USA and the completion of the Merger does not require the approval of a majority of the unaffiliated shareholders of Life USA, Allianz Life and Acquisition Sub believe that the Merger is procedurally fair to such shareholders because (a) all unaffiliated shareholders of Life USA (other than any who exercise dissenters' rights) are treated equally under the cash merger structure; at completion of the Merger, each share of Common Stock (other than shares held by Life USA and its subsidiaries, by Allianz Life and by shareholders of Life USA who exercise their dissenters' rights) is converted into the right to receive $20.75, a price per share which represents a substantial premium to the market price of the Common Stock immediately before the announcement of the proposed Merger, (b) the Merger and the Merger Agreement were negotiated on an arm's-length basis and (c) unaffiliated shareholders of Life USA who object to the Merger may obtain "fair value" for their shares if they exercise and perfect their dissenters' rights under the MBCA. See "Special Factors--Recommendation of the Board of Directors."


PLANS FOR LIFE USA AFTER THE MERGER

        After the Merger, Allianz Life anticipates that it will continue its review of Life USA and its assets, businesses, operations, properties, policies, corporate structure, dividend policy, capitalization and management and consider whether any changes would be desirable in light of the circumstances then existing. Effective upon the completion of the Merger, the directors of Acquisition Sub will be the initial directors of the Surviving Corporation.


        After completion of the Merger, Life USA will continue to conduct its business and the executive officers of Life USA will continue their responsibilities and receive compensation pursuant to current arrangements. In addition, Robert W. MacDonald, Edward J. Bonach, Margery G. Hughes, Robert S. James and Mark A. Zesbaugh will be members of a management team which will manage both Allianz Life and Life USA. As of the date of this Proxy Statement, there have been no agreements or discussion with respect to any additional compensation for the additional duties of the executive officers.



        Except for the foregoing, and as otherwise indicated in this Proxy Statement, Allianz Life does not have any other present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Life USA or any of its subsidiaries, a sale or transfer of a material amount of assets of Life USA or any of its subsidiaries or any material change in Life USA's capitalization or any other material changes in Life USA's corporate structure or business. At the Effective Time, Acquisition Sub will merge with Life USA and the separate existence of Acquisition Sub will cease.


CERTAIN EFFECTS OF THE MERGER

        As a result of the Merger, the entire equity interest of Life USA will be owned by Allianz Life, and the current shareholders other than Allianz Life will have no continuing interest in Life USA. Therefore, following the Merger, the shareholders of Life USA other than Allianz Life will no longer benefit from any increases in the value of Life USA and will no longer bear the risk of any decreases in the value of Life USA. Following the Merger, Allianz Life will own 100% of Life USA and will have complete control over the management and conduct of Life USA's business, all income generated by Life USA and any future increase in Life USA's value. Similarly, Allianz Life will also bear the risk of any losses incurred in the operation of Life USA and any decrease in the value of Life USA.

        Following the Merger, the Common Stock will no longer meet the requirements of the Nasdaq National Market for continued listing and will, therefore, be delisted from The Nasdaq National Market.

        The Common Stock is currently registered as a class of securities under the Securities Exchange Act of 1934 (the "Exchange Act"). Registration of the Common Stock under the Exchange Act may be terminated upon application of Life USA to the Commission if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market and there are fewer than 300 record holders of the Common Stock. Termination of registration of the Common Stock under the Exchange Act would substantially reduce the information required to be furnished by Life USA to its shareholders and to the Commission and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with the shareholders' meetings pursuant to Section 14(a), and the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions, no longer applicable to Life USA. It is the present intention of Allianz Life to cause Life USA to make an application for the termination of the registration of the Common Stock under the Exchange Act as soon as practicable after completion of the Merger.


UNSOLICITED OFFERS FROM THIRD PARTIES



        Since entering into the Merger Agreement on May 17, 1999 to the date of this Proxy Statement, Life USA has not received any unsolicited offers from third parties for a merger or other business combination involving Life USA or any of its subsidiaries or any unsolicited proposal or offer to acquire in any manner a substantial equity interest in, a substantial portion of the voting securities of, or a substantial portion of the assets of Life USA or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement.


CONFLICTS OF INTEREST

        In considering the recommendations of the Board of Directors of Life USA with respect to the Merger, shareholders should be aware that directors and officers of Life USA, as well as Allianz Life, have interests in connection with the Merger which may present them with actual or potential conflicts of interest as summarized below. The Board was aware of these interests and considered them among the other matters described, but such conflicts, individually or in the aggregate, did not have a negative impact on the determination of the Board of Directors of Life USA that the Merger is fair to and in the best interests of the shareholders.


        ARRANGEMENTS WITH ALLIANZ LIFE. As of the close of business on May 17, 1999, Allianz Life beneficially owned 5,699,118 shares of Common Stock, or approximately 24.2% of the outstanding shares of Common Stock (based on 23,593,716 shares outstanding on April 30, 1999), including shares of Common Stock Allianz Life purchased pursuant to the STEP Agreement with Life USA entered into in January 1998. The commitment of Allianz Life to purchase Common Stock under the STEP Agreement and purchases of Common Stock by Allianz Life under the STEP Agreement and in the open market during 1998 and 1999, as well as marketing, service and insurance agreements between Allianz Life and Life USA, are described under "Background of the Merger"(page__). In connection with the STEP Agreement, Allianz Life nominated two persons to Life USA's Board of Directors, Edward J. Bonach and Robert S. James, who are executives of Allianz Life. Messrs. Bonach and James were elected directors of Life USA in April 1998. In January 1999, Life USA entered into an investment management agreement with Allianz Investment Corporation with respect to a portion of its assets.



        DIRECTORS AND OFFICERS OF LIFE USA. Five members of the Board of Directors are executive officers of Life USA, own or have options to purchase an aggregate of 2,131,069 shares of Common Stock and, except for Daniel Rourke, are parties to employment agreements which will continue in effect following completion of the Merger. In addition, the Merger
Agreement provides that Robert W. MacDonald will be the Chief Executive
Officer of Allianz Life and a member of the Board of Directors of Allianz
Life and of Life USA, in addition to continuing as Chief Executive Officer of Life USA after the Merger. None of the executive officers of Life USA will receive any payment under the "change of control provisions" of their respective employment agreements or additional compensation for their increased management responsibilities as a result of the Merger. The employment agreement of each of the executive officers has been amended to provide that the Merger does not constitute a change of control under the employment agreement and to provide that the services to be provided under the employment agreement include services to any direct or indirect parent of Life USA and any subsidiary of such parent. The five executive officers of Life USA who are also directors and who own a total of 1,680,481 shares of Common Stock have also agreed to vote their shares for approval of the Merger Agreement. Two executive officers of Life USA, Margery G. Hughes and Mark A. Zesbaugh, own an aggregate of 508,972 Stock Options which will be exercisable in full upon completion of the Merger in a cash amount equal to the excess of $20.75 over the exercise price of each Stock Option (an aggregate of $4,733,009). A description of the value of Stock Options for each executive officer is included under "Interests in Securities of Life USA" (page __).


        LEGAL COUNSEL AND CONSULTANTS; OWNERSHIP BY OUTSIDE DIRECTORS. Three of the four outside directors of Life USA receive fees for providing legal or consulting services to Life USA, and all four outside directors own or have options to purchase a substantial number of shares of Common Stock. Ralph Strangis is a member of Kaplan, Strangis and Kaplan, P.A., a law firm which provides general counsel legal services to Life USA and received $680,000 in legal fees from Life USA for 1998. Mr. Strangis owns 58,000 shares of Common Stock and Stock Options for 19,000 shares of Common Stock, and other members of the law firm beneficially own an aggregate of 223,830 shares of Common Stock. Hugh Alexander is a member of Alexander & Crabtree, P.C., a law firm which provides legal services to Life USA and received $127,172 in legal fees from Life USA for 1998. Mr. Alexander owns 7,300 shares of Common Stock and Stock Options for 26,202 shares of Common Stock. Barbara Lautzenheiser is a member of Lautzenheiser & Associates, a consulting firm which provides actuarial and other consulting services to Life USA and received $941,641 in consulting fees and expenses for 1998. Ms. Lautzenheizer owns 3,500 shares of Common Stock and Stock Options for 21,000 shares of Common Stock. Jack Blaine, the fourth outside director, does not provide legal or consulting services to Life USA. Mr. Blaine owns 3,000 shares of Common Stock and Stock Options for 24,368 shares of Common Stock. Upon completion of the Merger all Stock Options held by the outside directors will be converted into the right to receive a cash amount equal to the excess of $20.75 over the exercise price of the Stock Options (an aggregate of $898,808). A description of the value of Stock Options for each director is included under "Interests in Securities of Life USA" (page __).


        INDEMNIFICATION. Section 302A.521 of the MBCA provides that a Minnesota corporation will indemnify directors and officers against expenses and liabilities in connection with any proceeding by reason of his or her being or having been a director or officer if (a) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and (b) with respect to any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful, unless a corporation's articles of incorporation or by-laws prohibit or limit indemnification. Life USA's Articles of Incorporation and By-laws do not prohibit or limit the indemnification under Section 302A.521 of the MBCA.

        In addition, the Articles of Incorporation of Life USA provide that a director or officer of Life USA will not be personally liable to Life USA or its shareholders for damages arising from a breach of any duty owed to Life USA or its shareholders, except for any breach of duty based upon an act or omission (a) in breach of his or her duty of loyalty to Life USA or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt of an improper personal benefit.

        The Merger Agreement provides that for six years after the Merger, Allianz Life will cause Life USA to indemnify all past and present officers and directors of Life USA and its subsidiaries to the same extent as is indemnified at the date of the Merger Agreement for acts or omissions occurring at or prior to the Merger. Allianz Life also agrees to provide, for not less than six years after the Merger, a directors' and officers' insurance and indemnification policy providing coverage for events occurring prior to the Merger with coverage substantially similar to Life USA's existing policy or, if substantially similar coverage is unavailable, then best available coverage. Allianz Life is not required to pay premiums aggregating more than $1,750,000 during the six-year period.

                   SUMMARY OF MATERIAL FEATURES OF THE MERGER

THE MERGER

        GENERAL. The Merger Agreement provides that, subject to its conditions and in accordance with the MBCA, Acquisition Sub will be merged into Life USA when the Articles of Merger are filed with the Minnesota Secretary of State or such other date or time as is stated in the Articles of Merger (the "Effective Time"). Following the Merger, the separate existence of Acquisition Sub will cease, and Life USA will continue as the surviving corporation and will be a wholly-owned subsidiary of Allianz Life. At the Effective Time, each issued and outstanding share of Common Stock, other than shares owned by Life USA or its wholly-owned subsidiaries, by Allianz Life or by shareholders who exercise their dissenters' rights, will be converted into the right to receive, upon surrender of the certificate formerly representing the shares of Common Stock (the "Certificate"), $20.75 in cash. As a result of the Merger, the Common Stock will no longer be publicly traded and the equity of the Surviving Corporation will be 100% owned by Allianz Life.

        MERGER CONSIDERATION. When the Merger is completed, each share of Common Stock issued and outstanding immediately prior to the Effective Time will no longer be outstanding and will automatically be canceled and retired. Each holder of a Certificate will have only the right to receive an amount in cash equal to the number of such shares multiplied by $20.75 per share (the "Merger Consideration") at the time the Certificate is surrendered.

        PAYMENT FOR SHARES. Promptly after the Effective Time, Harris Bank and Trust Company (the "Payment Agent") will mail to each holder of record of a Certificate a form of letter of transmittal which instructs Life USA shareholders how to surrender their shares of Common Stock and receive the Merger Consideration. Risk of loss and title to the Certificate will pass only when the Payment Agent receives delivery. When a record holder has delivered to the Payment Agent all Certificates for its shares of Common Stock together with the duly executed letter of transmittal, the Payment Agent will issue a check for the Merger Consideration and mail the check to the record holder.

        STOCK OPTIONS. The Merger Agreement provides that, immediately prior to the Effective Time, each outstanding Stock Option will become exercisable in full. At the Effective Time all Stock Options will be canceled and the holder will have the right to receive, upon execution and delivery to the Payment Agent of an option termination agreement, a cash payment equal to the (a) excess of $20.75 over the exercise price of the Stock Option, multiplied by (b) the total number of shares of Common Stock under the Stock Option. Promptly after the Effective Time, the Payment Agent will mail the option termination agreement to holders of Stock Options. The payment of the consideration for a Stock Option, net of any withholding or other applicable taxes, upon delivery to the Payment Agent of an option termination agreement, will constitute full satisfaction of all rights pertaining to the Stock Option.

        CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of Life USA will be closed and no further transfer of shares of Common Stock will be made on the records of Life USA. On or after the Effective Time, any Certificates presented to Surviving Corporation or the Payment Agent will be canceled and exchanged for the Merger Consideration.

        CONDITIONS TO THE MERGER. Each party's obligation to complete the Merger is conditioned upon the following: (a) approval of the Merger Agreement by the vote of a majority of the outstanding shares of Life USA Common Stock, (b) expiration or termination of the waiting period (and any extension thereof) applicable to the Merger under the HSR Act, (c) obtaining of all authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity, the failure of which would have the effect of making the

Merger or any transaction described in the Merger Agreement illegal or would have, individually or in the aggregate, a material adverse effect on Allianz Life (assuming the Merger has taken place), and (d) the absence of any law, rule, regulation, order, decree, injunction or other order making the Merger illegal promulgated, enforced or entered by any court or other governmental entity.

        The obligation of Life USA to complete the Merger is subject to the satisfaction of the following conditions at or prior to the Effective Time: (a) each of Allianz Life and Acquisition Sub has performed in all material respects each of its agreements contained in the Merger Agreement and the representations and warranties of Allianz Life and Acquisition Sub contained in the Merger Agreement are true and complete in all material respects, and Life USA has received officers' certificates signed on behalf of Allianz Life and Acquisition Sub to that effect, (b) all approvals or consents required for the Merger have been obtained, and (c) no governmental entity has imposed any requirement which, individually or in the aggregate, would have a material adverse effect on Allianz Life.

        The obligations of Allianz Life and Acquisition Sub to complete the Merger are subject to the satisfaction of the following conditions at or prior to the Effective Time: (a) Life USA has performed in all material respects each of its agreements contained in the Merger Agreement and the representations and warranties of Life USA contained in the Merger Agreement are true and complete in all material respects, and Allianz Life has received an officers' certificate signed on behalf of Life USA to that effect, (b) Life USA has obtained the consent or approval of each person or governmental entity whose consent or approval is required in connection with the Merger under any loan or credit agreement or other agreement of Life USA or any subsidiary or any law, rule or regulation applicable to Life USA or any of its subsidiaries, except if failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on Life USA or Allianz Life or upon completion of the Merger, (c) no governmental entity has imposed any requirement which, individually or in the aggregate, would have a material adverse effect on Life USA or Allianz Life, and (d) there has not been instituted any proceeding before any governmental entity as a result of the Merger Agreement or any transactions contemplated therein which would have a material adverse effect on Life USA or Allianz Life.


        EVEN IF THE SHAREHOLDERS OF LIFE USA APPROVE THE MERGER AS PROVIDED IN THE MERGER AGREEMENT, THERE CAN BE NO ASSURANCE THAT THE MERGER WILL BE COMPLETED.


        REPRESENTATIONS AND WARRANTIES. Life USA made representations and warranties in the Merger Agreement, qualified in certain instances by materiality or as disclosed in Life USA's disclosure letter (the "Life USA Letter") regarding the following: its organization and good standing; authority to enter into the Merger Agreement and complete the transactions contemplated by the Merger Agreement; capital structure of Life USA and its subsidiaries; noncontravention of the Merger Agreement to Life USA's Articles of Incorporation, Bylaws, any contract or law; requisite governmental and other consents and approvals; compliance with the Securities and Exchange Commission (the "Commission") filing requirements; its financial statements; the accuracy of information in this Proxy Statement and compliance with the Exchange Act; the absence of certain material changes since December 31, 1998; possession of permits and compliance with governing documents and laws; absence of undisclosed material contracts; absence of material events of default or basis for material events of default; requisite tax filings and examinations; absence of outstanding orders, judgments, injunctions and similar actions and absence of disputes involving Life USA or its subsidiaries or their businesses; agreements relating to certain employment, consulting and benefit matters of Life USA; compliance with worker safety, labor and employment and environmental laws; ownership of intellectual property rights; absence of state takeover laws applicable to Life USA; the required vote of shareholders of Life USA necessary to approve the Merger Agreement; Year 2000 compliance; absence of brokers or similar fees other than the investment banker giving the fairness opinion; insurance coverage; and conflicts of interest.

        CERTAIN COVENANTS.

        Until the Merger is completed, Life USA has agreed that Life USA and its subsidiaries will conduct their business in the ordinary course and use their best efforts to preserve their current business organizations, keep available the services of its current officers and employees and preserve their third party relationships.

        Life USA has also agreed that, without the consent of Allianz Life, neither Life USA nor its subsidiaries will: (a) declare or pay any dividend on or make any other distribution in respect of its capital stock other than the regular quarterly dividend of not more than $.025 per share by Life USA and distributions by wholly-owned subsidiaries with respect to specified equity interests, or split, combine or reclassify any class of stock of Life USA or purchase, redeem or acquire any shares of capital stock of Life USA; (b) issue or encumber any shares of its capital stock or other securities other than the issuance of shares of Common Stock upon the exercise of Stock Options, to Life USA's Employee Savings Plan (401(k) Plan), upon conversion of Life USA's outstanding convertible debentures, and the issuance of shares of capital stock of its long term care subsidiary; (c) amend its governing documents; (d) acquire by merger or consolidation or asset purchase or equity purchase any entity or division other than transactions in the ordinary course of business consistent with past practice which are not material to Life USA; (e) sell or otherwise dispose of assets other than in the ordinary course of business consistent with past practice; (f) incur indebtedness for borrowed money or make loans or investments other than in the ordinary course, except for borrowings under existing credit facilities and transactions between or among Life USA and its subsidiaries; (g) alter the corporate structure or ownership of Life USA or its subsidiaries; (h) adopt or amend existing benefit plans, severance plans or employment or consulting agreements, except as required by applicable law; (i) increase compensation to directors, officers or employees (except in the case of non-officer employees in the ordinary course of business consistent with past practice), grant severance or termination pay or enhance or accelerate rights under any plan or arrangement for the benefit of any director, officer or employee; (j) knowingly violate or fail to perform any obligation imposed by material federal, state or local law rule or regulation; (k) change any accounting policies or procedures, except as required to by generally accepted accounting principles; (l) file tax returns inconsistent with past practice or take any position inconsistent with prior positions; (m) make tax election or settle or compromise any material tax liability; (n) enter into or amend any material contract except in the ordinary course or make or agree to make new capital expenditures in excess of $4 million in the aggregate, including capital expenditures since December 31, 1998; or (n) pay or discharge any obligations other than the payment or discharge of obligations in the ordinary course of business consistent with past practice that are reflected in or as contemplated by the most recent financial statements, or the payment of indebtedness owed by Life USA or a subsidiary under an existing credit facility.

        NO SOLICITATION OF TRANSACTIONS. The Merger Agreement provides that Life USA will not, directly or indirectly (a) solicit, initiate or encourage the submission of, any Takeover Proposal (as defined below), (b) enter into any agreement with respect to any Takeover Proposal, or (c) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. If, prior to the Special Meeting, the Board of Directors of Life USA reasonably determines the Takeover Proposal constitutes a Superior Proposal (as defined below), then, to the extent required by the fiduciary obligations of the Board of Directors of Life USA, as determined in good faith by a majority of the disinterested members after receiving the advice of independent counsel, Life USA may, in response to an unsolicited request, furnish information with respect to Life USA to, and enter into discussions with, any person pursuant to a customary confidentiality agreement.

        The Merger Agreement defines a "Takeover Proposal" to mean any proposal for a merger or other business combination involving Life USA or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, a substantial portion of the voting securities of, or a substantial portion of the assets of Life USA or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement. A "Superior Proposal" means a bona fide Takeover Proposal made by a third party which a majority of the disinterested members of the Board of Directors of Life USA determines in its reasonable good faith judgment to be more favorable to Life USA's shareholders than the Merger, and for which financing, to the extent required, is then committed or which, in the reasonable good faith judgment of a majority of such disinterested members is highly likely to be financed by the third party. In making these determinations and judgments, the Life USA Board of Directors must receive a written opinion from its independent financial advisor that the value of the consideration provided for in alternative proposal exceeds the value of the consideration provided for in the Merger and written advice as to the likelihood of the third party obtaining any necessary financing.

        The Merger Agreement requires Life USA to advise Allianz Life of (a) any Takeover Proposal or inquiry with respect to or which could lead to any Takeover Proposal, (b) the material terms of such Takeover Proposal, and (c) the identity of the person making any such Takeover Proposal or inquiry. The Merger Agreement also requires Life USA to keep Allianz Life fully informed of the status and details of any such Takeover Proposal or inquiry. Under the Merger Agreement, Life USA may not terminate, amend, modify or waive any provision of any confidentiality agreement relating to a Takeover Proposal or standstill agreement to which Life USA or any of its subsidiaries is a party (other than any involving Allianz Life). During such period, Life USA agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions of such agreements in any court of the United States or any state thereof having jurisdiction.

        VOTING RIGHTS OF ALLIANZ LIFE. The Merger Agreement provides that notwithstanding certain restrictions placed on Allianz Life's ability to vote its shares of Common Stock by the STEP Agreement, until the earlier of (a) the Effective Time, or (b) termination of the Merger Agreement, Allianz Life may vote all of its shares of Common Stock in any and all matters presented to the shareholders of Life USA, may solicit proxies and may attempt to influence the vote of other shareholders of Life USA as Allianz Life deems appropriate.

        TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Life USA:

        1. by mutual consent of Allianz Life and Life USA;

        2. by either Allianz Life or Life USA if the other party fails to comply in any material respect with any of its covenants or agreements in the Merger Agreement, and the failure is not cured within 30 business days following receipt of notice, except for a breach by Life USA discussed in item 7 below;

        3. by either Allianz Life or Life USA if there has been (a) a breach by the other party (in the case of Allianz Life including a material breach by Acquisition Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (b) a breach by the other party (in the case of Allianz Life including a material breach by Acquisition Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within 30 business days following receipt of notice;

        4. by Allianz Life or Life USA if (a) the Merger has not been effected on or prior to December 31, 1999 for a reason other than the failure of the terminating party to comply with its obligations under the Merger Agreement, or
(b) any court or other governmental entity having jurisdiction has issued an order or taken other action permanently enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such action has become final and nonappealable;

        5. by Allianz Life or Life USA if the shareholders of Life USA do not approve the Merger Agreement at the Special Meeting or any adjournment or postponement thereof;

        6. by Allianz Life or Life USA if Life USA enters into a merger, acquisition or other agreement to effect a Superior Proposal or the Board of Directors of Life USA resolves to do so, provided that Life USA has (a) delivered to Allianz Life a written notice of intent to enter into an agreement to effect a Superior Proposal, (b) five business days have elapsed following the notice, (c) Life USA has cooperated with Allianz Life during the notice period and informed Allianz Life of the terms and conditions of the Takeover Proposal and the identity of the person making the proposal with the intent of enabling Allianz Life to agree to a modification of the terms and conditions of the Merger Agreement, (d) the Board of Directors of Life USA has continued reasonably to believe following the notice period that the Takeover Proposal constitutes a Superior Proposal, and (e) Life USA has paid Allianz Life a termination fee of $20,000,000; or

        7. by Allianz Life if (a) the Board of Directors of Life USA has not recommended or has resolved not to recommend or has qualified, modified or withdrawn its recommendation of the Merger Agreement or declaration that the Merger is advisable and fair to and in the best interest of Life USA and its shareholders or has resolved to do so, (b) the Board of Directors of Life USA has recommended to the shareholders of Life USA any Takeover Proposal or has resolved to do so, or (c) a third party tender offer or exchange offer for 20% or more of the outstanding Common Stock is commenced and the Board of Directors of Life USA has failed to recommend against acceptance of such tender offer or exchange by its shareholders (including by taking no position with respect to the acceptance of the offer by its shareholders).

        The Merger Agreement could also have been terminated (a) by Allianz Life on or prior to June 1, 1999 if the Merger Agreement and the transactions contemplated under the Merger Agreement had not been duly approved by the Board of Management of Allianz AG, or (b) by either Allianz Life or Life USA prior to June 8, 1998 if Life USA had received either the written opinion of its investment banker that the Per Share Amount is unfair to Life USA's shareholders from a financial point of view or a written statement of its investment banker that the investment banker is not able to render an opinion that the Per Share Amount is fair to Life USA's shareholders from a financial point of view. The Board of Management of Allianz AG approved the Merger Agreement and the transactions contemplated under the Merger Agreement on May 31, 1999, and, as discussed under "Fairness of the Transaction" (page __) and "Opinion of Financial Advisor" (page __), on June 7, 1999 Life USA received a written opinion of its investment banker that the consideration to be received by the holders of the Common Stock in the Merger is fair to the holders from a financial point of view.

        TERMINATION FEE. If (a) the Merger Agreement is terminated by Life USA or Allianz Life at a time when Allianz Life is entitled to terminate this Agreement pursuant to paragraphs 2, 3 or 5 of the preceding section and, concurrently with or within 18 months after such a termination a Third Party Acquisition Event (as defined below) occurs, or (b) the Merger Agreement is terminated pursuant to paragraphs 6 or 7 of the preceding section or by Life USA or Allianz Life at a time when Allianz Life is entitled to terminate pursuant to such paragraphs then, in each case Life USA will pay to Allianz Life a termination fee of $20,000,000 in cash (the "Termination Fee"), in addition to any obligation of Life USA to pay expenses upon termination and without prejudice to any other rights Allianz Life may have against Life USA for breach of the Merger Agreement. In the case of clause (a) of the preceding sentence, but only with respect to a termination of the Merger Agreement by Life USA or Allianz Life as a result of a breach of a representation or warranty where the representations and warranties of Life USA were true and correct in all material respect as of the date of the Merger Agreement or a termination where the Third Party Acquisition Event constitutes an event described in clause (d) of the definition of that term, Life USA will be required to pay the Termination Fee to Allianz Life only if the Takeover Proposal giving rise to the Third Party Acquisition Event constitutes a Superior Proposal.

        A "Third Party Acquisition Event" means any of the following events: (a) any person other than Allianz Life or its affiliates acquires or becomes the beneficial owner of 20% of more of the outstanding shares of Common Stock, (b) any group (other than a group which includes Allianz Life or any affiliate) is formed which, at the time of formation, beneficially owns 20% or more of the outstanding shares of Common Stock, (c) any person (other than Allianz Life or its affiliates) has commenced a tender or exchange offer for 20% or more of the then outstanding shares of Common Stock or publicly proposed any bona fide merger, consolidation or acquisition of all or substantially all of the assets of Life USA, or other similar business combination involving Life USA, (d) Life USA enters into or announces that it proposes to enter into an agreement (including an agreement in principle) providing for a merger or other business combination involving Life USA or a "significant subsidiary" (as defined in Rule 1.02(v) of Regulation S-X as promulgated by the SEC) of Life USA or the acquisition of a substantial interest in or substantial portion of the assets, business or operations of Life USA or a significant subsidiary (other than the transactions contemplated by the Merger Agreement), (e) any person (other than Allianz Life or its affiliates) is granted any option or right to become the beneficial owner of shares of Common Stock which, together with all shares of Common Stock beneficially owned by such person, results or would result in such person being the beneficial owner of 20% or more of the outstanding shares of Common Stock, or (f) there is a public announcement with respect to a plan by Life USA or any person, other than Allianz Life and its affiliates, to effect any of the foregoing.

        INDEMNIFICATION. The Merger Agreement provides that for six years from the Effective Time, Allianz Life will cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of Life USA to the same extent as such persons are indemnified at the date of the Merger Agreement for acts or omissions occurring at or prior to the Effective Time. Allianz Life has agreed to provide for not less than six years from the Effective Time a directors and officers insurance and indemnification policy providing coverage for events occurring prior to the Effective Time with coverage substantially similar to Life USA's existing policy or if substantially similar coverage is unavailable, then best available, provided that Allianz Life shall not be required to pay premiums aggregating more than $1,750,000 for the six year period.

        AMENDMENT AND WAIVER. The Merger Agreement may be amended pursuant to action taken or authorized by the respective Boards of Directors of Allianz Life and Life USA at any time prior to or after approval of the Merger Agreement by the shareholders of Allianz Life and Life USA but, after such approval, no amendment will be made without the further approval of the shareholders if further approval is required by law. At any time prior to the Effective Time, either of the parties to the Merger Agreement may extend, in writing, the time for performance of any obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the Merger Agreement or any document delivered pursuant to the Merger Agreement and waive compliance with any of the agreements or conditions contained in the Merger Agreement.

        EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expense, except that all printing expenses and all filing fees (including filing fees under the Exchange Act and the HSR Act) will be divided equally between Allianz Life and Life USA. If the Merger Agreement is terminated by Life USA or Allianz Life pursuant to paragraph 6 of the Termination section above, by Allianz Life pursuant to paragraph 7 of the Termination section above or by Life USA or Allianz Life at a time when Allianz Life is entitled to terminate pursuant to paragraphs 6 or 7 of the Termination section above, Life USA must reimburse Allianz Life and its affiliates for out-of-pocket fees and expenses, without prejudice to any other rights Allianz Life may have against Life USA for breach of the Merger Agreement.


EFFECTIVE TIME


        The Merger will become effective at the Effective Time. It is expected that the Effective Time will be the date of closing of the Merger, which is expected to be [September 22, 1999,] or as soon thereafter as is practicable subject to satisfaction or waiver of the conditions to closing. Subject to certain limitations, the Merger Agreement may be terminated by either party if, among other reasons, the Merger has not been completed by December 31, 1999.


CONVERSION OF COMMON STOCK

        As of the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by Life USA or its wholly-owned subsidiaries, by Allianz Life or by shareholders who exercise their dissenters' rights) will be converted into the right to receive the Merger Consideration when the Certificate formerly representing such share of Common Stock is surrendered and a duly executed letter of transmittal is delivered to the Payment Agent. The Payment Agent will mail to each record holder of Common Stock, as soon as practicable after the Effective Time, a letter of transmittal which will contain instructions for surrendering the Certificates for Common Stock in exchange for the Merger Consideration. When so converted, all such shares of Common Stock will no longer be outstanding and will automatically be canceled and retired and each holder of a Certificate formerly representing any such shares will have only the right to receive the Merger Consideration in cash (without interest) upon the surrender of the Certificate. Holders of Stock Options will receive payment in accordance with the procedures described below under "Payment for Stock Options."

        As soon as practicable after the Effective Time, Allianz Life will deposit with the Payment Agent, in trust for the holders of the Common Stock converted in the Merger and holders of Stock Options, an amount of cash equal to or exceeding the aggregate Merger Consideration and the consideration for the Stock Options.

        LIFE USA'S SHAREHOLDERS SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE PAYMENT AGENT WITHOUT A LETTER OF TRANSMITTAL. STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY CARD.

        The payment of the Merger Consideration upon surrender of any Certificate will be deemed to constitute full satisfaction of all rights pertaining to the shares of Common Stock represented by the Certificate. Until surrendered as contemplated by the Merger Agreement, each Certificate for Common Stock will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration upon surrender; no interest will be paid or will accrue on any Merger Consideration payable to shareholders. At the Effective Time, the stock transfer books of Life USA will be closed. Neither Allianz Life nor the Surviving Corporation will be liable to any former shareholder or holder of a

Stock Option for any cash held in the payment fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

PAYMENT FOR STOCK OPTIONS

        Each Stock Option which is outstanding immediately prior to the Effective Time will become exercisable in full (to the extent not previously exercised) and will be canceled, and the holder will have the right to receive, upon execution and delivery to the Payment Agent of an option termination agreement, a cash payment equal to the (a) excess of $20.75 over the exercise price of the Stock Option, multiplied by (b) the total number of shares of Common Stock purchasable upon exercise of the Stock Option. The payment of the consideration for a Stock Option, net of any withholding or other applicable taxes, upon delivery to the Payment Agent of an option termination agreement signed by the holder of the Stock Option, will constitute full satisfaction of all rights pertaining to the Stock Option.

CONDUCT OF BUSINESS PENDING THE MERGER

        Pursuant to the Merger Agreement, Life USA has agreed to carry on its business prior to the Effective Time in all material respects in the ordinary course of its business as conducted on the date of the Merger Agreement, subject to certain covenants by Life USA in the Merger Agreement.

REGULATORY FILINGS AND APPROVALS


        Life USA believes that the following filings and approvals are required with respect to the Merger: (a) filings with and/or approvals of state insurance regulatory authorities, (b) filings by Life USA and Allianz Life with the Federal Trade Commission and the Department of Justice pursuant to the requirements of the HSR Act as to which Life USA received early termination on July 15, 1999, (c) filings by Life USA and Allianz Life with the
Securities and Exchange Commission pursuant to the Exchange Act, and (d) filing of Articles of Merger with the Secretary of State of the State of Minnesota and appropriate documents with the relevant authorities of other states in which Life USA is qualified to do business.


CONDITIONS TO THE MERGER

        The obligations of Allianz Life, Acquisition Sub and Life USA to effect the Merger are subject to the fulfillment of certain conditions described more fully under "Summary of Material Features of the Merger Agreement--Conditions to the Merger" (page___).

FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION

        The following discussion summarizes the material federal income tax considerations relevant to the Merger that are generally applicable to holders of Common Stock and Stock Options. This discussion is based on currently existing provisions of the Internal Revenue Code, existing and proposed Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to the holders of the Common Stock or Stock Options as described here. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts and shareholders who acquired Common Stock through the exercise of Stock Options or otherwise as compensation prior to the Effective Time of the Merger.

        The conversion of the Common Stock at the Effective Time of the Merger into the right to receive the Merger Consideration will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state and other tax laws. In general, a shareholder will recognize gain or loss equal to the difference between the tax basis of the Common Stock and the amount of Merger
Consideration received in exchange for the Common Stock. The gain or loss will be treated as capital gain or loss if the Common Stock is a capital asset in the hands of the shareholder.

        The receipt of the consideration for Stock Options upon delivery to the Payment Agent of an option termination agreement will be taxable as ordinary income for federal and state income and other tax purposes. The consideration for Stock Options will be paid to the holders of Stock Options net of withholding and other applicable taxes.

        The federal income tax consequences set forth above are for general information only. Each shareholder and each holder of Stock Options is urged to consult his or her own tax advisor to determine the particular tax consequences to him or her of the Merger, including the applicability and effect of state and other tax laws.

FINANCING OF THE MERGER; SOURCE OF FUNDS

        Allianz Life has represented in the Merger Agreement that it has sufficient capital resources necessary to perform its obligations under the Merger Agreement. Allianz Life intends to finance the transaction with working capital funds and a capital contribution from Allianz of America.

ANTICIPATED ACCOUNTING TREATMENT

        Life USA believes that the Merger will be accounted for by Allianz Life using the purchase method of accounting in accordance with generally accepted accounting principles.

DISSENTERS' RIGHTS

        Sections 302A.471 and 302A.473 of the MBCA provide each shareholder the right to dissent from the Merger, and obtain payment for the "fair value" of the shareholder's shares following the consummation of the Merger.

        The following summary of the applicable provisions of Sections 302A.471 and 302A.473 of the MBCA is not intended to be a complete statement of the provisions and is qualified in its entirety, by reference to the full texts of the Sections attached as Appendix C to this Proxy Statement. These sections should be reviewed carefully by any shareholder who wishes to exercise dissenters' rights or who wishes to preserve the right to do so, since failure to comply with the procedures set forth in the Sections will result in the loss of dissenters' rights.

        Under the MBCA, holders of Life USA's Common Stock have the right, by fully complying with the applicable provisions of Sections 302A.471 and 302A.473, to dissent with respect to the Merger and to receive from the Surviving Corporation payment in cash of the "fair value" of their shares of Common Stock after the Merger is completed. The term "fair value" means the value of the shares of Common Stock immediately before the Effective Time without any appreciation or depreciation in anticipation of the Merger.

        All references in Sections 302A.471 and 302A.473 and in this summary to a "shareholder" are to a record holder of the shares of Common Stock as to which dissenters' rights are asserted. A person having beneficial ownership of shares of Common Stock that are held of record in the name of another person, such as a broker, nominee, trustee or custodian, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner in order to perfect whatever dissenters' rights the beneficial owner may have.

        Shareholders of record who desire to exercise their dissenters' rights must satisfy all of the following conditions. A written notice of intent to demand fair value for shares must be delivered to the executive offices of Life USA before the taking of the shareholder vote on the Merger. This written demand must be in addition to and separate from any proxy or vote against the Merger. Voting against, abstaining from voting or failing to vote on the Merger does not constitute a demand for appraisal within the meaning of the MBCA.

        Shareholders electing to exercise their dissenters' rights under the MBCA must not vote for approval of the Merger Agreement. A shareholder's failure to vote against the Merger will not constitute a waiver of dissenters' rights. However, if a shareholder returns a signed proxy but does not specify a vote against adoption of the Merger or direction to abstain, the proxy will be voted for adoption of the Merger, which will have the effect of waiving that shareholder's dissenters' rights.

        Company shareholders may not assert dissenters' rights as to less than all of the shares registered in such holder's name except where certain shares are beneficially owned by another person but registered in such holder's name. If a record owner, such as a broker, nominee, trustee or custodian, wishes to dissent with respect to shares beneficially owned by another person, such shareholder must dissent with respect to all of such shares and must disclose the name and address of the beneficial owner on whose behalf the dissent is made. A beneficial owner of shares of Common Stock who is not the record owner of such shares may assert dissenters' rights as to shares held on such person's behalf, provided that such beneficial owner submits a written consent of the record owner to Life USA at or before the time such rights are asserted.

        A shareholder who elects to exercise dissenters' rights must send his or her written demand, before the taking of the vote on the Merger, to the Secretary of Life USA Holding, Inc., 300 South Highway 169, Suite 95, Minneapolis, Minnesota 55426. The written demand should specify the shareholder's name and mailing address, the number of shares owned and that the shareholder intends to demand the value of his or her shares.

        After approval of the Merger Agreement by the shareholders at the Special Meeting, the Surviving Corporation will send a written notice to each shareholder who filed a written demand for dissenters' rights. The notice will contain the address to which the shareholder must send a demand for payment and the stock certificates in order to obtain payment and the date by which they must be received and other related information.

        In order to receive fair value for his or her shares, a dissenting shareholder must, within 30 days after the date the Surviving Corporation gives the notice described in the preceding paragraph, send his or her stock certificates, and all other information specified in the notice from the Surviving Corporation, to the address specified in the notice. A dissenting shareholder will retain all rights as a shareholder until the Effective Time. After a valid demand for payment and the related stock certificates and other information are received, or after the Effective Time, whichever is later, the Surviving Corporation will remit to each dissenting shareholder who has complied with statutory requirements the amount that the Surviving Corporation estimates to be the fair value of the dissenting shareholder's shares, with interest commencing five days after the Effective Time at a rate prescribed by statute. The Surviving Corporation will also send its closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the Effective Time, together with the latest available interim financial statements, an estimate of the fair value of the shareholder's shares and a brief description of the method used to reach the estimate, a brief description of the procedure to be followed if the dissenting shareholder decides to make a demand for a supplemental payment and copies of Sections 302A.471 and 302A.473 of the MBCA.

        If the dissenting shareholder believes that the amount remitted by the Surviving Corporation is less than the fair value of such holder's shares, plus interest, the shareholder may give written notice to the Surviving Corporation of such holder's own estimate of the fair value of the shares, plus interest, within 30 days after the mailing date of the remittance and demand payment of the difference. Such notice must be given at the executive offices of Company at the address set forth above. A shareholder who fails to give such written notice within this time period is entitled only to the amount remitted by the Surviving Corporation.

        Within 60 days after receipt of a demand for supplemental payment, the Surviving Corporation must either (a) pay the shareholder the amount demanded or agreed to by the shareholder after discussion with the Surviving Corporation, or
(b) petition a court for the determination of the fair value of the shares, plus interest. The petition must name as parties all shareholders who have demanded supplemental payment and have not reached an agreement with the Surviving Corporation. The court, after determining that the shareholder or shareholders in question have complied with all statutory requirements, may use any valuation method or combination of methods it deems appropriate to use, whether or not used by the Surviving Corporation or the dissenting shareholder, and may appoint appraisers to recommend the amount of the fair value of the shares. The court's determination will be binding on all Company shareholders who properly exercised dissenters' rights and did not agree with the Surviving Corporation as to the fair value of the shares. Dissenting shareholders are entitled to judgment for the amount by which the court-determined fair value per share, plus interest, exceeds the amount per share, plus interest, remitted to the shareholders by the Surviving Corporation. The shareholders shall not be liable to the Surviving Corporation for any amounts paid by the Surviving Corporation which exceed the fair value of the shares as determined by the court, plus interest. The costs and expenses of such a proceeding, including the expenses and compensation of any appraisers, will be determined by the court and assessed against the Surviving Corporation, except that the court may, in its discretion, assess part or all of those costs and expenses against any shareholder whose action in demanding supplemental payment is found to be arbitrary, vexatious or not in good faith. The court may award fees and expenses to an attorney for the dissenting shareholders out of the amount, if any, awarded to such shareholders. Fees and expenses of experts or attorneys may also be assessed against any person who acted arbitrarily, vexatiously or not in good faith in bringing the proceeding.

        Life USA may withhold the remittance of the estimated fair value, plus interest, for any shares owned by any person who was not a shareholder or who is dissenting on behalf of a person who was not a beneficial owner on May 17, 1999, the date on which the proposed Merger was first announced to the public (the "Public Announcement Date"). The Surviving Corporation will forward to any dissenting shareholder who has complied with all requirements in exercising dissenters' rights the notice and all other materials sent after shareholder approval of the Merger to all shareholders who have properly exercised dissenters' rights, together with a statement of the reason for withholding the remittance and an offer to pay the dissenting shareholder the amount listed in the materials if the shareholder agrees to accept that amount in full satisfaction. The shareholder may decline this offer and demand payment by following the same procedure as that described for demand of supplemental payment by shareholders who owned their shares as of the Public Announcement Date. Any shareholder who did not own shares on the Public Announcement Date and who fails properly to demand payment will be entitled only to the amount offered by Life USA. Upon proper demand by any shareholder, rules and procedures applicable in connection with receipt by Life USA of the demand for supplemental payment given by a dissenting shareholder who owned shares on the Public Announcement Date will also apply to any shareholder properly giving a demand but who did not own shares of record or beneficially on the Public Announcement Date, except that any such shareholder is not entitled to receive any remittance from Life

USA until the fair value of the shares, plus interest, has been determined pursuant to such rules and procedures.

        Shareholders considering exercising dissenters' rights should bear in mind that the fair value of their shares determined under Sections 302A.471 and 302A.473 of the MBCA could be more than, the same as or, in certain circumstances, less than the consideration they would receive pursuant to the Merger Agreement if they do not seek appraisal of their shares.

        Cash received pursuant to the exercise of dissenters' rights may be subject to federal or state income tax. See "Federal Income Tax Consequences" (page ___).

        ANY HOLDER WHO FAILS TO COMPLY FULLY WITH THE STATUTORY PROCEDURE SUMMARIZED ABOVE WILL FORFEIT HIS OR HER RIGHTS OF DISSENT AND WILL RECEIVE THE MERGER CONSIDERATION FOR HIS OR HER SHARES. SEE APPENDIX C.

            MANAGEMENT OF LIFE USA, ALLIANZ LIFE AND ACQUISITION SUB

MANAGEMENT OF LIFE USA


        Information concerning the management of Life USA, the names, principal occupations and employment history of the directors and executive officers of Life USA, is provided in Life USA's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 that is incorporated by reference in this Proxy Statement (Commission File No. 0-18485). All of the directors and executive officers of Life USA are citizens of the United States. The business addresses of each director and executive officer of Life USA is listed in footnote 1 to the table under "Interests in Securities of Life USA."


MANAGEMENT OF ALLIANZ LIFE AND ACQUISITION SUB

        Allianz Life is a wholly owned subsidiary of Allianz of America. Allianz AG holds 90% of the voting securities of Allianz of America. Allianz AG's business address is Koniginstrasse 28, 80802 Munich, Federal Republic of Germany. Allianz of America's business address is 55 Green Farms Road, Westport, Connecticut 06881.

        ALLIANZ AG. The names, positions and five years of employment history of the directors and executive officers of Allianz AG are listed below. Unless otherwise specified below, the directors and executive officers of Allianz AG are German citizens, have held the positions listed below since at least five years prior to the date of this Proxy Statement and their business addresses are Koniginstrasse 28, 80802 Munich, Germany.

        Dr. Henning Schulte-Noelle is Chairman of the Board of Management, Allianz AG and Director, President and Chief Executive Officer, Allianz of America. Detlev Bremkamp is a Member of the Board of Management, Allianz AG. Dr. Reiner Hagemann is a Member of the Board of Management, Allianz AG. Dr. Gerhard Rupprecht is a Chairman, Allianz Lebensversicherungs-AG, P.O. Box D-70151, Stuttgart, Germany, Member of the Board of Management, Allianz AG, and Director, Allianz Life. Dr. Diethart Breipohl is a Member of the Board of Management, Allianz AG and Director, Allianz of America. Dr. Helmut Perlet is a Member of the Board of Management, Allianz AG. Herbert Hansmeyer is a Member of the Board of Management, Allianz AG, Director, Allianz of America, and Chairman of the Board, Fireman's Fund Insurance Company, 777 San Marin Drive, Novato, CA 94998.

        ALLIANZ LIFE. The names, positions and five years of employment history of the directors of Allianz Life are listed below. Unless otherwise specified below or as indicated above, the directors are United States citizens, have held the positions listed below since at least five years prior to the date of this Proxy Statement, and their business addresses are 1750 Hennepin Avenue, Minneapolis, MN 55403.

        Lowell C. Anderson is Chairman of the Board of Directors, President and Chief Executive Officer of Allianz Life. James R. Campbell is Chairman and CEO of Norwest Bank MN, N.A., Norwest Center, Sixth and Marquette, Minneapolis, MN 55479-0116 and Director, Allianz Life. Reverend Dennis J. Dease is President, University of St. Thomas, AQU100 2115 Summit Avenue, St. Paul, MN 55105-1096, and Director, Allianz Life. Herbert F. Hansmayer is Chairman, Allianz of America, Member of the Board of Management of Allianz AG, and Director, Allianz Life. Robert M. Kimmitt, Esq. is a Partner of Wilmer, Cutler & Pickering, 2445 M Street, NW, Washington, DC 20037-1420 (prior to May of 1997 Mr. Kimmitt held the position of Managing Director, Lehman Brothers, 3 World Financial Center, New York, NY 10285), and Director, Allianz Life. Michael P. Sullivan is President and Chief Executive Officer, International Dairy Queen, Inc., 7505 Metro Boulevard, Minneapolis, MN 55439, and Director, Allianz Life. Dr. Gerhard G. Rupprecht is Chairman, Allianz Lebensversicherungs-AG, P.O. Box D-70151, Stuttgart, Germany, Member of the Board of Management of Allianz AG, and Director, Allianz Life.

        The names, positions and five years of employment history of the executive officers of Allianz Life are set forth below. Unless otherwise specified below or as indicated above, the executive officers of Allianz Life are United States citizens, have held the positions listed below since at least five years prior to the date of this Proxy Statement and their business addresses are 1750 Hennepin Avenue, Minneapolis, MN 55403.


        Lowell C. Anderson is Chairman of the Board of Directors, President and Chief Executive Officer of Allianz Life. Thomas D. Barta has been Vice President, Controller Mass Marketing since March 10, 1999 (Second Vice President, Controller Mass Marketing, July 1, 1998 to March 10, 1998; Second Vice President, Corporate Controller and Treasurer, October 17, 1996 to July 1, 1998; Second Vice President, Corporate Controller, April 1, 1994 to October 17,
1996). Stephen P. Blaske has been Second Vice President and Corporate Actuary since March 10, 1999 (Assistant Vice President, Corporate Actuary, March 11, 1996 to March 10, 1999; Associate Actuary, September, 1991 to January, 1996, Aegon USA, 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499). Edward J. Bonach has been Executive Vice President, Chief Financial Officer since March 10, 1999 (Senior Vice President, Chief Financial Officer, February 1, 1997 to March 10, 1999; Senior Vice President, Chief Financial Officer and Treasurer, April 1, 1994 to February 1, 1997) and since May 16, 1999 has been Director and President, Acquisition Sub. Carol J. Buteyn has been Second Vice President, Mass Marketing since April 1, 1998 (Assistant Vice President, Director Mass Marketing, December 1, 1997 to April 1, 1998; Assistant Vice President, Mass Marketing Insurance, April 1, 1996 to December 1, 1997; Senior Marketing Manager, Mass Marketing, January 1, 1994 to April 1, 1996). Timothy W. Edelbrock has been Second Vice President, Information Systems since August 1, 1995 (Second Vice President, Information Systems Mass Marketing, April 1, 1994 to August 1,
1995). Edward V. Fitzpatrick has Second Vice President, PreNeed since March 10, 1999 (Assistant Vice President, Human Resources, April 1, 1995 to March 10, 1999; Human Resources Manager, January 1, 1994 to April 1, 1995). Shannon D. Hendricks has been Vice President, Corporate Controller and Treasurer since March 10, 1999 (Second Vice President, Corporate Controller, July 1, 1998 to March 10, 1999; Second Vice President, Controller Mass Marketing, April 1, 1994 to July 1, 1998). Paul M. Howman has been Vice President, Underwriting Individual Marketing since April 1, 1997 (Vice President, Reinsurance,
November 27, 1995 to April 1, 1997; Assistant Vice President, Selection,
Mutual of New York, 1 Mony Plaza, Syracuse, NY 13212, 1992 to 1995). Robert S. James has been President, Individual Marketing, since April 1, 1995
(President, Financial Markets, July 1, 1992 to April 1, 1995). James P. Kelso has been Vice President, Mass

Marketing since March 31, 1999 (Vice President, Variable Products, April 1,
1994 to March 31, 1999). Douglas M. Landry is Senior Vice President, Reinsurance. James A. LoSapio is Vice President, Human Resources. Thomas J. Lynch is Senior Vice President, Mass Marketing. Christopher H. Pinkerton has been Vice President, Variable Products since April 12, 1999 (Vice President, Marketing/Retail Marketing Officer, Nationwide Insurance Enterprise, One Nationwide Plaza, Columbus, OH 43215, 1996 to 1999; Vice President, Sales Operations, Nationwide Insurance Enterprise, 1992 to 1996). Kenneth P. Schrapp has been Second Vice President and Actuary since April 1, 1999 (Second Vice President and Actuary, Mass Marketing, March 10, 1999 to April 1, 1999; Assistant Vice President and Actuary, April 1, 1996 to March 10, 1999; Assistant Vice President, Associate Actuary April 1, 1995 to April 1, 1996; Associate Actuary February 1, 1994 to April 1, 1995). Carolyn B. Shaw has been Second Vice President, Individual Marketing Actuary since January 1, 1999 (Second Vice President, Preferred Life, April 1, 1995 to January 1, 1999; Assistant Vice President, Preferred Life, January 1, 1993 to April 1, 1995). Timothy J. Tongson has been Vice President, Individual Marketing since January 1, 1999 (Second Vice President, Individual Marketing Actuary, October 1, 1995 to January 1, 1999; Second Vice President and Corporate Actuary, April 1, 1994 to October 1, 1995). Dr. Robert W. Watson has been Vice President, Chief Medical Director since
July 1, 1998 (Vice President, Medical Director, September 16, 1996 to July 1, 1998; Vice President, Chief Medical Officer, April 1, 1991 to September 16,
1996). Michael T. Westermeyer has been Vice President, Corporate Legal
Officer and Secretary since July 1, 1997 (Second Vice President and Senior Counsel, April 1, 1997 to July 1, 1997; Vice President and Senior Counsel,
April 1, 1994 to April 1, 1997) and since May 16, 1999 has been Secretary and Treasurer, Acquisition Sub. Ronald L. Wobbeking is President, Mass Marketing.



ACQUISITION SUB



        The sole director of Acquisition Sub is Edward J. Bonach. The officers of Acquisition Sub are as follows: Edward J. Bonach, President, and Michael T. Westermeyer, Secretary and Treasurer. Messrs. Bonach and Westermeyer are United States citizens and their business addresses are 1750 Hennepin Avenue, Minneapolis, MN 55403. Five years of employment history for each of Messrs. Bonach and Westermeyer are as set forth above under "Management of Life USA, Allianz Life and Acquisition Sub -- Management of Allianz Life and Acquisition Sub -- Acquisition Sub."


                       INTEREST IN SECURITIES OF LIFE USA


        The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of August 20, 1999 by (a) all persons known to Life USA to own beneficially more than 5% of the Common Stock, (b) each executive officer and each director of Life USA, (c) all executive officers and directors of Life USA as a group, (d) the Employee Savings Plan (401(k) Plan) of Life USA, (e) Allianz Life and (f) the executive officers of Allianz Life (two of whom are also directors of Life
USA). No other executive officer or director of Allianz Life or its ultimate parent, Allianz AG, beneficial owns Common Stock. As of August 20, 1999, there were ________ outstanding shares of Common Stock. Information presented with respect to Stock Options for purposes of this Proxy Statement assumes that, as provided in the Merger Agreement on the date of completion of the Merger all Stock Options will be converted into the right to receive a cash amount equal to the excess of $20.75 over the exercise price of the Stock Options (whether or not Stock Options would otherwise be vested on such date). Stock Option Value is the aggregate cash amount payable to each owner of Stock Options upon completion of the Merger.


NAME AND ADDRESS                  NUMBER OF         PERCENTAGE OF       NUMBER OF       VALUE OF
OF BENEFICIAL OWNER(1)            SHARES OWNED      OUTSTANDING         OPTIONS         OPTIONS
                                                    SHARES AS OF
                                                    AUGUST 20, 1999
Hugh Alexander                       33,502(2)      *                    26,202         $  266,805
Stephen P. Blaske                       250(3)      *
Jack H. Blaine                       27,368(4)      *                    24,368            251,503
Edward J. Bonach                        300         *
Margery G. Hughes                   261,592(5)      ___%                277,000          2,376,563
Robert S. James                   --                --
Barbara J. Lautzenheiser             25,500(6)      *                    21,000            200,875
Robert W. MacDonald                 793,963         ___%
Daniel J. Rourke                    429,533         ___%
Ralph Strangis                       78,000(7),(8)  *                    19,000            179,625

Donald J. Urban                     435,965         ___%
Mark A. Zesbaugh                    210,016(9)      *                   231,972          2,356,446
FMR Corporation                   1,960,000(10)     ___%
David L. Babson & Company, Inc.   2,132,977(11)     ___%
Dimensional Fund Advisors         1,280,900(12)     ___%
Allianz Life Insurance Company    5,699,188(13)     ___%
of North America
Life USA Holding, Inc. Employee     661,684         ___%
Savings Plan (401(k))
All Directors and Executive       2,295,739(14)     ___%
Officers of Life USA as a Group
(11 Persons)



---------------

*Indicates less than one percent (1%) of Common Stock outstanding on August 20, 1999.

(1) The address of Messrs. MacDonald, Rourke, Urban, and Zesbaugh and Ms. Hughes and the 401k Employee Savings Plan is Interchange North Building, 300 South Highway 169, Minneapolis, MN 55426. The address of Mr. Alexander is 216 16th Street, Suite 1300, Denver, CO 80202. The address of Mr. Blaine is 2864 Sutton Oaks Lane, Vienna, VA 22181. The address of Ms. Lautzenheiser is City Place II, 11th Floor, Hartford, CT 06103. The address of Mr. Strangis is 5500 Norwest Center, 90 South Seventh Street, Minneapolis, MN 55402. The address for
Messrs. Blaske, Bonach and James and Allianz Life Insurance Company of North America is 1750 Hennepin Avenue, Minneapolis, MN 55403. The principal address of FMR corporation is 82 Devonshire Street, Boston, MA 02109. The principal address for David L. Babson & Company, Inc. is One Memorial Drive, Cambridge, MA 02142. The principal address of Dimensional Fund Advisors is 1299 Ocean Ave., 11th Floor, Santa Monica, CA 90401.

(2) Includes shares issuable upon the exercise of options to acquire 25,202 shares of Common Stock at prices ranging from $6.00 to $17.75 per share which are presently exercisable and options to acquire 1,000 shares of Common Stock at $10.3125 which vest on October 13, 1999.


(3) Mr. Blaske is a Second Vice President and Corporate Actuary of Allianz Life.


(4) Includes shares issuable upon the exercise of options to acquire 23,368 shares of Common Stock at prices ranging from $6.00 to $16.25 per share which are presently exercisable and options to acquire 1,000 shares of Common Stock at $10.3125 which vest on October 13, 1999.


(5) Includes shares issuable upon the exercise of options to acquire 252,000 shares of Common Stock at prices ranging from $10.50 to $24.00 per share which are presently exercisable. Excludes options to acquire 25,000 shares of Common Stock at $16.3125 which vest on December 22, 2000.


(6) Includes shares issuable upon the exercise of options to acquire 20,000 shares of Common Stock at prices ranging from $8.25 to $17.75 per share which are presently exercisable and options to acquire 1,000 shares of Common Stock at $10.3125 which vest on October 13, 1999.

(7) Includes shares issuable upon the exercise of options to acquire 18,000 shares of Common Stock at prices ranging from $8.25 to $17.75 per share which are presently exercisable and options to acquire 1,000 shares of Common Stock at $10.3125 which vest on October 13, 1999.


(8) Other members of the law firm of Kaplan, Strangis and Kaplan, P.A., of which Mr. Strangis is a member and which serves as counsel for Life USA, beneficially own an aggregate of 225,830 shares of Common Stock or, with Mr. Strangis' shares, including the shares issuable upon exercise of options presently exercisable or exercisable on October 13, 1999, 302,830 shares (approximately 1.0% of the outstanding shares of Common Stock at _________, 1999).


(9) Includes shares issuable upon the exercise of options to acquire 198,638 shares of Common Stock at prices ranging from $6.00 to $18.75 per share which are presently exercisable. Excludes shares issuable upon the exercise of options to acquire 33,334 shares of Common Stock at $11.5625 per share which vest on January 15, 2000.


(10) The information set forth herein is based on a Schedule 13G, dated ___________, 1999, filed with the Securities and Exchange Commission.


(11) The information set forth herein is based on a Schedule 13G, dated ___________, 1999, filed with the Securities and Exchange Commission.


(12) The information set forth herein is based on a Schedule 13G, dated ___________, 1999, filed with the Securities and Exchange Commission.


(13) The information set forth herein is based on a Schedule 13D, dated ___________, 1999, filed with the Securities and Exchange Commission.


(14) Includes 541,208 shares issuable upon the exercise of options presently exercisable or exercisable within 60 days.


             CERTAIN TRANSACTIONS IN COMMON STOCK AND STOCK OPTIONS


        No transactions in Common Stock or Stock Options have been effected during the 60 days preceding the date of the Proxy Statement by Life USA or by the persons named in the "Interest in Securities of Life USA" section except that each of Hugh Alexander, Jack Blaine, Barbara Lautzenheiser and Ralph Strangis have exercised Stock Options for 1,000 shares at an exercise price of $10.3750 in order to avoid expiration of the Stock Options on July 19, 1999:


        The following table sets forth shares of Common Stock purchased by Life USA under its stock repurchase program since the commencement of Life USA's second full fiscal year preceding the date of this Proxy Statement, the amount of such shares purchased, the range of prices paid for the shares and the average purchase price per share for each quarterly period:



                                                       PURCHASE PRICE
     QUARTER       SHARES PURCHASED   TOTAL PURCHASE PRICE     HIGH           LOW          AVERAGE

1999
----

First Quarter:        1,440,100           $16,959,409       $    12.88     $    10.70     $    11.78
Second Quarter          119,200           $ 1,305,623       $    11.17     $    10.50     $    10.95

1998
----

Third Quarter:        1,297,400           $16,030,182       $    13.94     $    11.29     $    12.36
Fourth Quarter:         528,300           $ 6,796,369       $    13.56     $    12.06     $    12.86
                      ---------           -----------

TOTAL:                3,385,000           $41,091,583
                      ---------           -----------
                      ---------           -----------


        The following table sets forth shares of Common Stock purchased or acquired by Allianz Life since the commencement of Life USA's second full fiscal year preceding the date of this Proxy Statement, the amount of such shares purchased, the range of prices paid for such shares and the average purchase price for each quarterly period



                                                       PURCHASE PRICE
     QUARTER       SHARES PURCHASED   TOTAL PURCHASE PRICE     HIGH           LOW          AVERAGE

1999
----

First Quarter:         395,062             $10,000,007      $  25.31       $  25.31       $  25.31

1998
----

First Quarter        4,597,964             $65,107,439      $  17.06       $  12.34       $  14.16
Second Quarter         200,000             $ 2,840,951      $  15.31       $  12.04       $  14.20
Third Quarter:         506,092             $11,142,016      $  24.63       $  11.42       $  22.02
                     ---------             -----------

TOTAL:               5,699,118             $89,090,413
                     ---------             -----------
                     ---------             -----------



                                 EXPENSES OF THE TRANSACTION

        The aggregate fees and expenses paid and estimated to be paid by Life USA and Allianz Life in connection with the Merger and related transactions are as follows:



               Investment Banking Fee              $          350,000(1)
               Legal and Accounting                           775,000(2)
               Printing and Distribution                       40,000
               SEC and Regulatory Filings                     128,702
               Miscellaneous                                   20,000
                                                   ------------------

                      Total                        $        1,313,702
                                                   ------------------
                                                   ------------------



--------------
(1) DLJ is entitled to reimbursement of out-of-pocket expenses incurred in connection with its engagement (including fees and expenses of counsel) not in excess of $25,000.
(2) Includes an estimated $650,000 payable to Kaplan, Strangis & Kaplan, P.A. of which Ralph Strangis, a director of Life USA, and Bruce J. Parker and Catherine
A. Bartlett, Assistant Secretaries of Life USA, are members.

        Under the Merger Agreement, the printing expenses and SEC and regulatory filing fees are shared equally by Life USA and Allianz Life regardless of which party incurred the expense or fee.

                              INDEPENDENT AUDITORS

        Ernst & Young LLP, independent certified public accountants, are the independent auditors for Life USA. A representative of Ernst & Young LLP, will be available at the Special Meeting to answer questions.

                      WHERE YOU CAN FIND MORE INFORMATION

        Life USA files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any such reports, statements or other information at the Commission's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Life USA's Commission filings are also available to the public from commercial document retrieval services and at the world wide web site maintained by the Commission at http://www.sec.gov. Reports, proxy statements and other information concerning Life USA also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, DC 2006.

        The Commission allows Life USA to incorporate by reference information into this document, which means that Life USA can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference certain documents that Life USA has previously filed with the Commission. These documents contain important business information about Life USA and its financial condition.

        Life USA may have sent to you some of the documents incorporated by reference, but you can obtain any of them through Life USA or the Commission or the Commissions World Wide Web site described above. Documents incorporated by reference are available from Life USA without charge, excluding all exhibits, unless specifically incorporated by reference as an exhibit to this document. Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

        Life USA Holding, Inc.
        300 South Highway 169, Suite 95
        95 Interchange North Building
        Minneapolis, MN 55426
        Attention:  Mark A. Zesbaugh, Chief Financial Officer
        Telephone:  (612) 546-7386

        Life USA, Allianz Life and Acquisition Sub have filed a Schedule 13E-3 with the Commission with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above. Statements contained in this Proxy Statement or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to such contract or other document filed as an exhibit to the
Schedule 13E-3 or such other document, and each such statement shall be deemed qualified in its entirely by such reference.

        IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM LIFE USA, PLEASE DO SO AT LEAST FIVE BUSINESS DAYS BEFORE THE DATE OF THE SPECIAL MEETING IN ORDER TO RECEIVE TIMELY DELIVERY OF SUCH DOCUMENTS PRIOR TO THE SPECIAL MEETING.

        You should rely only on the information contained or incorporated by reference in this document to vote your shares at the Special Meeting. Life USA has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated _______, 1999. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to shareholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


        The following documents previously filed with the Commission by Life USA (Commission File No. 0-18485) are incorporated by reference in this Proxy
Statement:


        (i) Life USA's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;


        (ii) Life USA's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;



        (iii) Life USA's Current Report on Form 8-K filed on May 19, 1999; and



        (iv) Life USA's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.


        All documents filed by Life USA with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this document and prior to the date of the Special Meeting will be deemed to be incorporated by reference in this document. Information filed with the Commission in future documents will automatically update and supersede the information in this document.

                              SHAREHOLDER PROPOSALS

        If the Merger is not completed for any reason, proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by Mark A. Zesbaugh, Executive Vice President and Chief Financial Officer, Life USA Holding, Inc., 300 North Highway 169, Suite 95, Minneapolis, Minnesota 55426 on or prior to November 5, 1999 to be eligible for inclusion in Life USA's Proxy Statement and Proxy Card relating to that meeting. Life USA is not required to include in its Proxy Statement and Proxy Card for the 2000 Annual Meeting any shareholder proposals which do not meet all of the requirements then in effect for inclusion.

                                  OTHER MATTERS

        Management knows of no other business to be presented at the Special Meeting. If other matters do properly come before the meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the proxy to vote on such matters according to their best judgment unless the authority to do so is withheld in such proxy.


                               By Order of the Board of Directors



                               Robert W. MacDonald
                               Chairman and Chief Executive Officer

                         APPENDIX TO THE PROXY STATEMENT


APPENDIX A - - Agreement and Plan of Merger ........................................A-1
APPENDIX B - - Opinion of Donaldson Lufkin & Jenrette Securities Corporation .......B-1
APPENDIX C - - Text of Sections 302A.471 and 302A.473 of the Minnesota
               Business Corporations Act ...........................................C-1


                                                                      APPENDIX A






                          AGREEMENT AND PLAN OF MERGER



                                      AMONG



                ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA,



                                  NOVA NEW CO.



                                       AND



                             LIFE USA HOLDING, INC.



                            DATED AS OF MAY 17, 1999

                               TABLE OF CONTENTS

                         AGREEMENT AND PLAN OF MERGER


Recitals        A-5



ARTICLE I THE MERGER                                                                              A-5
        Section 1.1   The Merger                                                                  A-5
        Section 1.2   Effective Time                                                              A-6
        Section 1.3   Effects of the Merger                                                       A-6
        Section 1.4   Charter and By-Laws; Directors and Officers                                 A-6
        Section 1.5     Conversion of Securities                                                  A-6
        Section 1.6     Payment Agent                                                             A-7
        Section 1.7     Transfer Taxes; Withholding                                               A-8
        Section 1.8     Return of Payment Fund                                                    A-8
        Section 1.9     No Further Ownership Rights in Company Common Stock                       A-8
        Section 1.10    Closing of Company Transfer Books                                         A-8
        Section 1.11    Lost Certificates                                                         A-8
        Section 1.12    Further Assurances                                                        A-9
        Section 1.13    Closing                                                                   A-9

ARTICLE II REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB                                       A-9
        Section 2.1   Organization, Standing and Power                                            A-9
        Section 2.2   Authority                                                                  A-10
        Section 2.3   Consents and Approvals; No Violation                                       A-10
        Section 2.4   Proxy Statement                                                            A-11
        Section 2.5   Actions and Proceedings                                                    A-11
        Section 2.6   Operations of Sub                                                          A-12
        Section 2.7   Brokers                                                                    A-12
        Section 2.8     Financing                                                                A-12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY                                        A-12
        Section 3.1   Organization, Standing and Power                                           A-12
        Section 3.2   Capital Structure                                                          A-13
        Section 3.3   Authority                                                                  A-13
        Section 3.4   Consents and Approvals; No Violation                                       A-14
        Section 3.5   SEC Documents and Other Reports                                            A-15
        Section 3.6   Proxy Statement                                                            A-16
        Section 3.7   Absence of Certain Changes or Events                                       A-16
        Section 3.8   Permits and Compliance                                                     A-16
        Section 3.9   Tax Matters                                                                A-17
        Section 3.10  Actions and Proceedings                                                    A-18
        Section 3.11  Certain Agreements                                                         A-18
        Section 3.12    ERISA                                                                    A-19
        Section 3.13    Compliance with Worker Safety and Environmental Laws                     A-20
        Section 3.14    Labor Matters.                                                           A-20
        Section 3.15    Intellectual Property                                                    A-21
        Section 3.16    State Takeover Statutes; Certain Charter Provisions                      A-21


                                       2


        Section 3.17  Required Vote of Company Stockholders                                      A-21
        Section 3.18  Year 2000 Compliance                                                       A-21
        Section 3.19  Brokers                                                                    A-22
        Section 3.20  Insurance Coverage                                                         A-22
        Section 3.21  Conflicts of Interest                                                      A-22

ARTICLE IV COVENANTS                                                                             A-22
        Section 4.1   Conduct of Business Pending the Merger                                     A-22
        Section 4.2   No Solicitation                                                            A-25
        Section 4.3   Third Party Standstill Agreements                                          A-26

ARTICLE V ADDITIONAL AGREEMENTS                                                                  A-26
        Section 5.1   Stockholder Meeting.                                                       A-26
        Section 5.2   Preparation of the Proxy Statement.                                        A-26
        Section 5.3   Access to Information                                                      A-26
        Section 5.4   Fees and Expenses                                                          A-27
        Section 5.5   Company Stock Options                                                      A-28
        Section 5.6   Best Efforts                                                               A-29
        Section 5.7   Public Announcements                                                       A-29
        Section 5.8   Real Estate Transfer and Gains Tax                                         A-29
        Section 5.9   Indemnification; Directors and Officers Insurance                          A-30
        Section 5.10  Notification of Certain Matters                                            A-30
        Section 5.11  Employee Benefit Plans and Agreements                                      A-30
        Section 5.12  Stock Purchase Agreement                                                   A-31
        Section 5.13  Dissenting Shares                                                          A-31
        Section 5.14  Chief Executive Officer                                                    A-32
        Section 5.16  Convertible Debentures                                                     A-32
        Section 5.17  Advance of Funds                                                           A-32

ARTICLE VI CONDITIONS PRECEDENT TO THE MERGER                                                    A-32
        Section 6.1   Conditions to Each Party's Obligation to Effect the Merger                 A-32
        Section 6.2   Conditions to Obligation of the Company to Effect the Merger               A-33
        Section 6.3   Conditions to Obligations of Parent and Sub to Effect the Merger           A-33

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER                                                    A-34
        Section 7.1   Termination                                                                A-34
        Section 7.2   Effect of Termination                                                      A-36
        Section 7.3   Amendment                                                                  A-36
        Section 7.4   Waiver                                                                     A-36


                                       3


ARTICLE VIII GENERAL PROVISIONS                                                                  A-37
        Section 8.1   Non-Survival of Representations and Warranties.                            A-37
        Section 8.2   Notices.                                                                   A-38
        Section 8.3   Interpretation                                                             A-38
        Section 8.4     Counterparts                                                             A-38
        Section 8.5     Entire Agreement; No Third-Party Beneficiaries                           A-38
        Section 8.6     Governing Law                                                            A-38
        Section 8.7     Assignment                                                               A-38
        Section 8.8     Severability                                                             A-38
        Section 8.9     Enforcement of this Agreement                                            A-39

Signatures                                                                                       A-39


                          AGREEMENT AND PLAN OF MERGER

               THIS AGREEMENT AND PLAN OF MERGER, dated as of May 17, 1999 (the "Agreement"), is executed by and among ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation ("Parent"), NOVA NEW CO., a Minnesota corporation and a wholly owned subsidiary of Parent ("Sub"), and LIFE USA HOLDING, INC., a Minnesota corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                              W I T N E S S E T H:

        WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by Parent or the Company other than Dissenting Shares (as hereinafter defined) will be converted into a right to receive $20.75 per share; and

        WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders.

        NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

        Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the Minnesota Business Corporation Act (the "MBCA"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the MBCA. Notwithstanding anything to the contrary herein, at the election of Parent, any direct wholly owned Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a constituent corporation in the Merger; provided that such substituted corporation is a Minnesota corporation which is formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no other business activities. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

        Section 1.2 EFFECTIVE TIME. The Merger shall become effective when Articles of Merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the MBCA, are filed with the Secretary of State of the State of Minnesota; PROVIDED, HOWEVER, that, upon the mutual consent of the

Constituent Corporations, the Articles of Merger may provide for a later date or time of effectiveness of the Merger. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Articles of Merger are accepted for record or such later date or time established by the Articles of Merger. The filing of the Articles of Merger shall be made on the date of the Closing (as hereinafter defined).

        Section 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 302A.641 subd. 2 of the MBCA.

        Section 1.4    CHARTER AND BY-LAWS; DIRECTORS AND OFFICERS

        (a) ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended so that (i) Article III of such Articles of Incorporation reads in its entirety as follows: "The aggregate number of shares of common stock which this corporation shall have authority to issue is One Hundred (100) shares, par value $.01 per share." and (ii) Article IV of such Articles of Incorporation is deleted in its entirety. As so amended, such Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read as did the By-Laws of Sub immediately prior to the Effective Time, except that the name of the Surviving Corporation shall remain unchanged. As so amended and restated, such By-Laws of the Company shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        (b) DIRECTORS. The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        Section 1.5 CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

        (a) Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

        (b) All shares of Company Common Stock that are held in the treasury of the Company or by any wholly owned Subsidiary of the Company and any shares of Company Common Stock owned by Parent shall be canceled and no cash or other consideration shall be delivered in exchange therefor.

        (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(b) and Dissenting Shares) shall be converted into the right to receive, upon surrender of the certificate (the "Certificate") formerly representing such share of Company Common Stock, an amount of cash equal to $20.75 (the "Per Share Amount"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a Certificate or Certificates formerly representing any such shares shall cease to have any rights with respect thereto, except the right to receive the cash to be paid to such holder pursuant to Article I hereof (the "Merger Consideration") upon the surrender of a Certificate or Certificates in accordance with Section 1.6 hereof.

        (d) Each Convertible Debenture (as hereinafter defined) shall cease to be convertible into shares of Company Common Stock and instead shall only be convertible into a right to receive from Parent an amount of cash equal to the Merger Consideration the holder of such Convertible Debenture would have received pursuant to Article I hereof had such Convertible Debenture been converted into Company Common Stock immediately prior to the Effective Time.

        (e)    The Dissenting Shares shall be handled in accordance with
Section 5.13 hereof.

        Section 1.6 PAYMENT AGENT

        (a) EXCHANGE OF CERTIFICATES. Parent shall authorize a commercial bank (or such other person or persons as shall be reasonably acceptable to Parent and the Company) to act as Payment Agent hereunder (the "Payment Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Payment Agent, in trust for the holders of shares of Company Common Stock converted in the Merger and holders of Company Stock Options (as hereinafter defined), an amount of cash equal to or exceeding the aggregate Merger Consideration to be paid to holders of Company Common Stock pursuant to Article I hereof and any Option Consideration (as hereinafter defined) to be paid to holders of Company Stock Options pursuant to the terms of Section
5.5 (such amount hereinafter the "Payment Fund").

        (b) EXCHANGE PROCEDURES. Parent shall instruct the Payment Agent, as soon as practicable after the Effective Time, to mail to each record holder of a Certificate or Certificates a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Payment Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender for cancellation to the Payment Agent of all Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration, and any Certificate so surrendered shall forthwith be canceled. Holders of Company Stock Options shall receive payment, if any, for such Company Stock Options pursuant to the procedures set forth in Section 5.5.

        Section 1.7 TRANSFER TAXES; WITHHOLDING. If any Merger Consideration is to be paid to any person other than to the person named in the Certificate surrendered in exchange therefor, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Payment Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than to the person named in the Certificate surrendered, or shall establish to the satisfaction of the Payment Agent that such tax has been paid or is not applicable. Parent or the Payment Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or holder of a Company Stock Option such amounts as Parent or the Payment Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code") or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Payment Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or the holder of a Company Stock Option in respect of which such deduction and withholding was made by Parent or the Payment Agent.

        Section 1.8 RETURN OF PAYMENT FUND. Any portion of the Payment Fund which remains undistributed for six months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this
Article I and holders of Company Stock Options who have not theretofore complied with Section 5.5 hereof shall thereafter look only to Parent for payment of their claim for any Merger Consideration or Option Consideration, as the case may be. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock or holder of a Company Stock Option for any cash held in the Payment Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        Section 1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The payment of the Merger Consideration upon surrender of any Certificate shall be deemed to constitute full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificate.

        Section 1.10 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Payment Agent or the Parent, such Certificates shall be canceled and exchanged as provided in this Article I.

        Section 1.11 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Payment Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Payment Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Payment Agent will pay the Merger Consideration in exchange for such lost, stolen or destroyed Certificate.

        Section 1.12 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

        Section 1.13 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota, at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) or at such other time and place as Parent and the Company shall agree.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub represent and warrant to the Company as follows:

        Section 2.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Parent is duly qualified to do business, and is in good standing in each jurisdiction where the character of the properties owned or held under lease by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any change or effect that is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be; provided, however, that in determining whether a Material Adverse Change or Material Adverse Effect has occurred with respect to either referenced party, any change or effect, to the extent it is attributable to changes in prevailing interest rates or to any change in general economic conditions affecting companies in industries similar to the industries in which the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, operate, shall not be considered when determining if a Material Adverse Change or Material Adverse Effect has occurred; and (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

        Section 2.2 AUTHORITY. On or prior to the date of this Agreement, the Boards of Directors of Parent and Sub have each declared the merger advisable and fair to and in the best interest of Parent and Sub, and the Board of Directors of Sub has recommended the adoption of this Agreement by Parent as sole stockholder of Sub and Parent has approved this Agreement as sole stockholder of Sub. Each of Parent and Sub has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent or Sub, as the case may be, subject to the filing of the Articles of Merger with the Secretary of State of the State of Minnesota. This Agreement has been duly executed and delivered by Parent and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect of the Agreement on the Company) constitutes the valid and binding obligations of each of Parent or Sub, as the case may be, enforceable against them in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of specific performance and other equitable remedies.

        Section 2.3 CONSENTS AND APPROVALS; NO VIOLATION. Assuming that all consents, approvals, authorizations and other actions described in this
Section 2.3 have been obtained and all filings and obligations described in this Section 2.3 have been made, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Articles of Incorporation or the By-Laws of Parent or the Articles of Incorporation or By-Laws of Sub, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, orders, notices and approvals as may be required by state takeover laws (the "State Takeover Approvals") and state insurance laws (the "State Insurance Approvals"), and (iv) such consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

        Section 2.4 PROXY STATEMENT. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the
Schedule 13e-3 (as hereinafter defined) or the proxy statement relating to the Stockholder Meeting (as hereinafter defined) (together with any amendments or supplements thereto, the "Proxy Statement") will, (i) in the case of the Schedule 13e-3, at the time of its filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur, which is required to be described in the
Schedule 13e-3 or the Proxy Statement, such event shall be so described, and, in the case of the Schedule 13e-3, an appropriate amendment or supplement shall be promptly filed with the SEC and, in the case of the Proxy Statement, Parent will promptly give notice of such event to the Company.

        Section 2.5 ACTIONS AND PROCEEDINGS. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants, agents or stockholders of Parent or any of its Subsidiaries, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would materially impair the ability of Parent to perform its obligations hereunder. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would materially impair the ability of Parent to perform its obligations hereunder. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of its or their present or former officers, directors, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement. For purposes of this Agreement, "Knowledge of Parent" means the actual knowledge of the executive officers of Parent.

        Section 2.6 OPERATIONS OF SUB. Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

        Section 2.7 BROKERS. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transaction contemplated by this Agreement based upon the arrangements made by or on behalf of Parent or Sub.

        Section 2.8 FINANCING. Parent has sufficient capital resources necessary to perform its obligations under this Agreement.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Sub as follows:

        Section 3.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

        Section 3.2 CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock and 15,000,000 shares of undesignated preferred stock, par value $.01 per share ("Company Preferred Stock"). At the close of business on March 31, 1999, (i) 23,920,839 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company and (iii) 5,695,790 shares of Company Common Stock were reserved for issuance pursuant to outstanding options under the Company's stock plans described under Section 3.2 of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated therein as the Company Letter (the "Company Letter") (collectively, the "Company Stock Plans"). Except as set forth in
Section 3.2 of the Company Letter, no options have been granted since March 31, 1999. At the close of business on March 31, 1999, the Company's outstanding 8% convertible subordinated debentures (the "Convertible Debentures") were convertible into approximately 231,373 shares of Company Common Stock. Except as set forth in
Section 3.2 of the Company Letter, the Company Stock Plans are the only benefit plans of the Company or its Subsidiaries under which any securities of the Company or any of its Subsidiaries are issuable. No shares of Company Preferred Stock are outstanding. As of the date of this Agreement, except (i) as set forth above or (ii) as set forth in Section 3.2 of the Company Letter, no shares of capital stock or other voting securities of the Company or any Subsidiary were issued, reserved for issuance or outstanding. As of the date of this Agreement, except as set forth in Section 3.2 of the Company Letter, there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as set forth in
Section 3.2 of the Company Letter, each such share is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Other than the Convertible Debentures, the Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the SEC (the "Company Annual Report"), is a true, accurate and correct statement in all material respects of all of the information as of December 31, 1998 required to be set forth therein by the regulations of the SEC.

        Section 3.3 AUTHORITY. On or prior to the date of this Agreement, the Board of Directors of the Company has declared the Merger advisable and fair to and in the best interest of the Company and its stockholders, approved this Agreement in accordance with the MBCA, resolved to recommend the adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for adoption. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) approval of this Agreement by the stockholders of the Company and (y) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of the Agreement on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of specific performance and other equitable remedies. The filing of the Proxy Statement with the SEC has been duly authorized by the Company's Board of Directors.

        Section 3.4 CONSENTS AND APPROVALS; NO VIOLATION. Assuming that all consents, approvals, authorizations and other actions described in this Section
3.4 have been obtained and all filings and obligations described in this Section
3.4 have been made, except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Articles of Incorporation or By-Laws of the Company, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or
(iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii),
(iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby or thereby.
No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, notices, orders and approvals as may be required to obtain the State Takeover Approvals and State Insurance Approvals, (iv) applicable requirements, if any, of Blue Sky Laws and the Nasdaq National Market or as may be required pursuant to the laws, rules and regulations of states and state commissions regulating the business of securities broker-dealers, and
(v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

        Section 3.5 SEC DOCUMENTS AND OTHER REPORTS. The Company has filed all required documents with the SEC since January 1, 1996 (the "Company SEC Documents"). Except as set forth in Section 3.5 of the Company Letter, as of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.5 of the Company Letter, the consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), are in accordance with the books and records of the Company and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of financial statements. Except as and to the extent set forth in Section 3.5 of the Company Letter or in the Company Annual Report, neither the Company nor any of its Subsidiaries had as of December 31, 1998 any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on the consolidated balance sheet of the Company and its

Subsidiaries (including the notes thereto) included in the Financial Statements that are not so reflected. The Company has delivered to Parent the following statutory financial statements of Life USA Insurance Company (the "Insurance Subsidiary") which have been filed with insurance regulators (the "Statutory Statements"): (a) the Statutory Quarterly Statement for the quarter ended March 31, 1999 for the Insurance Subsidiary as filed with state insurance regulatory authorities, and (b) the Annual Statutory Statements for the years ended December 31, 1998, 1997, 1996, 1995 and 1994 as filed with state insurance regulatory authorities. The Statutory Statements (i) fairly present the financial position of the Insurance Subsidiary and the results of its operations as of the dates thereof and periods then ended, (ii) were prepared in accordance with statutory accounting principles prescribed or permitted at the date of such financial statements by the insurance regulatory authority of its state of domicile, and (iii) all investments in stocks and bonds shown thereon were carried at values determined in accordance with the National Association of Insurance Commissioners' guidelines.

        Section 3.6 PROXY STATEMENT. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act. Neither the Proxy Statement (other than with respect to information contained in the Proxy Statement that is provided to the Company by Parent for inclusion in the Proxy Statement) nor any of the information supplied by the Company for inclusion or incorporation by reference in the Schedule 13e-3, together with any amendments or supplements thereto, will (i) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and
(ii) in the case of information supplied by the Company for inclusion or incorporation by reference in the Schedule 13e-3, at the time its filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required at that time to be described in the Proxy Statement or the Schedule 13e-3, such event shall be so described, and, in the case of the Proxy Statement, an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company, and, in the case of the
Schedule 13e-3, the Company shall promptly notify Parent of such event.

        Section 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 3.7 of the Company Letter, since December 31, 1998, (A) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on the Company, (B) there has been no change in the capital stock of the Company except for the issuance of shares of the Company Common Stock pursuant to the Company Stock Plans or the conversion of the Convertible Debentures and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock, except for the regular quarterly dividend of not more than $.025 per share of Company Common Stock, (C) there has not been (x) any granting by the Company or any of its Subsidiaries to any executive officer of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents, (y) any granting by the Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents or
(z) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer and (D) there has been no event causing a Material

Adverse Effect on the Company, nor any development that would, individually or in the aggregate, result in a Material Adverse Effect on the Company.

        Section 3.8 PERMITS AND COMPLIANCE. Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its Articles of Incorporation, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in
Section 3.8 of the Company Letter, as of the date hereof there is no contract or agreement that is material to the business, properties, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Section 3.8 of the Company Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. As of the date of this Agreement, set forth in Section 3.8 of the Company Letter is a description of any material changes to the amount and terms of the indebtedness of the Company and its Subsidiaries as described in the Company Annual Report. For purposes of this Agreement, "Knowledge of the Company" means the actual knowledge of the executive officers of the Company.

        Section 3.9    TAX MATTERS. Except as otherwise set forth in Section
3.9 of the Company Letter, (i) the Company and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, or such Taxes are being timely and properly contested; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iv) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes; (v) any Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by the IRS or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested; and (viii) no withholding is required under Section 1445 of the Code in connection with the Merger. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

        Section 3.10 ACTIONS AND PROCEEDINGS. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Section
3.10 of the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving (i) the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company, any of the present or former directors, officers, employees, consultants, agents or stockholders of the Company or any of its Subsidiaries, as such, (iii) any of the properties, assets or businesses of the Company or any of its Subsidiaries or (iv) any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving (i) the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company, any of its or their present or former directors, officers, employees, consultants, agents or stockholders, as such, (iii) any of the properties, assets or businesses of the Company or any of its subsidiaries or (iv) any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting (i) the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company, any of its or their present or former officers, directors, employees, consultants, agents or stockholders, as such, (iii) any of the properties, assets or businesses of the Company or any of its Subsidiaries or (iv) any Company Plan, in each case relating to the transactions contemplated by this Agreement. The Company is not in default with respect to any material final judgment, order or decree of any court or any governmental agency or instrumentality.

        Section 3.11    CERTAIN AGREEMENTS. Except as set forth in Section
3.11 of the Company Letter or as provided pursuant to Section 5.5 hereof, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (collectively, "Transaction Agreements"). No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement, other than the Stock Option Consideration to be paid to holders of Company Stock Options pursuant to Section 5.5. Section
3.11 of the Company Letter sets forth (i) for each officer, director or employee who is a party to, or will receive benefits under, any Transaction Agreement, the total amount that each such person may receive, or is eligible to receive, if this Agreement were to be consummated on the date hereof and whether such amount (or portion thereof) constitutes or will constitute a "parachute payment" to a "disqualified individual" as those terms are defined in section 280G of the Code, and (ii) the total amount of indebtedness owed to the Company or its Subsidiaries as of April 30, 1999 from each officer or director of the Company and its Subsidiaries.

        Section 3.12 ERISA

        (a) COMPANY PLANS. Each Company Plan (as hereinafter defined) is listed in Section 3.12(a) of the Company Letter. Except as would not have a Material Adverse Effect on the Company, each Company Plan complies in all respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations, and (i) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan that is likely to have individually or in the aggregate, a Material Adverse Effect on the Company, and (ii) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

        (b) PLAN LIABILITIES. Except as listed in Section 3.12(b) of the Company Letter, with respect to the Company Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate or Company Plan fiduciary could be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course, which would have a Material Adverse Effect on the Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending or a request for such a determination filed within the remedial amendment period of Section 401(b) of the Code is pending, and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Neither the Company nor any entity which is treated as a single employer along with the Company under Section 414(b), (c), (m) or (o) of the Code maintains or contributes to, or has ever maintained or contributed to, or been required to contribute to a "multiemployer plan" within the meaning of Section 3(37) of ERISA or any plan subject to Title IV of ERISA. Except as disclosed in Section 3.12(b) of the Company Letter, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

        (c) DEFINITIONS. As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability.

        (d) EMPLOYMENT AGREEMENTS. Section 3.12(d) of the Company Letter contains a list of all (i) severance and employment agreements with employees of the Company and each ERISA Affiliate, (ii) severance programs and policies of the Company and each ERISA Affiliate with or relating to its employees and
(iii) plans, programs, agreements and other arrangements of the Company and each ERISA Affiliate with or relating to its employees containing change of control or similar provisions.

        Section 3.13 COMPLIANCE WITH WORKER SAFETY AND ENVIRONMENTAL LAWS. The properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on the Company.

        Section 3.14 LABOR MATTERS. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company.

        Section 3.15 INTELLECTUAL PROPERTY. To the Knowledge of the Company, the Company (a) owns or has the exclusive right in the life insurance and annuity industry to use the "LifeUSA" trademark without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, (b) owns or has the right in the ordinary course of its business to use all patents, trademarks, trade names, service marks, copyrights, trade secrets (including without limitation know-how, show-how, customer lists, inventions, designs, processes, computer programs and technical data), and all other intellectual property rights (collectively, "Proprietary Rights") necessary to its operations and the sale of all products and services sold or proposed to be sold by it, free and clear of any rights, liens, or claims of others, except for customary restrictions or provisions under any agreement pursuant to which any of the foregoing is licensed from a third party, which restrictions and provisions do not significantly interfere with the conduct of the Company's business in the ordinary course, and (c) to the Knowledge of the Company and except as set forth in Section 3.15 of the Company Letter, is not using any Proprietary Rights of any third party which violates the rights of such third party.

        Section 3.16 STATE TAKEOVER STATUTES; CERTAIN CHARTER PROVISIONS. Minnesota Statutes Section 302A.671 is not applicable to the Company, and no charter or by-law takeover provision nor, to the Knowledge of the Company, any state takeover statute is applicable to the Merger or the Agreement and the transactions contemplated hereby.

        Section 3.17 REQUIRED VOTE OF COMPANY STOCKHOLDERS. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to adopt this Agreement. No other vote of the security holders of the Company is required by law, the Articles of Incorporation or By-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

        Section 3.18 YEAR 2000 COMPLIANCE. The Company and its Subsidiaries have established, and are adhering to, a written year 2000 compliance plan to facilitate the continued, effective operation of the Company's business before and after January 1, 2000. Such plan includes, without limitation, (a) adequate procedures for verification that all material software, hardware, systems and equipment (collectively "Technology") purchased, leased, licensed or otherwise used by the Company or any of its Subsidiaries is capable of accurately processing date/time data within, from, into and between the twentieth and twenty-first centuries, including leap year calculations and the processing of four-digit date data ("Year 2000 Compliant"), (b) verification of adequate year 2000 planning by all providers of products and services to the Companies, and (c) adequate contingency plans in the event of a failure of mission-critical systems or products, or interruption in the provision of mission-critical services utilized by the Company. The material Technology of the Company and its Subsidiaries is Year 2000 Compliant, and the Company and its Subsidiaries (i) have obtained confirmation from their respective providers of material products and services that such products and services are Year 2000 Compliant in all material respects or (ii) the Company has alternative providers of such products or services such that, to the Knowledge of the Company, any interruption or failure of such third party products or services would not have a Material Adverse Effect on the Company.

        Section 3.19 BROKERS. No broker, investment banker or other person, other than a nationally recognized investment bank, reasonably acceptable to Parent and the fees and expenses of which will be paid by the Company, that may be retained by the Company to opine as to the "fairness" of the transaction contemplated hereunder, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

        Section 3.20 INSURANCE COVERAGE. There are in full force and effect policies of insurance issued by insurers of recognized responsibility insuring the Company and its properties and business against such losses and risks, and in such amounts, as in the Company's reasonable judgment, are acceptable for the nature and extent of such business and its resources. A summary of the insurance policies carried by the Company as of the date hereof has been furnished previously to Parent.

        Section 3.21 CONFLICTS OF INTEREST. As of the date hereof, no officer or director of the Company or any "Affiliate" (as such term is defined in Rule 405 under the Securities Act) of any such person has any direct or indirect interest (a) in any entity which does business with the Company, (b) in any property, asset or right which is used by the Company in the conduct of its business, or (c) in any contractual relationship with the Company other than as an employee, except as disclosed in the Company's proxy statement for its 1999 annual shareholders meeting or except as with Parent or any of Parent's Affiliates.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

        Section 4.1 CONDUCT OF BUSINESS PENDING THE MERGER. Except as expressly permitted by clauses (i) through (xvi) of this Section 4.1, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Company Letter (with specific reference to the applicable subsection below), the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

        (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than (1) regular quarterly dividends of not more than $.025 per share of Company Common Stock declared and paid on dates consistent with past practice and (2) dividends and other distributions by wholly owned Subsidiaries or LifeSales, LLC), (B) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of shares of Company Common Stock (x) upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms, (y) to the 401k plan of the Company pursuant to its current terms and in accordance with past practices, (z) upon the conversion of Convertible Debentures outstanding on the date of this Agreement in accordance with their current terms or (B) the issuance by LTCAmerica, Inc. of securities and rights pursuant to the programs described in
Section 4.1 of the Company Letter.

        (iii) amend its Articles of Incorporation or charter or By-Laws;

        (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole;

        (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice;

        (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) in the ordinary course of business consistent with past practices, PROVIDED, THAT the Company may not, without the written consent of Parent, incur any indebtedness for borrowed money, other than borrowings under credit facilities existing on the date hereof and (B) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries;

        (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or of any of its Subsidiaries;

        (viii) enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement, except as required by applicable law;

        (ix) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries who are not officers of the Company or any of its Subsidiaries) or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

        (x) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any of its Subsidiaries by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

        (xi) make any change to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

        (xii) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

        (xiii) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

        (xiv) enter into or amend any agreement or contract material to the Company and its Subsidiaries, taken as a whole, except in the ordinary course of business consistent with past practices; or make or agree to make any new capital expenditure or expenditures which in the aggregate together with all capital expenditures made by the Company or any of its Subsidiaries since December 31, 1998 are in excess of $4,000,000;

        (xv) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (a) the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice or (b) the payment, discharge or satisfaction of any indebtedness owed by the Company or any of its Subsidiaries under any existing credit facility; or

        (xvi) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

        Section 4.2   NO SOLICITATION

        (a) TAKEOVER PROPOSALS. The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any Takeover Proposal (as hereafter defined), (ii) enter into any agreement with respect to any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; PROVIDED, HOWEVER, that prior to the Stockholder Meeting (as hereinafter defined), if the Board of Directors of the Company reasonably determines the Takeover Proposal constitutes a Superior Proposal (as defined below), then, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority of the disinterested members thereof after receiving the advice of independent counsel, the Company may, in response to an unsolicited request therefor, furnish information with respect to the Company to, and enter into discussions with, any person pursuant to a customary confidentiality agreement. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any of its Subsidiaries or any financial advisor, attorney or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any proposal for a merger or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, a substantial portion of the voting securities of, or a substantial portion of the assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement, and "Superior Proposal" means a bona fide Takeover Proposal made by a third party which a majority of the disinterested members of the Board of Directors of the Company determines in its reasonable good faith judgment to be more favorable to the Company's stockholders than the Merger (after receiving the written opinion, with only customary qualifications, of the Company's independent financial advisor that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the Merger) and for which financing, to the extent required, is then committed or which, in the reasonable good faith judgment of a majority of such disinterested members (after receiving the written advice of the Company's independent financial advisor), is highly likely to be financed by such third party.

        (b) RECOMMENDATION OF THE BOARD OF DIRECTORS. Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal.

        (c) NOTICE OF TAKEOVER PROPOSAL. The Company shall advise Parent orally (within one business day) and in writing (as promptly as practicable) of (i) any Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal, (ii) the material terms of such Takeover Proposal and (iii) the identity of the person making any such Takeover Proposal or inquiry. The Company will keep Parent fully informed of the status and details of any such Takeover Proposal or inquiry.

        Section 4.3 THIRD PARTY STANDSTILL AGREEMENTS. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality agreement relating to a Takeover Proposal or standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.


                                ARTICLE V

                           ADDITIONAL AGREEMENTS

        Section 5.1 STOCKHOLDER MEETING The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (the "Stockholder Meeting") for the purpose of considering the approval of this Agreement and the transactions contemplated hereby. The Company will, through its Board of Directors, recommend to its stockholders the adoption or approval of the Agreement, shall use all reasonable efforts to solicit such approvals by its stockholders and shall not withdraw such recommendation. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of a Takeover Proposal.

        Section 5.2 PREPARATION OF THE PROXY STATEMENT. The Company and Parent shall promptly prepare and file with the SEC the Proxy Statement and Parent shall prepare and file, with the reasonable cooperation and assistance of the Company, a Schedule 13e-3 with the SEC (the "Schedule 13e-3"). The Company shall mail the Proxy Statement to its stockholders at the earliest practical date.

        Section 5.3 ACCESS TO INFORMATION. Subject to currently existing contractual and legal restrictions applicable to the Company or any of its Subsidiaries, the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent hereto reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. No investigation pursuant to this Section 5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent pursuant to this Section
5.3 shall be kept confidential in accordance with Section 7.2 of the Stock Purchase Agreement, dated January 13, 1998 between Parent and the Company (the "Stock Purchase Agreement").

        Section 5.4   FEES AND EXPENSES

        (a) EXPENSES. Except as provided in this Section 5.4 and Section 5.7, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and all filing fees (including, without limitation, filing fees under the Exchange Act and the HSR Act) shall be divided equally between Parent and the Company.

        (b) EXPENSES UPON TERMINATION. Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated (A) by the Company or Parent pursuant to Section 7.1(f), (B) by Parent pursuant to
Section 7.1(g) or (C) by the Company or Parent at a time when Parent is entitled to terminate this Agreement pursuant to Section 7.1(f) or 7.1(g), then, in each case, the Company shall (without prejudice to any other rights Parent may have against the Company for breach of this Agreement) reimburse Parent upon demand for all out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any Affiliate of Parent in connection with this Agreement and the transactions contemplated herein, including all fees and expenses of counsel, investment banking firms, accountants and consultants.

        (c) TERMINATION FEE. Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement is terminated by the Company or Parent at a time when Parent is entitled to terminate this Agreement pursuant to Section 7.1(b), (c), (e) or (i), and, concurrently with or within eighteen months after such a termination a Third Party Acquisition Event (as defined below) occurs, or (ii) this Agreement is terminated pursuant to
Section 7.1(f) or 7.1(g) or by the Company or Parent at a time when Parent is entitled to terminate this Agreement pursuant to Section 7.1(f) or 7.1(g), then, in each case, the Company shall (in addition to any obligation under this Section 5.4(b) and without prejudice to any other rights that Parent may have against the Company for a breach of this Agreement) pay to Parent a termination fee of $20,000,000 in cash (the "Termination Fee"), such payment to be made promptly, but in no event later than the second business day following, in the case of clause (i), the later to occur of such termination and such Third Party Acquisition Event or, in the case of clause (ii), such termination; provided, however, that in the case of clause (i) but only with respect to a termination of this Agreement by the Company or Parent pursuant to Section 7.1(c) (in the circumstance where the representations and warranties of the Company are true and correct in all material respects as of the date hereof), (e) or (i) where the applicable Third Party Acquisition Event constitutes an event described under clause (D) of the definition of such term, the Company shall only be required to pay the Termination Fee to Parent if the Takeover Proposal relating or giving rise to such Third Party Acquisition Event constitutes a Superior Proposal.


A "Third Party Acquisition Event" means any of the following events: (A) any person (other than Parent or its Affiliates) acquires or becomes the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; (B) any group (other than a group which includes or may reasonably be deemed to include Parent or any of its Affiliates) is formed which, at the time of formation, beneficially owns 20% or more of the outstanding shares of Company Common Stock;
(C) any person (other than Parent or its Affiliates) shall have commenced a tender or exchange offer for 20% or more of the then outstanding shares of Company Common Stock or publicly proposed any bona fide merger, consolidation or acquisition of all or substantially all the assets of the Company, or other similar business combination involving the Company; (D) the Company enters into, or announces that it proposes to enter into, an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving the Company or a "significant subsidiary" (as defined in Rule 1.02(v) of Regulation S-X as promulgated by the SEC) of the Company or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, the Company or a significant subsidiary (other than the transactions contemplated by this Agreement); (E) any person (other than Parent or its Affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Company Common Stock which, together with all shares of Company Common Stock beneficially owned by such person, results or would result in such person being the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; or (F) there is a public announcement with respect to a plan or intention by the Company or any person, other than

Parent and its Affiliates, to effect any of the foregoing transactions. For purposes of this Section 5.4(c), the terms "group," "beneficial owner" and "person" shall be defined by reference to Section 13(d) of the Exchange Act.

        Section 5.5 COMPANY STOCK OPTIONS. Immediately prior to the Effective Time, each Company Stock Option which is outstanding immediately prior to the Effective Time shall become exercisable in full (to the extent not previously exercised), and shall be canceled and the holder thereof shall have the right to receive upon execution and delivery to the Payment Agent of an option termination agreement, in form and substance reasonably acceptable to Parent (which agreement shall be mailed by the Payment Agent to holders of Company Stock Options promptly following the Effective Time), an amount of cash equal to the result of (x) the Merger Consideration such holder would have received pursuant to Article I hereof had such Company Stock Option been exercised immediately prior to the Effective Time LESS (y) the exercise price of such Company Stock Option (such amount hereinafter the "Option Consideration"). The payment of the Option Consideration, net of any withholding or other applicable taxes, upon delivery to the Payment Agent of an option termination agreement shall be deemed to constitute full satisfaction of all rights pertaining to such Company Stock Option.

        Section 5.6   BEST EFFORTS

        (a) CONSUMMATION OF THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act, State Takeover Approvals and State Insurance Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement and the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the taking of all reasonable actions to minimize the effects of any State Takeover Approval or State Insurance Approval on the transactions contemplated hereby, and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

        (b) REPRESENTATIONS AND WARRANTIES. Each party shall not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

        (c) DIVESTITURE. Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction, and neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the material businesses, product lines or assets of Parent or any of its Subsidiaries or that otherwise would have a Material Adverse Effect on Parent.

        Section 5.7 PUBLIC ANNOUNCEMENTS. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq National Market.

        Section 5.8 REAL ESTATE TRANSFER AND GAINS TAX. Parent and the Company agree that either the Company or the Surviving Corporation will pay any state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company and Parent agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion.

        Section 5.9 INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. For six years from and after the Effective Time, Parent agrees to cause the Surviving Corporation to, and shall guarantee the obligation of the Surviving Corporation to, indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the same extent such persons are indemnified as of the date of this Agreement by the Company pursuant to the Company's Articles of Incorporation, By-Laws or agreements in existence on the date hereof for acts or omissions occurring at or prior to the Effective Time. Parent shall provide, or shall cause the Surviving Corporation to provide, for an aggregate period of not less than six years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar (with respect to limits and deductibles) to the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; PROVIDED, HOWEVER, that the Surviving Corporation shall not be required to pay premiums aggregating more than $1,750,000 for D&O Insurance for the six year period commencing on the Effective Time.

        Section 5.10 NOTIFICATION OF CERTAIN MATTERS. Parent shall use its best efforts to give prompt notice to the Company, and the Company shall use its best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on the Company; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        Section 5.11   EMPLOYEE BENEFIT PLANS AND AGREEMENTS

        (a) COMPANY PLANS. Except as set forth in Section 5.11(b), Parent agrees that it will cause the Surviving Corporation from and after the Effective Time to honor all Company Plans (other than the

Company Stock Plans) and all employment agreements entered into by the Company prior to the date hereof; PROVIDED, HOWEVER, that nothing in this Agreement shall be interpreted as limiting the power of Parent or the Surviving Corporation to amend or terminate any Company Plan or any other individual employee benefit plan, program, agreement or policy or as requiring Parent or the Surviving Corporation to offer to continue (other than as required by its terms) any written employment contract.

        (b) 401(k) PLAN. Effective as of the Closing Date, the 401(k) plan of the Company shall be amended to terminate and discontinue the stock participation feature in Company Common Stock of such plan.

        (c) CREDIT FOR PRIOR SERVICE. In the event that Parent shall merge any Company Plan with any benefit plan of Parent, pre-Closing service with the Company or any of its Subsidiaries will be counted for purposes of employee eligibility, seniority and vesting under such benefit plan, and any pre-existing condition shall be waived.

        Section 5.12 STOCK PURCHASE AGREEMENT. The Company and Parent agree that, notwithstanding the provisions of Section 11.2(b) of the Stock Purchase Agreement, from the date hereof until the earlier to occur of (i) the Effective Time or (ii) termination of this Agreement, Parent and any Restricted Holder (as defined in the Stock Purchase Agreement) may vote any shares of Common Stock held by Parent or such Restricted Holder in any and all matters presented to the stockholders of the Company, may solicit proxies and may attempt to influence the vote of other stockholders of the Company as Parent, or such Restricted Holder, as applicable, deems appropriate. None of the execution or performance of this Agreement, the execution or performance of agreements between Parent and certain officers and directors of the Company concerning the voting of shares of Common Stock held by such officers and directors or the consummation of the transactions contemplated herein by the Company or its Subsidiaries or by Parent or Sub shall constitute a breach or other default under the terms of the Stock Purchase Agreement by Company and its Subsidiaries or by Parent and Sub, as the case may be.

        Section 5.13   DISSENTING SHARES.

        (a) DISSENTERS' RIGHTS. Notwithstanding any provisions of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has exercised such holder's dissenters' rights in accordance with the MBCA and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by the MBCA.

        (b) WITHDRAWAL OF DISSENTERS' RIGHTS. Notwithstanding the provisions of subsection (a) above, if any holder of shares of Company Common Stock who demands dissenters' rights with respect to such shares shall effectively withdraw or lose (through the failure to perfect or otherwise) such holder's dissenters' rights under the MBCA, then, as of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration upon surrender of the applicable Certificate(s) as provided herein.

        (c) DEMAND FOR PAYMENT. The Company shall give Parent (i) prompt written notice of any written demands for payment with respect to any shares of Company Common Stock pursuant to dissenters' rights, and any withdrawals of such demands or losses of such rights, and any other instruments served pursuant to the MBCA, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for dissenters' rights. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to demands for dissenters' rights or offer to settle or settle any such demands.

        Section 5.14 CHIEF EXECUTIVE OFFICER. As promptly as practicable following the Effective Time, Robert W. MacDonald shall be appointed and elected by the Board of Directors of Parent as (i) the Chief Executive Officer of Parent and (ii) a member of the Board of Directors of Parent and the Company.

        Section 5.15 CHANGE OF CONTROL. Following the date hereof, the Company shall use its best efforts to amend the terms of any employment agreement and shall take all such action as may be otherwise necessary so that neither the execution or performance of this Agreement nor the consummation of the transactions contemplated hereunder shall trigger the acceleration of any benefit with respect to, or require any severance or other payment to be paid to, any employee of the Company or any of its Subsidiaries upon the termination of employment of such employee.

        Section 5.16 CONVERTIBLE DEBENTURES. The Company shall redeem all Convertible Debentures in accordance with their terms as a result of consummation of the Merger.

        Section 5.17 ADVANCE OF FUNDS. Immediately prior to the Effective Time, Parent shall advance, or shall cause to be advanced, to the Company funds necessary to pay, discharge and satisfy any indebtedness for borrowed money under any existing credit facility and to redeem and retire the Convertible Debentures to the extent such repayment or redemption is required to be made at or prior to the Effective Time.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

        Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

        (a) STOCKHOLDER APPROVAL. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Articles of Incorporation and By-laws of the Company.

        (b) HSR AND OTHER APPROVALS. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, a Material Adverse Effect on Parent (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

        (c) NO ORDER. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

        Section 6.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

        (a)   PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES.
Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of each of Parent and Sub by its Chief Executive Officer and its Chief Financial Officer to such effect.

        (b) CERTAIN CONSENTS. In obtaining any approval or consent required to consummate any of the transactions contemplated herein, no Governmental Entity shall have imposed or shall have sought to impose any condition, penalty or requirement which, in the reasonable opinion of the Company, individually or in the aggregate, would have a Material Adverse Effect on Parent (assuming the consummation of the Merger).

        Section 6.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

        (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

        (b) CONSENTS. (i) The Company shall have obtained the consent or approval (or, with respect to any agreement concerning indebtedness for borrowed money owed by the Company or any of its Subsidiaries to any reinsurer of the Company or any of its Subsidiaries, paid such indebtedness in full) (and shall have provided Parent with evidence, reasonably satisfactory to Parent, of such consent, approval or payment) of each person or Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument of the Company or any Subsidiary or any law, rule or regulation applicable to the Company or any of its Subsidiaries, except as to which the failure to obtain such consents and approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on the Company or Parent or upon the consummation of the transactions contemplated in this Agreement.

        (ii) In obtaining any approval or consent required to consummate any of the transactions contemplated herein, no Governmental Entity shall have imposed or shall have sought to impose any condition, penalty or requirement which, in the reasonable opinion of Parent, individually or in aggregate would have a Material Adverse Effect on the Company or Parent.

        (c) LITIGATION. There shall not be instituted or pending any suit, action or proceeding before any Governmental Entity as a result of this Agreement or any of the transactions contemplated herein or therein which would have a Material Adverse Effect on the Company or Parent.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

        Section 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company or
Parent:

        (a)   by mutual written consent of Parent and the Company;

        (b) except for a breach by the Company of Section 5.1, by either Parent or the Company if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty business days following receipt by such other party of written notice from the non-breaching party of such failure to comply;

        (c) by either Parent or the Company if there has been (i) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within thirty business days following receipt by the breaching party from the non-breaching party of written notice of the breach;

        (d) by Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on December 31, 1999; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

        (e) by Parent or the Company if the stockholders of the Company do not approve this Agreement at the Stockholder Meeting or at any adjournment or postponement thereof;

        (f) by Parent or the Company if the Company enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a Superior Proposal or the Board of Directors of the Company resolves to do so; PROVIDED, HOWEVER, that the Company may not terminate this Agreement pursuant to this Section 7.1(f) unless (i) the Company has delivered to Parent a written notice of the

Company's intent to enter into such an agreement to effect the Superior Proposal, (ii) five business days have elapsed following delivery to Parent of such written notice by the Company and (iii) during such five business day period the Company has fully cooperated with Parent, including, without limitation, informing Parent of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover Proposal, with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; PROVIDED, FURTHER, that the Company may not terminate this Agreement pursuant to this Section 7.1(f) unless at the end of such five business day period the Board of Directors of the Company continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal and prior to such termination the Company pays to Parent the amounts specified under Sections 5.4(a), (b) and (c);

        (g) by Parent if (i) the Board of Directors of the Company, in breach of Section 5.1, shall not have recommended, or shall have resolved not to recommend, or shall have qualified, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its stockholders, or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Takeover Proposal or shall have resolved to do so or (iii) a third party tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

        (h) by Parent on or prior to June 1, 1999, if this Agreement and the consummation of the transactions contemplated hereunder shall not have been duly approved by the Board of Management of Allianz Aktiengesellschaft, the indirect parent company of Parent.

        (i) by either Parent or the Company prior to June 8, 1998, if the Company shall have received (A) the written opinion of a nationally recognized investment bank reasonably acceptable to Parent (the "Opinion Provider") that, as of the date of the Agreement, the Per Share Amount is unfair to the Company's stockholders from a financial point of view, a copy of which opinion and other materials presented to the Company's Board of Directors shall be delivered to Parent, or (B) a written statement from Opinion Provider that it is not able to render an opinion that as of the date of the Agreement the Per Share Amount is fair to the Company's stockholders from a financial point of view, a copy of which statement and any other materials presented to the Company's Board of Directors shall be delivered to Parent.

        The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

        Section 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.3 and the entirety of Section 5.4, which shall survive the termination); PROVIDED, HOWEVER, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

        Section 7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Parent and the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 7.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

        Section 8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

        Section 8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when sent via facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent or Sub, to

                    Allianz Life Insurance Company of North America
                    1750 Hennepin Avenue South
                    Minneapolis, Minnesota 55403
                    Attention: Edward J. Bonach,
                               Senior Vice President and Chief Financial Officer
                    Facsimile No.: (612) 347-6657

            with a copy to:

                    Dorsey & Whitney LLP
                    Pillsbury Center South
                    220 South Sixth Street
                    Minneapolis, Minnesota 55402
                    Attention:  William B. Payne
                    Facsimile No.: (612) 340-8738

        (b) if to the Company, to

                    Life USA Holding, Inc.
                    700 Interchange Building North
                    300 South Highway 169
                    Minneapolis, Minnesota 55425
                    Attention: Robert W. MacDonald

                               Chairman and CEO
                    Facsimile No.: (612) 525-6141

            with a copy to:

                    Kaplan, Strangis and Kaplan, P.A.
                    5500 Norwest Center
                    Minneapolis, Minnesota 55402
                    Attention: Bruce J. Parker
                    Facsimile No.: (612) 375-1143

        Section 8.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        Section 8.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, except and as provided in the last sentence of Section 5.3, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as provided pursuant to Section 5.9 and 5.11, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        Section 8.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        Section 8.7 ASSIGNMENT. Subject to Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

        Section 8.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

        Section 8.9 ENFORCEMENT OF THIS AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                               ALLIANZ LIFE INSURANCE COMPANY
                                    OF NORTH AMERICA



                               By:   /s/ Edward J. Bonach
                                    --------------------------------------
                                    Name: Edward J. Bonach
                                    Title: Senior Vice President and Chief
                                            Financial Officer


                               NOVA NEW CO.



                               By:  /s/ Edward J. Bonach
                                    --------------------------------------
                                    Name:  Edward J. Bonach
                                    Title: President


                               LIFE USA HOLDING, INC.



                               By:  /s/ Robert W. MacDonald
                                    --------------------------------------
                                    Name: Robert W. MacDonald
                                    Title: Chairman and Chief Executive Officer

                                                                      APPENDIX B


    [FAIRNESS OPINION OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION]

                                                     June 7, 1999
Board of Directors
Life USA Holdings, Inc.
300 South Highway 169
Suite #600
Minneapolis MN 55426

Attention:     Robert W. MacDonald
               Chairman
Gentlemen:

        You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of Life USA Holdings, Inc. (the "Company") of the consideration to be received by the Company's stockholders pursuant to the terms of the Agreement and Plan of Merger, dated as of May 17, 1999 (the "Agreement"), by and among Allianz Life Insurance Company of North America ("Allianz Life"), Nova New Co. ("Merger Sub"), a wholly owned subsidiary of Allianz Life and the Company, pursuant to which Merger Sub will be merged (the "Merger") with and into the Company.

        Pursuant to the Agreement, each share of common stock, par value $.01 per share, ("Company Common Stock") of the Company will be converted (other than shares owned by Allianz Life and subject to certain other exceptions) into the right to receive $20.75 per share in cash.

        In arriving at our opinion, we have reviewed the Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company including information provided during discussions with management. Included in the information provided during discussions with management were certain financial projections of the Company prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Company Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

        In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or its representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. We have not assumed any responsibility for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us.

        Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger and the other business strategies being considered by the Company's Board of Directors, nor does it address the

Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger.

        Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has been retained by the Company to serve as its exclusive financial advisor in connection with the evaluation of the fairness, from a financial point of view, of the consideration to be received in connection with the Merger.

        Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received by the holders of Company Common Stock pursuant to the Agreement is fair to such holders from a financial point of view.



                                           Very truly yours,



                                       DONALDSON, LUFKIN & JENRETTE
                                       SECURITIES CORPORATION



                                       By:    /s/ David M. Platter
                                          --------------------------------
                                              David M. Platter
                                              Managing Director

                                                                      APPENDIX C

                 SECTIONS 302A.471 AND 302A.473 OF THE MINNESOTA
             BUSINESS CORPORATION ACT - DISSENTERS' APPRAISAL RIGHTS

302A.471.      Rights of dissenting shareholders.

        Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

        (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

        (1) alters or abolishes a preferential right of the shares;

        (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including provision respecting a sinking fund for the redemption or repurchase of the shares;

        (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

        (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

        (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

        (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

        (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

        (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

      Subdivision 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

        (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

        Subdivision 3. Rights not to apply. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

        (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

        Subdivision 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.


302A.473.      Procedures for asserting dissenters' rights.

        Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

        (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

        (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

        (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

        Subdivision 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

        Subdivision 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

        Subdivision 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

        (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

        (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

        (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

        (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

        (b) in order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

        Subdivision 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

        (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

        (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

        (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

        (b) The corporation may withhold the remittance described in paragraph
(a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a) a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

        (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

        Subdivision 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

        Subdivision 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of 180 civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

        Subdivision 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

        (b) If the court finds that the corporation has failed to Comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

        (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.